EX-4.3

                    NATIONAL PROCESSING, INC. S-3 EXHIBIT 4.3


                                                                     Exhibit 4.3



                THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN


              (As Amended and Restated Effective July 1, 1992)


                 THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN


                 National City Corporation, a Delaware corporation, hereby adopts this amendment and restatement of its profit sharing plan known as The National City Savings and Investment Plan (known prior to this amendment and restatement as The National City Savings and Investment Plan and Trust) (the "Plan"), effective as of July 1, 1992.

                   ARTICLE I. - DEFINITIONS AND CONSTRUCTION

                 1.1 Definitions. The following terms when used in the Plan and the Trust Agreement with initial capital letters, unless the context



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clearly indicates otherwise, shall have the following respective meanings:
                 (1)  Account and Sub-Account:  As defined in Section 5.2.
                 (2) Administrator or Plan Administrator: The Administrator of the Plan, as defined in ERISA Section 3(16)(A) and Code Section 414(g), shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.
                 (3) After-Tax Contributions: After-Tax Contributions, if any, made to the Plan prior to January 1, 1987.
                 (4) Before-Tax Contributions: Before-Tax Contributions provided for in Section 3.1.
                 (5) Beneficiary: A Participant's Death Beneficiary or any other person who, after the death of a Participant, is entitled to receive any benefit payable with respect to such Participant.
                 (6)  Break in Service and 1-Year Break in Service:  An
Employee or former Employee incurs a Break in Service or a 1-Year Break in Service if he terminates employment with the Controlled Group in an Employment Year and completes not more than 500 Hours of Service in such Employment Year or in any succeeding Employment Year.
                 (7) Business Day: Each day during which both the Trust Department of the Trustee and the New York Stock Exchange are open for regular conduct of business.
                 (8) Capital Preservation Fund: (a) One of the Investment Funds provided for under the Plan. The Capital Preservation Fund shall be invested and reinvested principally in "Guaranteed Investment Contracts" and "Bank Investment Contracts", as defined below, but shall not be invested in any security or obligations of any Controlled Group Member. Obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the Capital Preservation Fund pending the selection and purchase of suitable investments under the preceding sentence or for the purpose of maintaining sufficient liquidity to provide for the payment of withdrawals, or for transfers, from the Capital Preservation Fund and for expenses incurred in connection with the investment and management of the Capital Preservation Fund. Investments of the Capital Preservation Fund shall be held to maturity under usual circumstances. The Trustee shall at all times have the responsibility of maintaining in cash and readily marketable investments such part of the investments of the Capital Preservation Fund as shall be deemed by the Trustee to be necessary to provide adequately for the needs of Participants who have amounts invested in the Capital Preservation Fund and to prevent inequities between such Participants.



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                 (b) The term "Guaranteed Investment Contract" shall mean an insurance contract or annuity approved by applicable state authority or which will upon appropriate submission be so approved and which meets the following requirements: (i) the contract agreement is for a stated period of time; (ii) interest is guaranteed by the insurer at a fixed or predetermined rate for that period of time; (iii) principal amounts may be distributed upon maturity of the contract or during the contract period as provided in the contract; and (iv) withdrawal of some or all of the principal before maturity is permitted, but subject to such restrictions as are stated in the contract.
                 (c) The term "Bank Investment Contract" shall mean an agreement with a federally insured bank or savings and loan association ("Bank or S/L") pursuant to which the Trustee agrees to deposit funds of the Capital Preservation Fund with such Bank or S/L under the following general terms and conditions: (i) the deposit shall be a time deposit (a deposit which shall not be payable until the passage of a stated period of time); (ii) interest shall be payable at a fixed or predetermined rate for that period of time; (iii) principal amounts may be distributed at the end of the stated period of time or prior thereto as provided in the agreement; and (iv) withdrawal of some or all of the principal before the end of the stated period of time is permitted, but subject to such restrictions as are stated in the agreement.
                 (9) Code: The Internal Revenue Code of 1986, as it has been and may be amended from time to time.
                 (10) Committee: The committee established by the Company, certain powers, duties and authorities of which are provided for in Article X. The Committee shall be a Named Fiduciary hereunder.
                 (11) Company: National City Corporation (a Delaware corporation) a bank holding company located in Cleveland, Ohio. The Company shall be the Plan Administrator and a Named Fiduciary hereunder.
                 (12) Controlled Group: The Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of an Employer, are required by Code Section 414 to be treated as if they were employed by a single employer.
                 (13) Controlled Group Member: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member of the Controlled Group.
                 (14) Conversion Date: The date in 1993 determined by the Trustee, as of which the Plan and Trust will have been converted to provide Participants with daily telephonic access to make changes in their



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participation and investments in the Plan and Trust.
                 (15) Covered Employee: (a) An Employee of an Employer, including a salaried executive officer but not a director as such, but excluding: (i) any person employed as a student intern, (ii) any person who is a law enforcement officer employed by a local, county or state government and who is hired by an Employer to perform off-duty security services, (iii) any person who is an Employee of an Employer who is included by such Employer in its Special Project Employee employment classification, (iv) any person employed by National Processing Company, Inc. or its successor who is treated as a non-exempt employee under the Fair Labor Standards Act, (v) any person employed by the Military Banking Division of Merchants National Bank & Trust Company of Indianapolis or its successor, except for individuals employed in the Military Banking Administration Department of such Division, and except for individuals of such Division serving on an expatriate rotational basis assignment outside the United States of from two to five years, which assignment has been approved as such by the Board of Directors of Merchants National Bank & Trust Company of Indianapolis, or or its successor, (vi) effective as of January 1, 1987 any person who is a leased employee (within the meaning of Section 1.1(19)).
                 (b) Notwithstanding the foregoing provisions of this Subsection, in the event of acquisition by an Employer of all or part of the operating assets of another business organization (which is not an Employer) or a merger of such another business organization with an Employer, the Company shall determine whether or not individuals who are employed in the business operation(s) thus acquired or resulting and who would otherwise satisfy the definition of the term Covered Employee hereunder should be considered Covered Employees under the Plan; provided, however, that to the extent any individual employed in such a business operation is not considered a Covered Employee pursuant to this sentence, his employment in such business operation shall be deemed employment in the employ of a Controlled Group Member; and, provided further, that no action shall be taken pursuant to this sentence which would discriminate in favor of Highly Compensated Employees. (16) Credited
Compensation: (a) Regular salary and regular straight-time hourly wages paid by an Employer to an Employee. Unless otherwise provided in the Plan, an Employee's Credited Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement under Code Section 125. Except as otherwise provided in the following sentence, "Credited Compensation"



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shall not include overtime pay, bonuses, suggestion awards, commissions, incentive compensation payments or other forms of special compensation. Notwithstanding the foregoing sentence, with respect to periods while an Employee is classified by an Employer as being in one of the employment classifications listed below, effective for the times specified below applicable to each such classification, "Credited Compensation" shall include commissions paid by the Employer for work performed in that employment classification, provided that the total Credited Compensation taken into account under the Plan for any Year for such an Employee shall be limited to the dollar amount set forth below opposite the employment classification applicable to the Employee.


                                                                    Maximum Amount of Credited
Effective                 Employment                                 Compensation Taken into
  times                   Classification                                 Account Per Year
---------                 --------------                            --------------------------
Jan. 1, 1990 - 12/31/93   Residential Mortgage Loan Originator                $40,000
Jan. 1, 1994 & after      Residential Mortgage Loan Originator                $50,000
                                    10119130
Jan. 1, 1990 -12/31/93    Residential Mortgage Loan Originator
                                    Branch Manager                            $50,000

Jan. 1, 1994 & after      Branch Mgr I - Originations  10119050               $70,000

Jan. 1, 1994 & after      Branch Mgr II - Originations  10119060              $70,000

Jan. 1, 1994 & after      Branch Mgr III - Originations  10119070             $70,000

Jan. 1, 1994 & after      Sales Manager/NCMC  10119140                        $70,000

Jan. 1, 1992 - 12/31/93   NC Investments Investment Broker                    $40,000

March 1, 1992 - 12/31/93  Investment Sales Representative                     $40,000

Jan. 1, 1994 & after      Investment Sales Rep I  10613320                    $50,000

March 1, 1992 -12/31/93   Investment Sales Representative II                  $40,000
Jan. 1, 1994 & after      Investment Sales Rep II  10809280                   $50,000

March 1, 1992 -12/31/93   Investment Sales Representative III                 $40,000




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

Jan. 1, 1994 -12/31 94    Investment Sales Rep III  11005880                  $50,000
Jan. 1, 1995 & after      Investment Sales Rep III  11005880                  $100,000

Jan. 1, 1995 & after      Investment Sales Rep IV  11104440                   $100,000

Jan. 1. 1992 - 12/31/93   NC Investments Investment Sales Manager             $50,000
Jan. 1, 1994 & after      Sales Manager/NC Investments  11006660              $50,000

Jan. 1, 1994 & after      Investment Consultant   10119100                    $50,000
Jan. 1, 1995 & after      Investment Consultant-Sr  10119105                  $100,000

Jan. 1, 1994 - 12/31/94   Investment Trader III  11005885                     $50,000

Jan. 1. 1995 & after      NCI Trader  11005885                                $50,000
Jan.. 1, 1995 & after     NCI Trader-Sr  11005884                             $100,000

Nov. 1, 1994 & after      CS Collector                                        $50,000


                 (b) Notwithstanding the foregoing provisions of this Subsection, effective as of January 1, 1989, Credited Compensation of an Employee taken into account for any purpose for any Plan Year shall not exceed the limitation in effect for such Year under Code Section 401(a)(17). For purposes of the preceding sentence, in the case of a Highly Compensated Employee who is a 5-percent owner (as such term is defined in Code Section 416(i)(1)) or one of the ten most Highly Compensated Employees, (i) such Highly Compensated Employee and his family members (which for this purpose shall mean an Employee's Spouse and lineal descendants who have not attained age 19 before the close of the Year in question) shall be treated as a single Employee and the Compensation of such family members shall be aggregated with the Credited Compensation of such Highly Compensated Employee, and (ii) the limitation on Credited Compensation shall be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Credited Compensation.
                 (c) Notwithstanding the foregoing provisions of this Subsection, effective as of January 1, 1994 the following shall apply:
                 (1) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary for Plan Years beginning on or after January 1, 1994, the annual compensation of each person taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue



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Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
                 (2) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
                 (3) If compensation for any prior determination period is taken into account in determining any person's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination period beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
                 (17) Death Beneficiary: A Participant's Spouse or, if he has no Spouse or if his Spouse consents (in the manner hereinafter described in this Subsection) to the designation hereinafter provided for in this Subsection, such person or persons (natural or legal) other than, or in addition to, his Spouse as may be designated by a Participant as his Death Beneficiary under the Plan. Such a designation may be made, revoked or changed (without the consent of any previously designated Death Beneficiary, except as otherwise provided herein) only by an instrument (in form provided by the Committee) which is signed by the Participant, which, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Participant's sole Death Beneficiary), and which is filed with the Committee before the Participant's death. A Spouse's consent required by this Subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by any person designated by the Committee as a Plan representative or by a notary public and shall be effective only with respect to such Spouse. A Spouse's consent is not required if it is established to the satisfaction of a Plan representative that the consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. In default of such a designation and at any other time when there is no existing Death Beneficiary designated by the Participant, his Death Beneficiary shall be, in the following order of




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priority: his surviving Spouse, his surviving children (both natural and adopted), his surviving parents or his estate. If, under the preceding sentence, the Death Beneficiary consists of a class of two or more persons, such persons shall share equally in benefits under the Plan. A person designated by a Participant as his Death Beneficiary who ceases to exist prior to or on the date of the Participant's death shall cease to be a Death Beneficiary. If a Death Beneficiary is a natural person who dies after the Participant's death, the Death Beneficiary shall be the estate of such deceased Death Beneficiary. In any case in which the Committee concludes it cannot determine whether a Death Beneficiary designated by a Participant survived the Participant, it shall be conclusively presumed that such Death Beneficiary died before the Participant.
                 (18) Disability: The physical or mental impairment of a presumably permanent and continuous nature which renders a Participant incapable of performing the duties the Participant is employed to perform for his Employer when such impairment commences, all as determined by the Committee upon the basis of evidence submitted to it by the Participant or the Participant's physician within a reasonable time after the Committee requests such evidence.
                 (19) Early Retirement Age and Early Retirement Date: A Participant shall attain Early Retirement Age upon his attainment of age 55 and completion of 10 Employment Years and a Participant's Early Retirement Date shall be the first day of the calendar month following the Participant's attainment of Early Retirement Age.
                 (20) Eligible Employee: An Employee who is eligible for participation in the Plan in accordance with the provisions of Article II.
                 (21) Employee: An employee of a Controlled Group Member and, to the extent required by Code Section 414(n), any person who is a "leased employee" of a Controlled Group Member. For purposes of this Subsection, effective as of January 1, 1987, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased



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employees do not constitute more than 20 percent of the Controlled Group
Member's nonhighly compensated work force (within the meaning of Code Section 414(n)(5)(C)(ii)) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Credited Compensation, (ii) immediate participation and (iii) full and immediate vesting.
          (22) Employer: The Company and any other corporation or business organization adopting the Plan pursuant to Article XII. However, in the case of any person which adopts or has adopted the Plan and which ceases or has ceased to exist, ceases to be a member of the Controlled Group or withdraws or is eliminated from the Plan, it shall not thereafter be an Employer.
                 (23) Employer Contributions: Matching Employer Contributions provided for in Section 3.5, Profit Sharing Matching Contributions provided for in Section 3.7, Qualified Nonelective Contributions provided for in Section 3.10 and ESOP Contributions and Supplemental ESOP Contributions provided for in
Section 16.5.
                 (24) Employment Year: The 12-month period beginning on the first day an Employee performs an Hour of Service for a Controlled Group Member after initially becoming an Employee (or after again becoming an Employee following a Break in Service) and each subsequent 12-month period.
                 (25) Enrollment Date: The first day of any calendar month following an Employee's completion of the eligibility requirements of Article II.
                 (26) Equity Fund: One of the Investment Funds provided under the Plan. The Equity Fund shall be invested and reinvested only in common or capital stocks, or in bonds, debentures or preferred stocks convertible into common or capital stocks, or in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such securities, but the Equity Fund shall not be invested in any security of a Controlled Group Member. However, obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the Equity Fund pending the selection and purchase of suitable investments under the preceding sentence.
                 (27) ERISA: The Employee Retirement Income Security Act of 1974, as amended.
                 (28) ESOP Contributions: Employer Contributions to the Plan to be applied to payment of principal and/or interest under an ESOP Loan



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pursuant to Section 16.5(2)(a).
                 (29)  ESOP Feature:  The portion of the Plan described in
Article XVI.
                 (30)  ESOP Loan:  A loan described in Section 16.3.
                 (31) Fiduciary: Any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term "Fiduciary" shall also include any person to whom a Named Fiduciary delegates any of its or his fiduciary responsibilities hereunder in accordance with the provisions of the Plan or Trust Agreement as long as such designation is in effect.
                 (32) Fixed Income Fund: One of the Investment Funds provided under the Plan. The Fixed Income Fund shall be invested and reinvested only in those bonds, obligations, notes, debentures, mortgages, preferred stocks, or other tangible or intangible property or interest in property, either real or personal, the income or return from which is fixed, limited or determinable in advance by the terms of the contract, document or instrument creating or evidencing such property or interest in property, or by the terms of acquisition thereof but shall not be invested in any security of a Controlled Group Member. However, obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the Fixed Income Fund pending the selection and purchase of suitable investments under the preceding sentence.
        (33) Hardship: Effective as of January 1, 1989, immediate and heavy financial need on the part of a Participant for:
        (a) expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code Section 152), or expenses necessary for these persons to obtain such medical care;
        (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
        (c) the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the Participant's Spouse, the Participant's children or the Participant's dependents (as defined in Code Section 152);


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                 (d)  payments necessary to prevent the eviction of the
         Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;
                 (e) repayment when due of any indebtedness incurred by the Participant or any dependents of the Participant (as defined in Code
         Section 152) to avoid insolvency; or
                 (f) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations Section 1.401(k)-1(d)(2)(iv)(C).
                 (34) Highly Compensated Employee: (a) For a particular Plan Year, effective January 1, 1987, any Employee who, (i) during the preceding Plan Year, (A) was at any time a 5-percent owner (as such term is defined in Code
Section 416(i)(1)), (B) received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B), (C) received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(C), and was in the top-paid group of Employees for such Plan Year, or (D) was at any time an officer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent (10%) of the Employees) and received compensation greater than 50 percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such Year, or (ii) who during the particular Plan Year (but not the prior Plan Year) (I) was at any time a 5-percent owner (as such term is defined in Code Section 416(i)(1)) or (II) was included in the foregoing Clauses
(B), (C) or (D) of Subparagraph (i) and was in the group consisting of the 100 Employees paid the greatest compensation by the Controlled Group during such Plan Year.
                 (b) "Highly Compensated Employee" shall include a former Employee whose Termination of Employment occurred prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred or for any Plan Year ending on or after his 55th birthday.
                 (c) For the purposes of this Subsection, the term "compensation" shall mean the sum of an Employee's compensation under Section 4.9(3) and the Employee's Before-Tax Contributions (subject to the limitations described in Section 1.1(14)(b)) and the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.
                 (35)  Hour of Service:  (a)  An Employee shall be credited



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with one Hour of Service for each hour for which he is paid or entitled to payment by a Controlled Group Member: (i) for the performance of duties as an Employee; (ii) for other than the performance of duties (for reasons such as vacation, sickness or disability); or (iii) for back pay, irrespective of mitigation of damages, awarded or agreed to by a Controlled Group Member. With respect to each Employee whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours of work are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service shall be credited on the basis of 190 Hours of Service per month if he is paid on a monthly basis, 45 Hours of Service per week if he is paid on a weekly basis, or 10 Hours of Service per day if he is paid on a daily basis, for each month, week or day (as the case may be) for which he receives compensation from any Controlled Group Member. Employees shall be credited with Hours of Service at the rates described in the preceding sentence for leaves of absence of up to 12 months or such longer period as may be required by law to be counted for this purpose. No hour shall be counted more than once or be counted as more than one Hour of Service, even though more than straight-time pay may be paid for it.
                (b) If an Employee is absent from work for any period in accordance with an Employer's approved maternity or paternity leave policy (i) by reason of the pregnancy of such Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with such Employee, (iv) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, of (v) by reason of any absence granted or taken in partial or complete compliance with The Family and Medical Leave Act of 1993 or required to be provided in accordance with the Americans With Disabilities Act, such Employee shall be credited with Hours of Service (solely for the purposes of determining whether he or she has incurred a Break in Service) equal to the number of Hours of Service which otherwise would normally have been credited to him but for such absence, or if the number of such Hours of Service is not determinable, 8 Hours of Service per normal workday of such absence, provided, however, that the total number of Hours of Service credited to an Employee under this paragraph by reason of any pregnancy, birth or placement shall not exceed 501 Hours of Service. Hours of Service credited to an Employee pursuant to this paragraph shall be treated as Hours of Service (A) only in the Employment Year in which an absence from work described in this paragraph begins, if the Employee would



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be prevented from incurring a Break in Service in such Employment Year solely because he is credited with Hours of Service during such absence pursuant to this paragraph, or (B) in any other case, in the immediately following Employment Year. Hours of Service shall not be credited to an Employee under this paragraph unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in this paragraph and the number of days for which there was such an absence.
                 (36)  Investment Fund or Funds:  The Capital Preservation
Fund, Equity Fund, Fixed Income Fund, NCC Stock Fund, Money Market Fund and any other fund established by the Committee under Section 5.1.
                 (37) Investment Manager: The person who, with respect to an Investment Fund, has the discretion to determine which assets in such Fund shall be sold (or exchanged) and what investments shall be acquired for such Fund. Such person must (a) be either registered as an investment advisor under the Investment Advisors Act of 1940, a bank as defined thereunder or an insurance company qualified to manage, acquire or dispose of Plan assets under the laws of more than one state, and (b) acknowledge in writing that he or it is a Fiduciary with respect to the Plan.
                 (38) Loan Account: The separate recordkeeping account within a Participant's Account established by the Administrator pursuant to Section 6.13.
                 (39) Matching Allocation: Any allocation made to a Participant's Account on account of the Participant's Before-Tax
Contributions.
                 (40) Matching Employer Contributions: Employer Contributions provided for in Section 3.5.
                 (41) Money Market Fund: One of the Investment Funds provided for under the Plan. The Money Market Fund shall be invested and reinvested principally in bonds, notes or other evidence of indebtedness which are payable on demand (including variable amount notes) or which have a maturity date not exceeding one day after the date of purchase by such Fund or, in case of an investment (pursuant to Section 5.1(2)(a)) in an NCB Investment Trust Fund, which are payable by such NCB Investment Trust Fund.
                 (42) Named Fiduciaries: The Committee, the Company, the Investment Manager, the Trustee, the Participants to the 5 extent provided in
Article XV, and each other person designated as a Named Fiduciary by the




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Committee pursuant to the power of delegation reserved to the Committee in
Article X.
                 (43) NCB Investment Trust Fund: Any fund now or hereafter established under the trust instrument executed by National City Bank on December 4, 1956, and now entitled Declaration of Trust Establishing NCC Investment Fund for Retirement Trusts, as such trust instrument has been or may be amended and/or restated.
                 (44) NCC Stock: Common stock of National City Corporation, a Delaware corporation.
                 (45) NCC Stock Fund: One of the Investment Funds provided for under the Plan. The NCC Stock Fund shall be invested and reinvested only in shares of common stock issued by the Company. However, obligations or instruments which are appropriate investments for the Money Market Fund may be purchased and held in the NCC Stock Fund pending the purchase of shares of such common stock.
                 (46) Normal Retirement Age and Normal Retirement Date: A Participant shall attain Normal Retirement Age upon his attainment of age 65 and a Participant's Normal Retirement Date shall be the first day of the calendar month following the Participant's attainment of Normal Retirement Age.
                 (47) Participant: An Employee or former Employee who has become and continues to be a Participant of the Plan in accordance with the provisions of Article II, a Covered Employee who has made a Transfer Contribution, or any other person designated as a Participant by the terms of any Appendix.
                 (48) Plan: The National City Savings and Investment Plan (known prior to this restatement as the National City Savings and Investment Plan and Trust), the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time. The Plan consists of a Profit Sharing Feature and an ESOP Feature.
                 (49)  Plan Year:  A calendar year.
                 (50) Prior Plan: Any qualified defined contribution plan which is merged into this Plan or the assets of which are transferred to this Plan, as described in any Appendix to the Plan.
                 (51) Profit Sharing Feature: The portion of the Plan (a) which is not included within the ESOP Feature, (b) which is intended to qualify as a profit sharing plan under Code Section 401(a) and (c) which includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k).
                 (52) Profit Sharing Matching Contributions: Employer Contributions provided for in Section 3.7.

                 (53) Qualified Nonelective Contributions: A contribution made by an Employer pursuant to Section 3.9 that (a) Participants eligible to share therein may not elect to receive in cash until distribution from the Plan, (b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before-Tax Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).
                 (54) Return on Equity: For a particular Plan Year, "Return on Equity" means the percentage determined by dividing the Consolidated Net Income of the Company for the Year by the Daily Average Consolidated Stockholders' Equity of the Company for the Year (calculated without regard to any preferred stock of the Company), in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission Regulations, all as determined by the principal accounting officer of the Company for the purpose of reporting such figures to stockholders of the Company and others.
                 (55) Salary Reduction Agreement: An arrangement pursuant to which an Employee agrees to reduce, or to forego an increase in, his Credited Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.
                 (56) Spouse: The person to whom an Employee is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a "qualified domestic relations order" (as such term is defined in Code Section 414(p)).
                 (57) Supplemental ESOP Contributions: Employer Contributions provided for in Section 16.5(2)(b).
                 (58) Transfer Contributions: The Contributions provided for in Section 3.4.
                 (59) Trust and Trust Fund: The trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income.
                 (60) Trust Agreement: The Trust Agreement or Agreements between the Company and the Trustee or Trustees, as such Trust Agreement or Agreements may be amended or restated from time to time, or any trust agreement or agreements superseding the same. Each Trust Agreement is hereby incorporated in the Plan by reference.
                 (61) Trustee: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.
                 (62) Valuation Date: The last Business Day of each calendar month and any other Business Day(s) on which the Committee determines that the Investment Funds shall be valued.
                 (63) Vested Interest: The entire amount of a Participant's Account which has not previously been withdrawn by him or distributed to or for him and which is nonforfeitable. All amounts credited to a Participant's Account shall be 100% nonforfeitable at all times unless otherwise provided in an Appendix hereto.
                 1.2 Construction. (1) Unless the context otherwise indicates, the masculine wherever used in the Plan or Trust Agreement shall include the feminine and neuter, the singular shall include the plural and words such as "herein", "hereof", "hereby", "hereunder" and words of similar import refer to the Plan as a whole and not to any particular part thereof.
                 (2) Where headings have been supplied to portions of the Plan and the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.
                 (3) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.
                 (4) A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions herein and in the Trust Agreement are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.
                 (5) Except to the extent federal law controls, the Plan and Trust Agreement shall be governed, construed and administered according to the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound by and deemed to consent to their provisions.
                 (6) This amendment and restatement of the Plan is a continuation and complete restatement of the Plan, which was originally effective as of July 1, 1984 and subsequently amended and restated as of January 1, 1985. Effective as of July 1, 1992, the Merchants National Corporation Thrift Plan, which consisted of a profit sharing plan feature and an employee stock ownership plan feature, was merged into this Plan. This amendment and restatement shall constitute a continuation and complete restatement of the Merchants National Corporation Thrift Plan. Effective as of July 1, 1992, the Plan shall consist of the Profit Sharing Feature and the ESOP Feature.
                 (7) This amendment and restatement is generally effective July 1, 1992. However, certain provisions of this amendment and restatement of the Plan are effective as of some other date. The provisions of this amendment and restatement of the Plan which are effective prior to July 1, 1992 shall be deemed to amend the corresponding provisions of the Plan (or to the extent required by law, the corresponding provisions of any Prior Plan) as in effect before this amendment and restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this amendment and restatement Plan shall be governed by the applicable provision of the Plan (or Prior Plan) in effect on the date of the event.
                 (8) The benefits payable with respect to an Employee or former Employee whose employment with the Controlled Group terminated before July 1, 1992 (and who is not rehired by a Controlled Group Member thereafter) shall be determined by and paid in accordance with the terms and provisions of the Plan as in effect at the date of such termination, except to the extent that certain provisions of the Plan, as amended and restated as of July 1, 1992, apply to such individual as a result of applicable law or the context clearly requires the application of such provision to such individual.

                  ARTICLE II. - ELIGIBILITY AND PARTICIPATION
                 2.1 Eligible Employees. Each Employee who was a Participant in the Plan on June 30, 1992 shall continue to be a Participant in the Plan on July 1, 1992. Each other Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he meets the following requirements:
                 (1) he is a Covered Employee (including such an Employee who is on a leave of absence),
                 (2) he has attained age 21, or he has not attained age 21 but was eligible to have Before-Tax Contributions made for him under the provisions of the Plan in effect on December 31, 1988, and
                 (3) he (a) has completed a period of at least one Employment Year, and (b) has been credited with at least 1,000 Hours of Service.
                 2.2 Commencement of Participation. Any Eligible Employee described in Section 2.1 may enroll as a Participant in the Plan on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by either (A) filing with an Employer or the Committee in the month preceding such Date (in accordance with rules established by the Committee) an enrollment form prescribed by the Committee which form shall include (1) the effective date on which the Eligible Employee is to become a Participant, (2) his election, commencing on or after such effective date, to have Before-Tax Contributions made by or for him to the Trust, (3), (a) his authorization, if any, to his Employer to withhold from his unreduced Credited Compensation for each pay period, commencing on or after such effective date, any designated Before-Tax Contributions and to pay the same to the Trust Fund and/or (b) his agreement, if any, commencing on or after such effective date, to reduce, or to forego an increase in, his unreduced Credited Compensation and to have his Employer contribute the same as Before-Tax Contributions to the Trust Fund, and (4) his direction that the Before-Tax Contributions made by or for him be invested in any one of the investment options permitted by Section 5.5, or
(B) if available to the Participant, enrolling as a Participant in the Plan by means of a voice response telephonic system, established and supervised by the Committee, which provides for the making of decisions (1) through (4) above by telephonic communication, confirmed in a writing mailed to the Participant within three days.
        2.3 Duration of Participation. (1) Once an Eligible Employee becomes a Participant, he shall remain a Participant so long as he continues to be an Employee whether or not he continues to be an Eligible Employee, provided, however, that if a Participant ceases to be an Eligible Employee (while remaining an Employee), Before-Tax Contributions may not be made by or for him pursuant to Section 3.1 until he again becomes an Eligible Employee and he again enrolls as a Participant pursuant to Sections 2.2 and 3.1.
        (2) If an Account continues to be maintained for a former Employee after his termination of employment with the Controlled Group, such former Employee shall remain a Participant for all purposes of the Plan, other than for the purposes of making, or having his Employer make, Participant or Employer Contributions hereunder.

                 2.4 Eligibility after Reemployment. (1) If an Employee incurs a Break in Service before satisfying the age and service requirements of Subsections (2) and (3) of Section 2.1 and is later reemployed before incurring five consecutive 1-Year Breaks in Service, periods of employment before the Break in Service shall not be taken into account in computing eligibility to participate until he has completed one Employment Year following his reemployment.
                 (2) If an Employee incurs a Break in Service before satisfying the age and service requirements of Subsections (1) and (2) of Section 2.1 and is later reemployed after incurring five consecutive 1-Year Breaks in Service, periods of employment before the Break in Service shall not be taken into account in computing eligibility to participate.
                 (3) If an Employee whose employment with the Controlled Group terminates after completing the age and service requirements of Subsections (2) and (3) of Section 2.1 is later reemployed as a Covered Employee, such Employee shall become a Participant on the first day of the calendar month after the month in which he enrolls as a Participant pursuant to Sections 2.2 and 3.1.
                 2.5 Special Rules for Transferred Participants. (1) In the event that a Participant ceases to be an Eligible Employee hereunder due to a transfer of employment to a classification of Employees that is eligible to participate in another profit sharing retirement plan maintained by a Controlled Group Member which is qualified under Code Sections 401(a) and 401(k) (a "Comparable Savings Plan"), such Participant's Account shall be transferred to the Comparable Savings Plan and such Participant shall no longer be considered a Participant hereunder. Such transfer shall occur as of the day of such transfer of employment.
          (2) In the event that an individual who is a participant in a Comparable Savings Plan shall become an Eligible Employee hereunder, (a) any elections made by the individual on his enrollment form under the Comparable Savings Plan shall continue in effect under this Plan as of the date he becomes an Eligible Employee, until changed or modified in accordance with the terms hereof, (b) such individual's account from the Comparable Savings Plan shall be transferred to his Account hereunder as of the day such transfer of employment,
(c) the assets of such account shall be allocated to comparable Sub-Accounts under this Plan and such transfer shall not be considered a Transfer Contribution hereunder, (d) the provisions of any Appendix to such Comparable Savings Plan which apply to any asset transferred to this Plan shall continue to apply to such asset, and (e) to the extent required by applicable law, the provisions of such Comparable Savings Plan shall continue to apply to the assets transferred to this Plan.

                           ARTICLE III - CONTRIBUTIONS

                 3.1 Before-Tax Contributions. Upon enrollment pursuant to
Section 2.2, a Participant shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to 10% of his unreduced Credited Compensation (in 1% increments) by means of pay period payments of the elected percentage. If a Participant's Before-Tax Contributions must be reduced to comply with the requirements of Section 4.1 or 4.2 or the requirements of applicable law, his Before-Tax Contributions shall be reduced to the next highest 1% increment of his unreduced Credited Compensation permitted by such Section or law.
                 3.2 Payments to Trustee. Before-Tax Contributions made for a Participant shall be transmitted by his Employer to the Trustee as soon as practicable, but in any event not later than 30 days after the end of the calendar month in which such Contributions are withheld or would otherwise have been paid to the Participant.
                 3.3 Changes in, and Suspensions of, Before-Tax Contributions.
(1) The percentage or percentages designated by a Participant pursuant to
Section 3.1 shall continue in effect, notwithstanding any changes in the Participant's Credited Compensation. A Participant may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Before-Tax Contributions as often as may be permitted by the Committee by (either (A) the completion and proper filing (pursuant to Committee rules) of election change forms, or (B) if available to the Participant, effecting such change by means of a voice response telephonic system, established and supervised by the Committee, confirmed in a writing mailed to the Participant within three days.
                 (2) A Participant may at any time suspend his Before-Tax Contributions by notifying the Committee or his Employer, pursuant to Committee rules, of his desire to suspend such contributions. The eligibility for, and entitlement to, future Before-Tax Contributions of a Participant who has suspended such Contributions shall be limited as provided in rules established by the Committee.
                 (3) The rules established by the Committee under this Section shall be established and administered in a uniform and nondiscriminatory fashion and may be amended from time to time in the sole and absolute discretion of the Committee.
                 3.4 Transfer Contributions. (1) The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Covered Employee (whether or not he has met the eligibility requirements of Article II) all cash and other property which may be transferred to the Trustee from a trust held under another plan in which the Covered Employee was a participant, which meets the requirements of Code Sections 401(a) and 501(a) (each such trust and plan being hereinafter in this Section called a "Comparable Plan"). For purposes of this Subsection but not the following Subsection (2), either the Comparable Plan must not be subject to the survivor annuity requirements of Code Section 401(a)(11) or the transfer must comply with the "elective transfer" requirements of Treasury Regulation Section 1.411(d)-4.
                 (2) The Trustee shall also, at the direction of the Committee, receive and thereafter hold and administer as part of the Trust Fund for a Participant all cash and property which shall have been distributed to the Participant from a Comparable Plan in a distribution which constitutes a "qualified total distribution" as such term is defined in Code Section 402(a)(5)(E)(i) and which cash and other property, or any part thereof (other than amounts contributed by him to such Comparable Plan as employee contributions) is transferred by him to the Trustee on or before the 60th day after which he received such cash and other property and which transfer otherwise meets the requirements of Code Section 402(a)(5) or 402(a)(6).
                 (3) Contributions made to the Trust Fund pursuant to Subsections (1) and (2) hereof shall be referred to herein as "Transfer Contributions." Whether or not Transfer Contributions may be made by an Employee or group of Employees shall be determined by the Committee in its sole and absolute discretion. Transfer Contributions will be permitted only in amounts in excess of $1,000 and shall be in cash unless the Committee approves a Transfer Contribution of other property. Such Transfer Contributions shall be allocated to such existing or new Sub-Account(s) as the Trustee shall determine and shall be invested as specified in Section 5.5. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section.
                 3.5 Amount of Matching Employer Contributions. Subject to the provisions of the Plan and Trust Agreement, each Employer shall, as and to the extent it lawfully may, contribute to the Trust Fund on account of each month, Matching Employer Contributions in an amount equal to (1) 100% of the Before-Tax Contributions for such month for each Participant with respect to the first 3% of each such Participant's Credited Compensation and (2) 50% of the Before-Tax Contributions for such month for each Participant with respect to the next 4% of each such Participant's Credited Compensation. The Employer shall deliver its Matching Employer Contributions to the Trust Fund at the same time as the Before-Tax Contributions to which such Matching Employer Contributions relate are delivered. Notwithstanding the foregoing provisions of this Section, for any month during which an ESOP Loan is outstanding, ESOP Contributions and Supplemental ESOP Contributions shall be used to fund the Employers' obligation to make Matching Employer Contributions pursuant to this Section and shall be applied as provided in Section 16.5.
                 3.6 Allocation of Matching Employer Contributions. Each Employer's Matching Employer Contributions made for a month shall be allocated and credited to the Account of each Participant for whom Before-Tax Contributions were made during such month, with each such Participant being credited with a portion of the Employer's Matching Employer Contribution equal to the applicable percentage (determined under Section 3.5) of his Before-Tax Contributions for the preceding calendar month. Notwithstanding the foregoing provisions of this Section, for any month during which an ESOP Loan is outstanding, Participants for whom Before-Tax Contributions were made during such month will not be credited with a Matching Allocation pursuant to this Section, but will be allocated and credited with a Matching Allocation in accordance with the provisions of Section 16.5.
                 3.7  Amount of Profit Sharing Matching Contributions.
                 (1)  Subject to the provisions of the Plan and Trust
Agreement, each Employer shall, as and to the extent it lawfully may, contribute to the Trust Fund on account of each Plan Year, in addition to the Matching Employer Contributions described in Section 3.5, Profit Sharing Matching Contributions in the amount described in Subsection (2) of this Section. The Profit Sharing Matching Contribution of each Employer shall be made within the time, following the close of the Plan Year for which such Contribution is made, which is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof).
                 (2) If the Company's Return on Equity equals or exceeds 12% for the Plan Year, the Employers shall contribute to the Trust Fund on account of such Year Profit Sharing Matching Contributions in an amount equal to that determined by applying the table below to the Before-Tax Contributions made for such Year for each eligible Participant as described in Section 3.8:


                                                                 Profit Sharing Matching
                                                                Contributions (Per $1.00
         Return on Equity for Year                            of Before-Tax Contributions)
         -------------------------                            ----------------------------
         less than 12%                                                     -0-
         12% but less than 12.5%                                           $0.02
         12.5% but less than 13.0%                                         $0.03
         13.0% but less than 13.5%                                         $0.04
         13.5% but less than 14.0%                                         $0.05
         14.0% but less than 14.5%                                         $0.06
         14.5% but less than 15.0%                                         $0.07
         15.0% but less than 15.5%                                         $0.08
         15.5% but less than 16.0%                                         $0.09
         16.0% but less than 16.5%                                         $0.10
         16.5% but less than 17.0%                                         $0.15
         17.0% but less than 17.5%                                         $0.20
         17.5% but less than 18.0%                                         $0.25
         18.0% but less than 18.5%                                         $0.30
         18.5% but less than 19.0%                                         $0.35
         19.0% but less than 19.5%                                         $0.40
         19.5% but less than 20.0%                                         $0.45
         20.0% or more                                                     $0.50



provided however, that with respect to the Plan Year ending December 31, 1993 and later plan Years, the table below shall apply:


                                                           Profit Sharing Matching
                                                           Contributions (Per $1.00
         Return on Equity for Year                       of Before-Tax Contributions)
         -------------------------                       ----------------------------
         less than 12%                                               -0-
         12% but less than 13.5%                                     $0.05
         13.5% but less than 15.0%                                   $0.10
         15.0% but less than 15.5%                                   $0.15
         15.5% but less than 16.0%                                   $0.20
         16.0% but less than 16.5%                                   $0.25
         16.5% but less than 17.0%                                   $0.30
         17.0% but less than 17.5%                                   $0.35


         17.5% but less than 18.0%                          $0.40
         18.0% but less than 18.5%                          $0.45
         18.5% or more                                      $0.50


                 (3) The Company shall determine the amount of the Employer Profit Sharing Matching Contribution, if any, to be made hereunder for each Plan Year pursuant to the Tables set forth in Subsection (2) hereof, based upon the Return on Equity and Net Income for the Year. Such determination shall be effected in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission regulations in the same manner as for the Company's reports to stockholders, by the 8 principal accounting officer of the Company, and, upon approval by the Auditor of the Company, shall be final and conclusive as to all interested persons for all purposes of the Plan.
                 (4) Notwithstanding the foregoing provisions of this Section, for any Plan Year during which an ESOP Loan is outstanding, ESOP Contributions and Supplemental ESOP Contributions shall be used to fund the Employers' obligations to make Profit Sharing Matching Contributions pursuant to this Section and shall be applied as provided in Section 16.5.
                 3.8 Allocation of Profit Sharing Matching Contributions. To be eligible to share in a Profit Sharing Matching Contribution for a Plan Year, an individual must (1) have made Before-Tax Contributions to the Trust during such Year, and (2) be an Employee of an Employer (including such an Employee who is on a leave of absence) as of December 31 of such Year, provided, however, that each individual who made such Before-Tax Contributions during the Year but who does not meet such Employee test on such date because of his termination of employment during the Year on or after his Normal or Early Retirement Date or because of his incurring a Disability during the Year, shall, nevertheless, be eligible to share in such Profit Sharing Matching Contribution, and provided further, that the Accounts of Employees who made such Before-Tax Contributions during the Year but who died during the Year shall also share in such Profit Sharing Matching Contribution. Sharing in such Profit Sharing Matching Contribution for such Year shall be on the basis of the respective total amounts of Before-Tax Contributions made to the Trust during such Year, without regard to any withdrawals or distributions thereof made after such contributions. Profit Sharing Matching Contributions shall be allocated and credited as a Matching Allocation to eligible Participants' Accounts as of the December 31 of the Plan Year for which they are made. Notwithstanding the foregoing provisions of this Section, for any Plan Year during which an ESOP Loan is outstanding, Participants who would be eligible for a Matching Allocation pursuant to this Section shall, in lieu thereof, be allocated and credited with a Matching Allocation in accordance with the provisions of Section 16.5.
                 3.9 Reduction of Employer Contributions. The amount of Employer Contributions determined to be payable to the Trust Fund shall be reduced by amounts which have been forfeited or held in a suspense account in accordance with the terms of the Plan.
                 3.10 Qualified Nonelective Contributions. For any Plan Year, the Employers may make a Qualified Nonelective Contribution (1) in such amount,
(2) for such Participants who are not Highly Compensated Employees for such Plan Year and (3) in such proportions among such Participants as such Employer shall deem necessary to cause Section 4.2 or 4.4 to be satisfied for such Plan Year. Qualified Nonelective Contributions may be made irrespective of whether the Employer has net earnings or retained earnings, and may be made in cash or other property. Each Employer shall designate to the Trustee the Plan Year for which and the Participants for whom any Qualified Nonelective Contribution is made.
                 3.11 Allocation of Qualified Nonelective Contributions. Qualified Nonelective Contributions shall be allocated to the Accounts of Participants who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.
                 3.12 Contributions in NCC Stock. Contributions made by the Employers hereunder shall be made in cash or in shares of NCC Stock, provided that ESOP Contributions shall be made in cash. If a Contribution is made in the form of NCC Stock, such contribution shall be equal to the fair market value of such NCC Stock. Fair market value of NCC Stock shall be equal to the last quoted price of such Stock on the date of contribution.

                   ARTICLE IV. - LIMITATIONS ON CONTRIBUTIONS
                 4.1 Excess Deferrals. (1) Notwithstanding the provisions of
Article III, a Participant's Before-Tax Contributions for any taxable year of such Participant commencing on or after January 1, 1987 shall not exceed the limitation in effect under Code Section 402(g). Except as otherwise provided in this Section, a Participant's Before-Tax Contributions for purposes of this Section shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includible in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code Section 402(g)), (b) any employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) and (c) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D).
                 (2) In the event that a Participant's Before-Tax Contributions exceed the amount described in Subsection (1) of this Section (hereinafter called the "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Participant by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 of such taxable year the Participant (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and
(b) notifies the Committee of the portion allocated to this Plan.
                 (3) In the event that a Participant's Before-Tax Contributions under this Plan exceed the amount described in Subsection (1) of this Section, or in the event that a Participant's Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions and Profit Sharing Matching Contributions, if any, made with respect to such Before-Tax Contributions (and any income allocable thereto) shall be forfeited and applied to reduce subsequent Matching Employer Contributions and Profit Sharing Matching Contributions required under the Plan.
                 4.2  Excess Before-Tax Contributions.
                 (1) Notwithstanding the provisions of Article III, for any Plan Year commencing on or after January 1, 1987,
                 (a) the actual deferral percentage (as defined in Subsection
         (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or
                 (b) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.
If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) or 410(b), such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Highly Compensated Eligible Employee.
                 (2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 4.1) to (b) the Eligible Employee's compensation for such Plan Year. For Plan Years commencing prior to January 1, 1992, any qualified matching contributions (as defined in Treasury Regulations issued under Code Sections 401(k) and 401(m) may be taken into account for purposes of the preceding sentence, at the election of an Employer. For the purposes of this Section and Section 4.3, the term "compensation" shall mean the sum of an Eligible Employee's compensation under Section 4.9(3) and his Before-Tax Contributions (subject to the limitations described in Section 1.1(14)(b)). In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in Code Section 416(i)(1)) or one of the ten most Highly Compensated Employees, the combined actual deferral ratio for the family group (as such term is hereinafter defined), which shall be treated as one Highly Compensated Eligible Employee, shall be determined by combining the Before-Tax Contributions (and, at the election of an Employer, Qualified Nonelective Contributions) and compensation of all members of the family group who are Eligible Employees. For the purposes of this Section and Section 4.3, the term "family group" shall mean any Highly Compensated Eligible Employee described in the preceding sentence and such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. For the purposes of determining "the actual deferral percentage for all other Eligible Employees" as referred to in Subsection (1) of this Section, the Before-Tax Contributions and compensation of all members of the family group shall be disregarded.
                 (3) For the purposes of this Section, the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.
                 (4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of the actual deferral percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages. Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose actual deferral ratio is determined under the family aggregation rules set forth in Subsection (2) of this Section, the determination and correction of the amount of excess contributions shall be made by reducing the actual deferral ratio in accordance with the "leveling" method described in Treasury Regulations Section 1.401(k)-1(f)(2) and allocating the excess contributions for the family group among its members in proportion to the Before-Tax Contributions of each member of the family group that is combined to determine the actual deferral ratio.

                 (5) Matching Allocations made with respect to a Participant's excess contributions (and any income allocable thereto) shall be forfeited and applied to reduce subsequent Matching Employer Contributions, Profit Sharing Matching Contributions and ESOP Contributions required under the Plan.
                 4.3 Excess Matching Allocations. (1) Notwithstanding the provisions of Article III, effective January 1, 1987, for any Plan Year the contribution percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Section 4.2(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees or (b) the lesser of 200 percent of the contribution percentage for all other Eligible Employees, or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which matching contributions, employee after-tax contributions or before-tax contributions (as defined in Section 4.1(1)) are made are treated as one plan for purposes of Code
Section 410(b), such plans shall be treated as one plan for purposes of this Subsection; and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection.
                 (2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the Matching Allocations made under the Plan for each such Eligible Employee for such Plan Year to (b) the Eligible Employee's compensation (as defined in Section 4.2(2)) for such Plan Year. In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in Code Section 416(i)(1)) or one of the ten most Highly Compensated Employees, the combined contribution ratio for the family group (as such term is defined in Section 4.2(2)), which shall be treated as one Highly Compensated Employee, shall be determined by combining the Matching Allocations and compensation of all members of the family group who are Eligible Employees. For the purposes of determining "the contribution percentage for all other Eligible Employees" as referred to in Subsection (1) of this Section, the Matching Allocations for, and the compensation of, all members of the family group shall be disregarded.
                 (3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied as provided in

Section 3.9 or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection, the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Matching Allocations made for Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Matching Allocations permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Matching Allocations made for Highly Compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages. Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose contribution percentage is determined under the family aggregation rules set forth in Subsection (2) of this Section, the determination and correction of the amount of excess aggregate contributions shall be made by reducing the contribution ratio in accordance with the "leveling" method described in Treasury Regulation Section 1.401(m)-1(c)(2) and allocating the excess aggregate contributions for the family group among its members in proportion to the Matching Allocations of each member of the family group that is combined to determine the contribution ratio.
                 (4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under Section 4.1 and (b) then determining the excess contributions under
Section 4.2.
                 4.4  Multiple Use of the Alternative Limitation.
                 (1) Notwithstanding the provisions of Article III or the foregoing provisions of this Article IV, effective January 1, 1989, if, after the application of Sections 4.1, 4.2 and 4.3, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Eligible Employees (as defined in Section 4.2(3)) exceeds the aggregate limit (as defined in Subsection (2) of this Section), then the contributions made for such Plan Year for Highly Compensated Eligible Employees will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made first in Before-Tax Contributions (but only to the extent that they are not matched by Matching Allocations) and then in Matching Allocations. Reductions in contributions shall be made in the manner provided in Section 4.2 or 4.3, as applicable. The amount by which each such Highly Compensated Eligible Employee's contribution percentage amount is reduced shall be treated as an excess contribution or an excess aggregate contribution under Section 4.2 or

4.3, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the Highly Compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 4.2 and 4.3. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (a) the actual deferral percentage of the Highly Compensated Eligible Employees does not exceed
1.25 multiplied by the actual deferral percentage of the non-Highly Compensated Eligible Employees, or (b) the contribution percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-Highly Compensated Eligible Employees.
                 (2) For purposes of this Section, the term "aggregate limit" means the sum of (a) 125% of the greater of (i) the actual deferral percentage of the non-Highly Compensated Eligible Employees for the Plan Year, or (ii) the contribution percentage of the non-Highly Compensated Eligible Employees for the Plan Year, and (b)4 the lesser of (A) 200% of, or (B) two (2) plus, the lesser of such actual deferral percentage or contribution percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in part (a) of this Subsection, and the word "greater" is substituted for the word "lesser" the second place such word appears in part (b) of this Subsection.
                 4.5 Monitoring Procedures. (1) In order to ensure that at least one of the actual deferral percentages specified in Section 4.2(1) and at least one of the contribution percentages specified in Section 4.3(1) and the aggregate limit specified in Section 4.4(2) are satisfied for each Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Matching Allocations being made to the Plan by or for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages, neither of such contribution percentages or such aggregate limit will be satisfied for a Plan Year, and if the Committee in its sole discretion determines that it is necessary or desirable, the Before-Tax Contributions and/or the Matching Allocations made thereafter by or for each Highly Compensated Eligible Employee (as defined in Section 4.2(3)) may be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit.
                 (2) In order to ensure that excess deferrals (as such term is defined in Section 4.1(2)) shall not be made to the Plan for any taxable year for any Participant, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Participant during each taxable year and may take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent Before-Tax Contributions made for any Participant under the Plan for any taxable year from exceeding the maximum amount applicable under Section 4.1(1).
                 (3) The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 4.1, 4.2, 4.3 and 4.4 are met.
                 4.6 Testing Procedures. (1) In applying the limitations set forth in Sections 4.2, 4.3 and 4.4, the Company may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 4.2, 4.3 and 4.4, or (c) any permissible combination thereof.
                 (2) Notwithstanding the foregoing provisions of this Article, to the extent required by the Code and Treasury Regulations the limitations of Sections 4.2, 4.3 and 4.4 shall be applied separately to each of the Profit Sharing Feature and the ESOP Feature.
                 4.7 Limitations on Employer and Before-Tax Contributions. Notwithstanding any provision of the Plan to the contrary, any Before-Tax Contributions or Employer Contributions hereunder for any Plan Year shall in no event exceed the amount that would be deductible by an Employer for such Plan Year for federal income tax purposes and each Before-Tax Contribution and Employer Contribution to the Trust Fund made by any Employer is hereby specifically conditioned upon such deductibility.
                 4.8 Return of Contributions to Employers. (1) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.
                 (2) If an Employer Contribution to the Trust Fund is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one year after the payment of such Contribution. If an Employer Contribution to the Trust Fund made by an Employer which is conditioned upon the deductibility of the Contribution under Code
Section 404 (or any successor thereto) is not fully deductible under such Code Section (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible contribution would cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.
                 4.9 Maximum Additions. (1) Notwithstanding the provisions of
Article III or the foregoing provision of this Article IV, effective as of January 1, 1987, the maximum annual addition (as defined in Subsection (2) of this Section) to a Participant's Account for any Plan Year (which shall be the limitation year) shall in no event exceed the lesser of (a) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (b) 25% of his compensation for such Plan Year.
                 (2) For the purpose of this Section, the term "annual additions" means the sum for any Plan Year of:
                 (a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1) made by the Controlled Group which are allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,
                 (b) all employee contributions made by the Participant to a defined contribution plan maintained by a Controlled Group Member,
                 (c) all forfeitures allocated to the Participant's account pursuant to a defined contribution plan maintained by a Controlled Group Member,
                 (d) any amount allocated to an individual medical benefit account (as defined in section 415(1)(2) of the Code) of the Participant which is part of a pension or annuity plan, and
                 (e) any amount attributable to medical benefits allocated to the Participant's account established under Code Section 419A(d)(1) if the Participant is or was a key-employee (as such term is defined in Code Section 416(i)) during such Plan Year or any preceding Plan Year.
                 (3) For the purposes of this Section, the term "compensation" shall mean Compensation within the meaning of Code Section 415(c)(3) and regulations thereunder.
                 (4) If a Participant's annual additions would exceed the limitations of Subsection (1) of this Section for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's compensation, or a reasonable error in determining the amount of

Before-Tax Contributions that may be made with respect to the Participant under the limitations of this Section (or other facts and circumstances which the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), Employer Contributions allocable to such Participant's Account for such Plan Year shall, to the extent necessary to cause the limitations of Subsection (1) of this Section not to be exceeded for such Plan Year, be held by the Trustee in a suspense account and shall be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, as necessary) for such Participant if such Participant is covered by the Plan at the end of any such Plan Year; and if he is not covered by the Plan at the end of any such Plan Year, such Employer Contributions held by the Trustee in such suspense account shall be allocated and reallocated to the accounts of other Participants, except that no such allocation or reallocation shall cause the limitations of Subsection (1) of this Section to be exceeded for any such other Participant for such Plan Year. Investment gains and losses shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection. In the event of a termination of the Plan, any then remaining balance of the suspense account, to the extent it may not then be allocated to Participants, shall revert to the Employers. If the allocation of such Employer Contributions to the suspense account described in this Subsection is not sufficient to cause the limitations of Subsection (1) of this Section not to be exceeded for such Plan Year, Before-Tax Contributions made for such Participant for such Plan Year which constitute part of the annual additions (together with any gains attributable thereto) shall be returned to him to the extent necessary to effectuate such reduction.
                 (5) Notwithstanding the foregoing provisions of this Section, in the event that an ESOP Loan is made to the Plan pursuant to the ESOP Feature the following rules shall apply:
                 (a) If some or all of any Plan contribution is designated to repay the ESOP Loan, a portion of the amount of the contribution (exclusive of dividends) used to repay the ESOP Loan shall be attributed to each Participant who is eligible for an allocation pursuant to Sections 3.6, 3.8 or 3.11 in proportion to his share of the total amount allocated to all Participants pursuant to Sections 3.6,
         3.8 and 3.11. Such attributable portion shall be treated as an annual addition for purposes of this Section. Assets released from the ESOP Suspense Account (as defined in Section 16.1) shall not constitute an annual addition for purposes of this Section. Any earnings allocated under Section 16.13(3) as a result of gains from the sale of unallocated NCC Stock held under the ESOP Feature shall not constitute an annual addition; and
                 (b) If in a Plan Year no more than one-third of the deductible Employer contributions to the Plan are allocated to Highly

         Compensated Employees, forfeitures of NCC Stock shall not constitute an annual addition as long as such forfeited shares were acquired with the proceeds of an ESOP Loan, and Employer contributions used to make interest payments on an ESOP Loan shall not constitute an annual addition.
                 4.10 Maximum Benefits. (1) Except as otherwise provided in Code
Section 415(e), in any case in which an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed 1. In the event a reduction is necessary to avoid exceeding the limitation set forth in this Section, the affected Participant's benefits under the defined benefit plan shall be reduced to the extent necessary to avoid exceeding such limitation. For purposes hereof,
                 (a) the defined benefit plan fraction for any Plan Year is a fraction, (i) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the Year), and (ii) the denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such Year or (B) the product of 1.4, multiplied by the amount which may be taken into account under Code
         Section 415(b)(1)(B) with respect to such participant under the plan for such Year; and
                 (b) the defined contribution plan fraction for any Plan Year is a fraction, (i) the numerator of which is the sum of the annual additions to the participant's account as of the close of the Year and for all prior Years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such Year and for each prior year of service with the Controlled Group (regardless of whether a plan was in existence during such Year):
                      (A) the product of 1.25, multiplied by the dollar
                 limitation in effect under Code Section 415(c)(1)(A) for such Year and each such prior year of service, or
                      (B) the product of 1.4, multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) with respect to such participant under such plan for such Year and each such prior year of service.
                 (2) A Participant's projected annual benefit for purposes of Subsection (1) of this Section is equal to the annual benefit to which he would be entitled under the terms of the defined benefit plan, assuming he will continue employment until reaching normal retirement age as determined under the terms of such plan (or current age, if later), his compensation for the Plan Year under consideration will remain the same until the date he attains such age, and all other relevant factors used to determine benefits under the plan for the Plan Year under consideration will remain constant for all future Plan Years.
                 4.11 Definitions. (1) For purposes of applying the limitations set forth in Sections 4.9 and 4.10, all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.
                 (2) For purposes of this Section and Sections 4.9 and 4.10, the term "Controlled Group Member" shall be construed in the light of Code Section 415(h).
                 4.12 Funding Policy. To the extent such has not already been done, the Committee shall (1) determine, establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of applicable law, and (2) furnish from time to time to the person responsible for the investment of the assets held in the Trust Fund information such Committee may have relative to the Plan's probable short-term and long-term financial needs, including any probable need for short-term liquidity, and such Committee's opinion (if any) with respect thereto.

                            ARTICLE V. - INVESTMENTS
                 5.1 Investment Funds. (1) The Trust Fund (other than the portion of the Trust Fund consisting of the Loan Accounts) shall be divided into the following Investment Funds: the Equity Fund, the Fixed Income Fund, the Money Market Fund, the NCC Stock Fund, and the Capital Preservation Fund and such other Investment Funds as the Committee may in its discretion select or establish. Before-Tax Contributions, Transfer Contributions and Employer Contributions shall be invested therein as provided in Section 5.5. Subject to the provisions of the Plan and Trust Agreement relating to the appointment of an Investment Manager and to other applicable provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Investment Fund.
                 (2) The Trustee shall invest and reinvest the principal and income of each such Investment Fund and shall keep each such Investment Fund invested, without distinction between principal and income, in such property, investments and securities as the Trustee may deem suitable without regard to any percentage or other limitation in any laws or rules of court applying to investments by trust companies or trustees; but subject, however, to the terms of the Plan and Trust Agreement and to the following provisions:
                 (a) All or any part of the Equity Fund, the Fixed Income Fund, the Capital Preservation Fund or the Money Market Fund may, in the discretion of the Trustee, be invested in any NCB Investment Trust Fund. Funds in the Fixed Income Fund, the Equity Fund and the Capital Preservation Fund may not be invested in an NCB Investment Trust Fund, unless such NCB Investment Trust Fund consists of the same general types of investments as are permitted under such Funds. Funds in the Money Market Fund may not be invested in an NCB Investment Trust Fund unless such NCB Investment Trust Fund consists generally of investments principally in bonds, notes or other evidences of indebtedness which are payable on demand (including variable amount notes) or which have a maturity date not exceeding 91 days after the date of purchase.
                 (b) The Trustee may make deposits or investments of funds in time or savings deposits or instruments of a Controlled Group Member, provided such funds are awaiting investment or distribution, and nothing contained in this Section shall serve to preclude or prohibit such deposits or investment of such funds.
                 (c) The determination of the Trustee as to whether an investment is within the category of investments which may be made for the Fixed Income Fund, the Equity Fund, the NCC Stock Fund, the Capital Preservation Fund or the Money Market Fund shall be conclusive.
                 (d) The Trustee in its discretion may keep such portion of the Investment Funds in cash as the Trustee may from time to time deem to be advisable and shall not be liable for interest on uninvested funds.
                 5.2 Account; Sub-Account. The Trustee shall establish and maintain, or cause to be maintained, an Account for each Participant, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Participant's (a) Before-Tax Contributions, (b) After-Tax Contributions, (c) Matching Allocations, (d) Qualified Nonelective Contributions and (e) Transfer Contributions (unless the Trustee determines to maintain the cash or property transferred to the Trust Fund as a Transfer Contribution pursuant to one or more of the foregoing Sub-Accounts). The Trustee shall establish any Sub-Account required by any Appendix to the Plan. The Trustee shall also maintain, or cause to be maintained, separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals and loans therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Participant in the Trust Fund at any time shall consist of his

Account balance (as determined pursuant to Section 5.4) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date plus the value of the Participant's Loan Account on the last preceding Valuation Date on which the Administrator valued such Loan Account pursuant to Section
6.13 plus any amounts credited to such Loan Account and not invested in any Investment Fund.
                 5.3 Reports. The Committee shall cause reports to be made at least annually to each Participant and to the Beneficiary of each deceased Participant as to the value of his Account and the amount of his Vested Interest. In addition, the Committee shall cause such a report to be made to each Participant who (a) requests such a report in writing (provided that only one report shall be furnished a Participant upon such a request in any 12-month period), (b) has terminated employment with the Controlled Group, or (c) incurs a Break in Service.
                 5.4 Valuation of Investment Funds. (1) As of each Valuation Date, the Trustee shall determine the value of each Investment Fund in accordance with the terms of this Section and the Trust Agreement. The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of such Investment Fund during such period resulting from expenses paid (including the fees and expenses of the Trustee and Investment Manager, if any, which are to be charged to such Investment Fund in accordance with the terms of the Plan and the Trust Agreement) and realized and unrealized earnings, profits and losses of such Investment Fund during such period. The transfer of funds to or from an Investment Fund pursuant to Section 5.6, Participant or Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Death Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.
                 (2) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsection (1) of this Section shall be allocated as of such Valuation Date by the Trustee to the Accounts of Participants and Beneficiaries in such Investment Fund in proportion to the amounts of such Accounts invested in such Investment Fund on such Valuation Date, exclusive of amounts to be credited but including amounts (other than the net loss, if any, determined pursuant to Subsection (1) of this Section) to be debited to such Accounts as of such Valuation Date.
                 (3) Except as may otherwise be provided by the Committee, Before-Tax Contributions, Matching Allocations, Qualified Nonelective Contributions and Transfer Contributions shall be credited to each Participant's Account and allocated to the appropriate Investment Fund as of the first business day following the Valuation Date coincident with or next following the date the Trustee has received such amounts and appropriate instructions as to the allocation of such amounts among the Investment Funds.
                 (4) The reasonable and equitable decision of the Trustee as to the value of each Investment Fund as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in such Investment Fund.
                 5.5 Investment of Before-Tax, Transfer and Employer Contributions. (1) Each Participant may, pursuant to rules and procedures adopted by the Committee, direct that Before-Tax and Transfer Contributions made by or for him and repayments of a loan made pursuant to Section 6.13, shall be invested in any or all of the Investment Funds. An investment option selected by a Participant shall remain in effect and be applicable to all subsequent Before-Tax and Transfer Contributions and loan repayments made by or for him unless and until an investment change is made by him.
                 (2) An investment direction described in this Section may only be made either (A) on a form supplied or approved by the Committee, signed by the Participant and filed with the Committee or an Employer or (B) if available to the Participant, by effecting such direction by means of a voice response telephonic system established and supervised by the Committee, with confirmation by means of a writing mailed to the Participant with-in three days. In the absence of an effective investment direction, Before-Tax and Transfer Contributions and loan repayments shall be invested in the Money Market Fund. Any cash received by the Trust between Valuation Dates may be temporarily invested until the Valuation Date next following the date such cash is received, at which time it shall be allocated among the Investment Funds in accordance with the foregoing provisions of this Section.
                 (3) A Participant may change his investment direction with respect to all subsequent Before-Tax and Transfer Contributions made by or for him either (A) by filing with the Committee or his Employer, on a form supplied or approved by the Committee or his Employer, a signed investment direction revision, or (B) if available to the Participant, by effecting such change by means of a voice response telephonic system, established by and supervised by the Committee, with written confirmation mailed to the Participant within three days. Only one such investment direction revision may be made by a Participant in any calendar quarter except that after the Conversion Date, only one such investment direction revision may be made by a Participant in any calendar month. Such investment direction revision shall affect only amounts contributed after the direction and prior to a subsequent revision.
                 (4) All Employer Contributions shall be invested in the NCC Stock Fund.
                 5.6 Transfers of Investments. (1) Each Participant shall have the right from time to time to elect that all or a part of his interest in one or more of the Investment Funds (including amounts attributable to Employer Contributions) be liquidated and the proceeds thereof reinvested in any other

Investment Fund(s). Such an investment-mix adjustment shall not affect investment of amounts received in the Trust as contributions, which shall continue to be invested pursuant to Section 5.5. Notwithstanding the foregoing provisions of this Section, a Participant may not elect that any part of his interest in the Capital Preservation Fund be liquidated and the proceeds thereof reinvested in the Money Market Fund or the Fixed Income Fund.
                 (2) An investment-mix adjustment described in this Section may only be made on either (a) a form supplied or approved by the Committee or an Employer, signed by the Participant and filed with the Committee or his Employer or (B) if available to the Participant, by effecting such adjustment by means of a voice response telephonic system, established by and supervised by the Committee, with written confirmation mailed to the Participant within three days. Only one such adjustment may be made by a Participant in any calendar quarter, except that after the Conversion Date only one such adjustment may be made by a Participant in any calendar month.
                 (3) Notwithstanding any other provision of this Section to the contrary, a Participant (a) whose employment with the Controlled Group terminates for reasons other than the attainment of Normal or Early Retirement Age or the occurrence of a Disability, and (b) who does not receive a distribution of his entire Vested Interest in the Trust Fund before the expiration of six full calendar months following the date on which his employment terminates, shall be deemed to have made an investment-mix adjustment election pursuant to this Section to have all of his interest in the Trust Fund reinvested in the Money Market Fund (to the extent not already invested therein) effective as of the Valuation Date immediately following the expiration of such six-month period. Thereafter, no investment-mix adjustment election may be made by such a Participant. An investment-mix adjustment made pursuant to this Section shall be made with respect to the Participant's interest in the Capital Preservation Fund, if any, notwithstanding the provisions of Subsection (1) which would otherwise prohibit such an investment-mix adjustment election.
                 (4) A Beneficiary of a deceased Participant shall have the same rights as a Participant has under Subsections (1) and (2) of this Section. With respect to any other non-Participant who becomes eligible to receive a distribution under the Plan and who does not receive a distribution of the entire interest in the Trust Fund to which he is entitled before the expiration of six full calendar months following the date on which he would have been eligible to commence receiving a distribution, his interest in the Trust Fund shall be reinvested in the Money Market Fund (to the extent not already invested therein) effective as of the Valuation Date immediately following the expiration of such six-month period. Thereafter, no investment-mix adjustment election may be made by such a non-Participant.
                 5.7 Committee Rules and Directions to Trustee. (1) The

Committee shall adopt, and may amend from time to time, general rules of uniform application which shall provide for the administration of each Investment Fund, including, but not limited to, rules providing (a) for the time or times that an investment direction or transfer pursuant to Sections 5.5 and 5.6 may be filed and be effective; (b) for minimum limits (not in excess of $50) on the amount that may be invested for one Participant at any one time in an Investment Fund and on the amount that may be transferred from Investment Funds if such amount is less than all of the Participant's interest in any such Fund; (c) for procedures pursuant to which a Participant may designate the portion of his Before-Tax and Transfer Contributions to be invested in such Investment Funds as he elects in terms of a percentage (in even multiples of 5%) of the amount to be so invested; and (d) for any other matters which the Committee deems necessary or advisable in the administration of any Investment Fund.
                 (2) The Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Sections 5.5 and 5.6 and to provide funds for distributions and withdrawals pursuant to Article VI. Investments in and withdrawals from each Investment Fund shall be made only as of a Valuation Date.

               ARTICLE VI - DISTRIBUTIONS, WITHDRAWALS AND LOANS
                 6.1 Distributions In General. A Participant's interest in the Trust Fund shall only be distributable as provided in this and the following Sections of this Article. A Participant or Beneficiary who is eligible to receive a distribution under applicable Sections of this Article shall obtain a blank application for that purpose from the Committee and file with such Committee his application in writing on such form, furnishing such information as such Committee may reasonably require, including satisfactory proof of his age and that of his Spouse (if applicable) and any authority in writing that the Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office.
                 6.2 Distributions on Death. (1) If a Participant dies before the payment or commencement of payment of his Vested Interest to him, his entire Account, valued as of the next Valuation Date which is at least 30 days after the date on which the Death Beneficiary files his application pursuant to
Section 6.1, shall be paid or commence to be paid to the Participant's Death Beneficiary pursuant to Subsection (2) of this Section as soon as practicable after such Valuation Date, but in no event shall payment be made or commenced later than the time prescribed in Section 6.8(2) without regard to whether an application has been filed.
                 (2) In the event of the death of a Participant who dies under the circumstances described in Subsection (1) of this Section, such




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

Participant's Account shall be paid to his Death Beneficiary under one of the following methods as the Death Beneficiary shall elect:
                 (a)  such amount shall be paid to him in a lump sum; or
                 (b) such amount shall be paid to him in such annual, quarterly or monthly installments, as elected by the Death Beneficiary, over a term certain not extending beyond the life expectancy of the Death Beneficiary.
                 (3) If a Participant dies after the commencement of payments of his Vested Interest to him in the form described in Section 6.3(1)(b), but before all of such payments have been made, the undistributed portion of his Vested Interest shall continue to be paid to his Death Beneficiary in the same manner as originally elected by the Participant, provided however, that, effective as of January 1, 1995, such Participant's Death Beneficiary shall be permitted to elect that the payment of such portion be made in a lump sum.
                 6.3 Distributions on Normal or Early Retirement or Disability.
(1) If a Participant's termination of employment with the Controlled Group occurs (other than by reason of his death) on or after his attainment of his Normal or Early Retirement Age or by reason of his Disability, his entire Account, valued as of the Valuation Date specified in Subsection (2) of this Section, shall be paid or commence to be paid to him under one or a combination of the following methods as the Participant shall elect upon application filed by him with the Committee pursuant to Section 6.1:
                 (a)  such amount shall be paid to him in a lump sum; or
                 (b) such amount shall be paid to him in such annual, quarterly or monthly installments, as elected by the Participant, over a term certain not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary.
                 (2) Distributions pursuant to this Section shall be paid or commence to be paid to a Participant as soon as practicable after, and shall be valued as of, the next Valuation Date which is at least 30 days after the later of (a) the date on which the Participant files his application with the Committee pursuant to Section 6.1 or (b) the date of the Participant's termination of employment from the Controlled Group, but in no event shall payment be made or commenced later than the time prescribed in Section 6.8(2) without regard to whether an application has been filed.
                 (3) If a Participant described in Subsection (1) of this Section should again become an Employee before his entire Account has been distributed, the distribution of his Account shall cease until the Participant again terminates his employment with the Controlled Group.
                 6.4 Distribution on Other Termination of Employment. If a Participant's termination of employment with the Controlled Group occurs under circumstances other than those covered by Sections 6.2 and

6.3, his entire Vested Interest, valued as of the Valuation Date coinciding with or next following the date determined pursuant to Section 6.3(2), shall be paid to him in a lump sum at such time as provided in Section 6.3(2).
                 6.5 Payment of Small Benefits. Notwithstanding the foregoing provisions of this Article, if the value of the Vested Interest of a Participant following his termination of employment (whether by death or otherwise) does not exceed $3,500 on the first Valuation Date next following such termination of employment (and never exceeded $3,500 at the time of any previous withdrawal or distribution), such Vested Interest shall be paid to the Participant (or, if applicable, his Beneficiary) in a lump sum within 90 days after such Valuation Date.
                 6.6 Distributions Pursuant to a QDRO. If a qualified domestic relations order (as defined in Code Section 414(p)) so provides, the portion of a Participant's Vested Interest payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The portion of the Vested Interest so payable shall be valued as of the Valuation Date coincident with or next following the date specified in such order.
                 6.7  Distribution on Sale of Assets or Disposition of
Business. Notwithstanding the preceding provisions of this Section, in the event that a Participant's termination of employment with the Controlled Group is caused by the disposition by an Employer of substantially all of the assets of a trade or business, or its interest in a subsidiary, and such Participant continues employment with the corporation acquiring such assets or such subsidiary, the Participant, if he so elects on an application filed with the Committee pursuant to Section 6.1, shall be entitled to a distribution of his Account valued as of the Valuation Date specified in Section 6.3(2), provided, however, that such Account may only be distributed in the form of a lump sum or in the form of NCC Stock.
                 6.8 Latest Time of Distribution. (1) Distributions under the Plan shall occur or begin as provided in the preceding Sections of this Article, but in no event later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date on which the Participant attains age 65, (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant's termination of employment with the Controlled Group, provided that, except as provided in Subsection (2) of this Section and Section 6.5, no distribution shall be required to be made or commence until the Participant files his application with the Committee pursuant to Section 6.1.
                 (2)(a) Notwithstanding any other provision of the Plan, effective as of January 1, 1989, the entire Account of each Participant under the Plan (i) shall be distributed to him in a lump sum in cash not later than April 1 of the calendar

         78 year following the calendar year in which he attains age 70-1/2 and, with respect to Participants who are Employees, on December 31 of such year and each succeeding year, or (ii) shall commence to be distributed not later than the time specified in Clause (i) of this Paragraph (a) in the form specified in Section 6.3(1)(b) if such form is elected by the Participant in accordance with Section 6.3.
                 (b) If distribution of a Participant's Account under the Plan has begun and such Participant dies before his entire interest has been distributed to him, the remaining portion of such Account shall be distributed to his Death Beneficiary at least as rapidly as under the method of distribution being used as of the date of his death.
                 (c) If a Participant dies before the distribution of his Account under the Plan has begun, the entire Account of the Participant shall be distributed to his Death Beneficiary by the December 31 of the year in which occurs the fifth anniversary of such Participant's death; provided, however, that such five-year rule shall not be applicable to any portion of the Participant's Account under the Plan which is payable to the Participant's Death Beneficiary if such portion is distributed in the form specified in Section 6.2(2)(b), and such distributions begin not later than the December 31 of the calendar year immediately following the calendar year in which the Participant died or, in the case of a Death Beneficiary who is the Participant's surviving 79 Spouse, the December 31 of the calendar year in which the Participant would have attained age 70-1/2.
                 (d) Distributions under this Subsection shall be made in accordance with the provisions of Code Section 401(a)(9) and Treasury Regulations issued thereunder, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.
                 6.9 Withdrawal of Contributions Upon Attainment of Age 59-1/2. A Participant who is an Employee and who is at least age 59-1/2 may elect to withdraw all or any portion of his Vested Interest in his Account in the form of a single sum payment or a distribution of NCC Stock. A Participant who makes two such withdrawals in the same calendar year while he is an Employee shall not be permitted to have any further Before-Tax Contributions made for him for the remainder of such calendar year. Withdrawals pursuant to this Section shall be paid to the Participant as soon as practicable after, and shall be valued as of, the next Valuation Date which is at least 30 days after the date on which the Participant files an application for withdrawal with the Committee.
                 6.10 Withdrawal of After-Tax and Transfer Contributions. (1) A Participant, whether or not he is an Employee, may elect to withdraw all or any portion of his After-Tax Contributions Sub-Account. A Participant who makes such a withdrawal shall not be permitted to make any further withdrawals of After-Tax Contributions during the 12-month period following such withdrawal.
                 (2) A Participant, whether or not he is an Employee, may elect to withdraw all or any portion of his Transfer Contributions Sub-Account which is attributable to Transfer Contributions described in Section 3.4(2).
                 (3) Withdrawals pursuant to this Section shall be paid to the Participant as soon as practicable after, and shall be valued as of, the next Valuation Date, which is at least 30 days after the date on which the Participant files an application for a withdrawal with the Committee.
                 6.11 Hardship Withdrawals. A Participant who is an Employee and who has obtained all distributions and withdrawals (other than for Hardship) and all nontaxable loans then available under all plans maintained by the Controlled Group may request, on a form provided by and filed with the Committee, a withdrawal on account of Hardship of all or a part of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto on or after January 1, 1989). Upon making a determination that the Participant is entitled to a withdrawal on account of Hardship, the Committee shall direct the Trustee to distribute to such Participant all or a portion of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto on or after January 1, 1989), provided that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such Hardship. If a withdrawal on account of Hardship is made by a Participant pursuant to this Subsection, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary:
                 (a) the Participant is prohibited from making elective contributions and employee contributions to the Plan (or to any other qualified or nonqualified plan maintained by the Controlled Group) for a period of 12 months following receipt of the Hardship withdrawal; and
                 (b) the amount of the Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Participant's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the taxable year of the

         Hardship withdrawal.
                 6.12 Mechanics of Making Distributions. (1) Where a distribution, withdrawal or loan is to be made from the Trust Fund of only a portion of a Participant's Vested Interest in the Trust Fund and such Interest is invested in more than one of the Investment Funds, the Participant shall designate (on a form approved by the Committee, signed by him and filed with the Committee) which of the Funds should be liquidated in order to make such distribution. Such a designation shall not be considered an investment direction or investment transfer for the purpose of the limitations described in Sections 5.5, 5.6 and 5.7.
                 (2) All distributions, withdrawals and loans shall be made in cash, provided that if the Participant or Beneficiary so elects on a form provided by the Committee, a distribution or withdrawal (but not a loan) may be made in the form of full shares of NCC Stock, based on the fair market value of such Stock (as determined by the Trustee in accordance with the provisions of the Trust Agreement) on the Valuation Date as of which such distribution is made.
                 6.13 Loans to Participants. (1) A Participant who is a "party in interest" within the meaning of ERISA Section 3(14) may apply on a form provided by the Committee for a loan from his Account. If the Committee determines that the Participant is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Participant from his Account. Each loan shall be charged against the Participant's Account as follows: first, against the Participant's Before-Tax Contributions Sub-Account; second, to the extent necessary, against the Participant's Matching Allocations Sub-Account; third, to the extent necessary, against the Participant's Transfer Contributions Sub-Account; fourth, to the extent necessary against the Participant's After-Tax Contributions Sub-Account; fifth, to the extent necessary against the Participant's Qualified Non-Elective Contributions Sub-Account; sixth, to the extent necessary, against the Participant's Prior Plan Employer Contributions described in any Appendix to the Plan.
                 (2) A Participant shall not be entitled to a loan under this Section unless the Participant and, if he is married at the time the loan is made, his Spouse (determined at the time the loan is made), consent to (a) the use of the Participant's Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Participant's Account as provided in Subsection (6) of this Section. A Spouse's consent required by the preceding sentence shall be signed by the Spouse, shall acknowledge the effect of such consent, and shall be witnessed by any person designated by the Committee as a plan representative or by a notary public. Any consent required by the preceding sentences must be given within the ninety day period preceding the disbursement of the loan proceeds. Notwithstanding the foregoing, the consent of the spouse of a Participant shall not be required with respect to any loan made under this Section after the Conversion Date.
                 (3) Each loan shall be in an amount which is not less than $500. The maximum loan to any Participant (when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Controlled Group) shall be an amount which does not exceed the lesser of
                 (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or
                 (b) 50% of the value of such Participant's Account on the date on which such loan is made.
                 (4) For each Participant for whom a loan is authorized pursuant to this Section, the Administrator shall (a) direct the Trustee to liquidate the Participant's interest in the Investment Funds as directed by the Participant or, in the absence of such direction, on a pro-rata basis, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Participant upon the Participant's execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Participant's Account (the "Loan Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Participant, (iii) to which the promissory note shall be allocated and
(iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Participant shall be credited initially to his Loan Account and applied against the Participant's promissory note, and then invested in the Investment Funds pursuant to the Participant's direction under Section 5.5. The Administrator shall value each Participant's Loan Account for purposes of Section 5.2 at such times as the Administrator shall deem appropriate, but not less frequently than quarterly.
                 (5)  Loans made pursuant to this Section:
                 (a) shall be made available to all Participants on a reasonably equivalent basis;
                 (b) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Participants;
                 (c)  shall be secured by the Participant's Loan Account; and
                 (d) shall be evidenced by a promissory note and security agreement executed by the Participant which provides for:
                      (i) the security referred to in paragraph (c) of this Subsection;
                      (ii) a rate of interest determined by the Committee in accordance with applicable law;
                      (iii) repayment within a specified period of time, which shall not extend beyond five years;
                      (iv) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and
                      (v) for such other terms and conditions as the Committee
                 shall determine, which shall include provision that:
                           (A) with respect to a Participant who is an Employee,
                      the loan will be repaid pursuant to authorization by the Participant of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Employer payroll through which the Participant is paid cannot accommodate such deductions;
                           (B) the loan shall be prepayable in whole at any time without penalty; and
                           (C) the loan shall be in default and become
                      immediately due and payable upon the first to occur of the following events:
                                (I) the Participant's failure to make required payments on the promissory note; or
                                (II)  in the case of a Participant who is not
                           an Employee, distribution of his Account; or
                                (III) in the case of a Participant who is an Employee, termination of his employment with the Controlled Group; or
                                (IV)  the Participant's death; or
                                (V) the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Participant, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Participant for the benefit of his creditors.
                 (6) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Participant's Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Participant's Loan Account, and shall be deemed to have been distributed to the Participant, as follows:
                 (a) in the case of a Participant who is an Employee and who is not, at the time of the default, eligible (without regard to the required filing of an application pursuant to Section 6.1) to receive distribution of his Account under the provisions of Article VI, other than Section 6.11, or by order of a court, at such time as he first becomes eligible (without regard to the required filing of an application pursuant to Section 6.1) to receive distribution of his Account under the provisions of Article VI, other than Section 6.11, or by order of a court; or
                 (b) in the case of any other Participant, immediately upon such default.
If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after default, interest at the rate specified in the promissory note executed by the Participant in respect of such loan shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Participant's Loan Account as hereinabove provided or by payment by or on behalf of such Participant. Notwithstanding any other provision of the Plan, a Participant shall not be eligible to have Before-Tax Contributions made on his behalf during the period of time of his default on a Plan loan and the time of satisfaction of the loan by deduction as described above or by payment by or on behalf of such Participant.
                 6.14 Other Optional Forms of Benefit. The provisions of any Appendix that are applicable to a portion of a Participant's Account shall control (with respect to that portion of the Account) over the preceding provisions of this Article to the extent that such Appendix provisions provide, as required by applicable law, optional forms of benefit (within the meaning of Code Section 411(d)(6) and Treasury Regulations issued thereunder) which supercede, or are in addition to, the optional forms of benefit provided by this Article. Further, provisions of any Appendix or Prior Plan which relate to the election or waiver of any such optional forms of benefit, or consent requirements applicable to such elections or waivers shall control over the provisions of this Article.
                 6.15  Direct Rollover Provisions.
                 (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.15, a Distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, provided, however, that if such Direct Rollover is of a


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

portion less than 100% of such Eligible Rollover Distribution, such portion must equal or exceed $500 for this Section 6.15 to apply.
                 (b)  Definitions.
                 (1) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee which equals or exceeds $200, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
                 (2) Eligible Retirement Plan: An Eligible Retirement Plan in an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
                 (3) Distributee: A Distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.
                 (4) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                ARTICLE VII. - ADMINISTRATION OF THE TRUST FUND
                 7.1 Appointment of Trustee. The Company has appointed the Trustee to act as such under the Plan and has executed the Trust Agreement with the Trustee. The Company may, without the consent of any Participant or other person, execute amendments to such Trust Agreement, execute such further agreements as it in its sole discretion may deem necessary or desirable to carry out the Plan, or at any time, in accordance with the terms of the Trust Agreement, remove the Trustee and appoint a successor.
                 7.2 Duties of Trustee. The Trustee shall invest Before-Tax Contributions, Transfer Contributions and Employer Contributions paid to it and earnings thereon in accordance with the Plan and Trust Agreement. The Trustee shall also establish and maintain separate Accounts and Sub-Accounts for each Participant in accordance with the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it by the Plan or Trust Agreement and shall be subject to all of the duties imposed upon it by the Plan and Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, approves the Trust Agreement and authorizes the Company to execute any amendment or supplement thereto on its behalf.
                 7.3 The Trust Fund. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Participants and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan.
                 7.4 No Guarantee Against Loss. (1) Neither the Trustee, any Employer, the Committee nor any Investment Manager in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.
                 (2) Neither the Company, the Committee, any Employer, the Trustee, nor any officer or employee of any of them is authorized to advise a Participant as to the manner in which contributions to the Plan and income thereon should be invested and reinvested. The election of the Investment Fund or Funds in which a Participant participates is his sole responsibility, and the fact that designated Investment Funds are available to Participants for investment shall not be construed as a recommendation for the investment of contributions hereunder in all or any of such Funds.
                 7.5 Payment of Benefits. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Committee pursuant to the terms of the Plan, and neither any Employer, the Committee nor the Trustee shall be otherwise liable for any benefits payable under the Plan.
                 7.6 Compensation and Expenses. Any expenses paid by the Trustee in the administration of any Investment Fund shall be charged to such Fund. The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company. Such compensation and all other expenses of the Trustee and other expenses necessary for the proper administration of the Plan and Trust Fund shall be paid by the Trustee from the Trust Fund, unless the Company determines, in its sole discretion, that all or any part of such compensation and expenses shall be paid by the Employers. Notwithstanding the foregoing, any extraordinary expenses incurred by the Trustee with respect to the interest of any person in the Trust Fund may, in the discretion of the Trustee and with the approval of the Committee, be charged to such person's interest in the Trust Fund. Taxes, if any, on any property held by the Trustee shall be paid out of the Trust Fund and taxes, if any, other than transfer taxes, on distributions to a Participant or Beneficiary of a Participant shall be paid by the Participant or the Beneficiary, respectively.
                 7.7 No Diversion of Trust Fund. Except as specifically provided in other Sections of the Plan, it shall be and it is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

                       ARTICLE VIII. - INVESTMENT MANAGER
                 8.1 Duties and Functions. (1) The Committee shall have the exclusive authority and responsibility at any time or from time to time to appoint (and revoke the appointment of) an Investment Manager under the Plan with respect to the NCC Stock Fund. The Committee shall notify the Trustee of any such appointment (or revocation thereof) in writing, and the Trustee may rely upon any such appointment continuing in effect until it receives a written notice from the Committee of its revocation. Any such Investment Manager shall acknowledge in writing to the Committee and the Trustee that he or it is a fiduciary with respect to the Plan.
                 (2) Any such Investment Manager shall have the powers, functions, duties and/or responsibilities of the Trustee relating to the investment and reinvestment of the NCC Stock Fund (other than those described in Article XV which shall remain with the Trustee) and shall exercise such authority, power and discretion exclusively. Custody of the assets of the NCC Stock Fund, however, shall remain with the Trustee who shall be responsible therefor. In no instance shall the authority or discretion of an Investment Manager with respect to the NCC Stock Fund exceed the authority or discretion which the Trustee would have had with respect to such Fund if there were no Investment Manager.
                 (3) If an Investment Manager is so appointed (a) the Trustee shall not be liable for any loss which may result by reason of any action taken by it in accordance with a direction of an Investment Manager or by reason of any lack of action by the Trustee upon the failure of an Investment Manager to exercise his or its authority and discretion, (b) the Trustee shall not be required to accept delivery of or pay for any security or other property purchased for the NCC Stock Fund to the extent that the assets in such Fund are insufficient to pay for such security or other property, and (c) the Trustee shall be under no duty or obligation to (i) invest or reinvest the NCC Stock Fund except as directed by the Investment Manager thereof, (ii) make any investment review or examination of the NCC



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

Stock Fund or recommendations with respect to such Fund, or (iii) advise the Committee of directions received by the Trustee from an Investment Manager.
                 8.2 Compensation. The Investment Manager shall receive such reasonable compensation as may be agreed upon by it and the Committee, and payment thereof shall be made by the Employers.

                         ARTICLE IX. - CLAIMS PROCEDURES
                 9.1 Method of Filing Claim. Any Participant or Beneficiary who believes that he is entitled to receive a benefit under the Plan which he has not received may file with the Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such a claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Committee or its designee.
                 9.2 Notification to Claimant. Unless such claim is allowed in full by the Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if required for processing and if notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state (a) the specific reason(s) for the denial of the claim, (b) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (d) an explanation of the review procedure specified in Section 9.3. If a claimant does not receive any notice from the Committee within 90 days after his claim is filed with the Committee, his claim shall be deemed to have been denied.
                 9.3 Review Procedure. Within six months after the denial of his claim, the claimant may appeal such denial by filing with the Company his written request for a review of his said claim. If the claimant does not file such a request with the Company within such six-month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company shall (a) conduct a full and fair review of such claim and (b) mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan and/or Trust Agreement within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reason(s) for the decision, (iii) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based and (iv) shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such full review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing. If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied on review.

                    ARTICLE X. - ADMINISTRATION OF THE PLAN
                         AND FIDUCIARY RESPONSIBILITIES
                 10.1 Responsibility for Administration. Except to the extent that particular responsibilities are assigned or delegated to other Fiduciaries pursuant to the Trust Agreement, other Articles of the Plan or Section 10.3, the Company (as the Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him or it pursuant to provisions of the Plan or Trust Agreement. Any person may serve in more than one fiduciary capacity with respect to the Plan or Trust Fund, if pursuant to the Plan and/or Trust Agreement, he or it is assigned or delegated any multiple fiduciary capacities.
                 10.2 Named Fiduciaries. For the purposes of the Plan, the Named Fiduciaries shall be the Committee, the Company, the Investment Manager, the Trustee and to the extent provided in Article XV, the Participants. The Company may, by written instrument, designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 10.3) which relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.
                 10.3 Delegation of Fiduciary Responsibilities. (1) The Committee or the Company may delegate to any person or persons any one or more of its powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.
                 (2) Any delegation pursuant to Subsection (1) of this Section,
(a) shall be signed on behalf of the Committee or the Company, and be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the Committee or the Company deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated, (d) may be amended from time to time



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

by written agreement signed on behalf of the Committee or the Company and by the delegatee and (e) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with the Committee.
          10.4 Immunities. Except as otherwise provided in Section 10.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility which is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the certified public accountants appointed to audit a Controlled Group Member's financial statements, or upon any certificate, statement or other representation made by an Employee, a Participant, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.
          10.5 Limitation on Exculpatory Provisions. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title 1 of ERISA.
          10.6 Membership of the Committee. The Committee shall be appointed by the Board of Directors of the Company, which also shall provide for the number of the members of the Committee and the manner of appointing and removing such members. Any member of the Committee may resign by filing a written resignation with the Company.
          10.7 Administrative Assistance. The Committee may employ such clerical, legal or other assistance as it deems necessary or advisable for the proper administration of the Plan.
          10.8 Compensation and Qualification. The members of the Committee shall serve without compensation for services hereunder. Participants of the Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as it is recognized that the members may be Employees of the Employers and Participants in the Plan, but no member of the Committee shall vote or act in connection with the Committee's action relating solely to himself. No bond or other security need be required of any Committee member in such capacity or any jurisdiction.
          10.9 Revocability of Committee Action. Any action taken by the Committee with respect to the rights or benefits under the Plan of any Participant or Beneficiary shall be revocable by the Committee as to payments or distributions not theretofore made pursuant to such action, and appropriate adjustments may be made in future payments or distributions to a Participant or his Beneficiaries to offset any excess or underpayments theretofore made to such Participant or his Beneficiaries.
          10.10 Rules and Procedures. The Committee may adopt rules for the administration of the Plan and rules for its government and the conduct of its business, including a rule authorizing one or more of its members or officers to execute instruments in its behalf evidencing its action, and the Trustee may rely upon any instrument signed by such person or persons so authorized as properly evidencing the action of the Committee. Except as may otherwise be provided by rules or procedures adopted by the Committee, the Committee may act by majority action either at a meeting or in writing without a meeting and an action evidenced by the signatures of a majority of the members of the Committee shall be deemed to be the action of the Committee. Although various provisions of the Plan provide for a filing with the Committee of various instruments, the Committee may, by general announcement, specifically designate some other person or persons, with whom or which such instruments may be filed.
          10.11 Interpretation of the Plan and Findings of Facts. The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):
          (1) to resolve all questions arising under the provisions of the Plan as to any individual's entitlement to become a Participant;
          (2) to determine the amount of benefits, if any, payable to any person under the Plan; and
          (3) to conduct the review procedure specified in Article IX. All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of
Section 10.9 and Article IX. The Committee shall direct the Trustee relative to benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of paying benefits under the Plan.
          10.12 Directions to Trustee. The Committee shall direct the Trustee as to the method of payment of, and the time at which, any benefit is to be paid to a Participant or a Beneficiary from the Trust Fund and the particular Investment Fund and Sub-Account from which each such payment is to be made. The Trustee shall be entitled to rely conclusively on any such direction given to it by the Committee in accordance with the provisions hereof.

                           ARTICLE XI. - MISCELLANEOUS
          11.1 Spendthrift Provisions. No right or interest of any kind of a Participant or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in Code Section 414(p). The Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with Code
Section 414(p).
          11.2 Facility of Payment. In the event the Committee finds that any Participant or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Participant or

Beneficiary; and any such payment shall be deemed a payment for the account of such Participant or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.
          11.3 No Enlargement of Employment Rights. Nothing herein contained shall constitute or be construed as a contract of employment between any Employer and any Employee or Participant and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Participant or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.
          11.4 Merger or Transfer of Assets. There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other plan, unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Company reserves the right to merge or consolidate this Plan with, and to transfer the assets of the Plan to, any other Plan, without the consent of any other Employer.
          11.5 Action by Company. Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.
          11.6 Severability Provision. If any provision of the Plan or Trust Agreement or the application thereof to any circumstance or person is invalid, the remainder of the Plan or Trust Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.

                         ARTICLE XII. - OTHER EMPLOYERS


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

          12.1 Adoption by Other Employers. As of July 1, 1992, and thereafter the Employers under the Plan were the Company and those Employers listed on Exhibit A to the Plan. Any other corporation or business organization may, with the consent of the Committee, adopt the Plan and thereby become an Employer hereunder by executing an instrument evidencing such adoption and filing a copy thereof with the Committee and the Trustee. Such adoption may be subject to such terms and conditions as the Committee requires and approves.
          12.2 Withdrawal of Employer. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company and the Trustee. Such withdrawal shall become effective when so filed unless some other effective date is designated in the instrument and approved by the Committee. No such withdrawal shall decrease the amount of Employer Contributions to be made by the Employer on account of periods preceding such withdrawal. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Section 13.1, such Employer (herein called "former Employer") shall cease to be an Employer, and Employer Contributions of such former Employer and Before-Tax and Transfer Contributions of Employees of such former Employer shall cease.
          12.3 Withdrawal of Employee Group. Any Employer may elect to withdraw from the Plan any designated group of its Employees while continuing to include another group or other groups of its Employees within the Plan. Any such withdrawal of a designated group of Employees shall be expressed in an instrument executed by the Employer and filed with the Company (if the Employer making such withdrawal is not the Company) and the Trustee. Such withdrawal shall become effective when so filed unless some other effective date is designated in the instrument and approved by the Committee. No such withdrawal of a designated group of Employees shall decrease the amount of Employer Contributions to be made by the Employer in respect of Affected Employees on account of periods preceding such withdrawal. In the event of such withdrawal by an Employer or in the event the Plan is terminated by the Company as to a group of Employees of another Employer pursuant to Section 13.1, Employer Contributions of the Employer in respect of affected Employees and Before-Tax and Transfer Contributions of affected Employees shall cease.

                    ARTICLE XIII. - AMENDMENT OR TERMINATION



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

          13.1 Right to Amend or Terminate. Subject to the limitations of Sections 4.8(1) and 7.7 of the Plan, the Company has reserved, and does hereby reserve, the right at any time, by action of any Executive Vice President or any officer of the Company who is senior to the Executive Vice Presidents of the Company, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend the Plan, in whole or in part. No such termination or amendment shall decrease the amount of Employer Contributions to be made by an Employer on account of any period preceding such termination or amendment. The Plan may be amended only by the Company.
          13.2 Procedure for Termination or Amendment. Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by the Trustee and two officers of the Company (at least one of whom is an Executive Vice President or an officer senior to the Executive Vice Presidents) and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.
          13.3 Distribution Upon Termination. If the Plan shall be terminated by the Company as to all Employers, Before-Tax, Transfer and Employer Contributions to the Plan shall cease and, as soon as practicable after such termination, the Trustee shall make distribution (if such distribution is permitted by applicable law) to each Employee as if the Plan had not been terminated.
          13.4 Amendment Changing Vesting Schedule. (1) If any Plan amendment changes any vesting schedule under the Plan, effective as of January 1, 1989, each Participant having not less than three years of service shall be permitted to elect, during the election period described in Subsection (2) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.
          (2) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (a) the date which is 60 days after the day the Plan amendment is adopted, (b) the date which is 60 days after the day the Plan amendment becomes effective, or (c) the date which is 60 days after the day the Participant is issued written notice of the Plan amendment by the Committee or the Company.
          (3) For purposes of Subsection (1) of this Section, a Participant shall be considered to have completed three years of service if such Participant has completed three years of service, whether or not consecutive,



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

without regard to the exceptions of Code Section 411(a)(4), prior to the expiration of the election period described in Subsection (2) of this Section.
          13.5 Nonforfeitable Amounts. Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees' Accounts, shall be nonforfeitable.
          13.6 Prohibition on Decreasing Accrued Benefits. No amendment to the Plan (other than an amendment described in Code Section 412(c)(8)) shall have the effect of decreasing the accrued benefit of any Participant. For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

                   ARTICLE XIV. - TOP-HEAVY PLAN REQUIREMENTS
          14.1 Definitions. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:
          (1) Aggregation Group: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.
          (2) Compensation: Effective as of January 1, 1989, "Compensation" as defined in Section 4.9(3) (subject to the limitations described in Section 1.1(14)(b)).
          (3)  Defined Benefit Plan:  A qualified plan as defined in Code
Section 414(j).
          (4)  Defined Contribution Plan:  A qualified plan as defined in Code
Section 414(i).
          (5) Determination Date: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first



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

Plan Year.
          (6) Extra Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than ninety (90%) of the aggregate present value of all accrued benefits for all employees in such plans.
          (7)  Extra Top-Heavy Plan:  See Section 14.3.
          (8) Former Key Employee: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.
          (9) Key Employee: An Employee or former Employee who is or was a Participant and who, at any time during the current Plan Year or any of the four preceding Plan Years, is (a) an officer of an Employer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than, effective as of January 1, 1988, 50% of the dollar amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, (b) one of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in an Employer and having annual Compensation of more than the applicable dollar amount referred to in Section 4.9(1), (c) a 5-percent owner (as such term is defined in Code
Section 416(i)(1)(B)(i)) or (d) a 1-percent owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) having an annual Compensation of more than $150,000. For purposes of clause (b) of this Subsection, if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection, effective as of January 1, 1989, "Compensation" has the meaning given such term by Code Section 414(q)(7).
          (10) Non-Key Employee: An Employee or former Employee who is or was a Participant and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.
          (11) Permissive Aggregation Group: The group of qualified plans of an Employer consisting of:
          (a)  the plans in the Required Aggregation Group; plus
          (b) one (1) or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that




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     satisfy the requirements of Code Sections 401(a)(4) and 410 when considered with the Required Aggregation Group.
          (12) Required Aggregation Group: The group of qualified plans of an Employer consisting of:
          (a) each plan in which a Key Employee participates; plus
          (b) each other plan which enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.
          (13) Top-Heavy Account Balance: A Participant's (including a Participant who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in Code
Section 412(c)(10)), provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the five
(5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, his account (and/or the account of his Beneficiary) shall not be taken into account.
          (14) Top-Heavy Group: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.
          (15)  Top-Heavy Plan:  See Section 14.2.
          14.2 Determination of Top-Heavy Status. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:
          (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or
          (b)  if the Plan is included in a Required Aggregation Group which



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     is a Top-Heavy Group.
          (c) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Paragraph (a) of Subsection (1) of this Section.
          (2) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.
          14.3  Determination of Extra Top-Heavy Status.
          (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be an Extra Top-Heavy Plan if, as of the Determination Date:
          (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than ninety percent (90%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or
          (b) if the Plan is included in a Required Aggregation Group which is an Extra Top-Heavy Group.
          (2) If the Plan is included in a Required Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under paragraph (a) of Subsection (1) of this Section.
          (3) If the Plan is included in a Permissive Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (1) of this Section.
          14.4 Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
          (1)  The minimum contribution requirement as set forth in Section
14.5.
          (2) The adjustment to minimum benefits and allocations as set forth in Section 14.6.
          14.5 Minimum Contribution Requirement. If the Plan is a Top-Heavy Plan for any Plan Year:
          (1) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year (or who would have been eligible to share in any such Employer Contribution if a Before-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Employer Contribution, which is at least equal to three percent (3%) of his Compensation for such Plan Year.



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

          (2) The three percent (3%) minimum contribution requirement under Subsection (1) of this Section for a Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan which does not cover such Non-Key Employee.
          (3) The percentage minimum contribution requirement set forth in Subsections (1) and (2) of this Section with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.
          (4) The percentage minimum contribution requirement set forth in Subsections (2) and (3) of this Section may also be reduced or eliminated in accordance with Section 14.8(2).
          (5) For the purpose of Subsection (3) of this Section, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Sections 401(a)(4) or 410.
          (6) For the purpose of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee.
          14.6 Adjustment to Minimum Benefits and Allocations. If the Plan is a Top-Heavy Plan for any Plan Year, and if the Employer maintains a Defined Benefit Plan which could or does provide benefits to Participants in this Plan:
          (a) If the Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy
     Plan), then the percentage minimum contribution requirement in Section 14.5(a) shall be seven and one-half percent (7-1/2%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.
          (b) If the Plan is an Extra Top-Heavy Plan, then parts (a) and (b) of
     Section 4.10(1) shall be calculated by substituting "1.0" for "1.25" for each place such "1.25" figure appears, and Code Section 415(e)(6)(B)(I) shall be calculated by substituting "$41,500: for "$51,875" for each place such "$51,875" amount appears.
          14.7 Coordination With Other Plans. (1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.




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

          (2) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 14.4; and the minimum contribution required for a Non-Key Employee in this Plan under
Section 14.5 will be reduced or eliminated, in accordance with the requirements of Code Section 416 and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).
          (3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in Code Section 416 and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such Code Section 416 and the Regulations thereunder.

                  ARTICLE XV. - PROVISIONS RELATING TO VOTING
                         AND TENDER OFFERS FOR NCC STOCK
          15.1 Voting of NCC Stock. All voting rights on shares of NCC Stock held by the Trustee shall be exercised by the Trustee only as directed by the Participants and Beneficiaries with respect to allocated shares of NCC Stock, and acting in their capacity as Named Fiduciaries (within the meaning of Section 402 of ERISA) with respect to unallocated and non-directed shares of NCC Stock, in accordance with the following provisions of this Section:
          (1) As soon as practicable before each annual or special shareholders' meeting of the Company, the Trustee shall furnish to each Participant a copy of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares allocated to such Participant's Account and a proportionate share (based on the amount of any shares allocated to his Account) of any unallocated shares and non-directed shares (including fractional shares to 1/1000th of a share) are to be voted. The Company and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. Except as provided in Subsection (d) of this Section, the materials furnished to the Participants shall include a notice from the Trustee explaining each Participant's right to instruct the Trustee with respect to the voting of allocated and unallocated shares. Upon timely



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receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Participants' instructions) shall vote the shares as instructed. If voting instructions for shares of NCC Stock allocated or unallocated to the Account of any Participant are not timely received by the Trustee for a particular shareholders' meeting, such shares shall not be voted in accordance with the instructions but shall be voted as provided in Subsection (3) below. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Company, or of any other Employer, except as otherwise required by law.
          (2) With respect to all corporate matters submitted to Participants, all shares of NCC Stock allocated to the Accounts of Participants shall be voted only in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to direct the voting of shares of NCC Stock (including fractional shares to 1/1000th of a share) allocated to his Account. With respect to shares of NCC Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to such allocated shares as if such Beneficiary were the Participant.
          (3) Each Participant who has been allocated NCC Stock in his Account and who is entitled to vote on any manner presented for a vote by the shareholders also shall, as a Named Fiduciary, direct the Trustee with respect to the vote of a portion of the shares of NCC Stock that are unallocated to the Account of any Participant and the Shares of NCC Stock allocated to Participants' Accounts for which no timely instructions were received. Such direction shall be with respect to such number of votes equal to the total number of votes attributable to NCC Stock not allocated to the Accounts of Participants and non-directed shares multiplied by a fraction, the numerator of which is the number of shares of NCC Stock allocated to the Participant's Account and the denominator of which is the total number of shares allocated to the Accounts of such Participants who have provided directions to the Trustee with respect to unallocated shares under this Subsection. Each Participant's voting instructions shall be separately stated as to his allocated shares on the one hand, and as a Named Fiduciary with respect of a portion of the unallocated and non-directed shares



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on the other hand. Fractional shares shall be rounded to the nearest 1/100th of a share.
          15.2 Tender Offers. Except as otherwise expressly provided in the Plan, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of or tender or withdraw, any shares of NCC Stock held by it under the Plan. All tender or exchange decisions with respect to NCC Stock held by the Plan shall be made only by the Participants and Beneficiaries with respect to shares allocated to their accounts, and Participants and Beneficiaries acting in their capacity as Named Fiduciaries (within the meaning of Section 402 of ERISA) with respect to unallocated and non-directed shares in accordance with the following provisions of this Section:
          (1) In the event an offer shall be received by the Trustee (including a tender offer for shares of NCC Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of NCC Stock held by the Plan, the Trustee shall advise each Participant who has shares of NCC Stock credited to such Participant's Account in writing of the terms of the offer as soon as practicable after its commencement and shall furnish each Participant with a form by which he may separately instruct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's Account and (based on any NCC Stock allocated to such Participant's Account) a proportionate share of any unallocated shares and non-directed shares (including fractional shares to 1/1000th of a share). The materials furnished to the Participants shall include:
          (a) a notice from the Trustee explaining Participants' rights to instruct the Trustee with respect to allocated and unallocated and non-directed shares as provided herein; and
          (b) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934.
The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determine to be appropriate; provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with complete copies of all such



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materials. The Company and the Committee shall cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.
          (2) The Trustee shall tender or not tender shares or exchange shares of NCC Stock allocated to the Accounts of any Participant (including fractional shares to 1/1000th of a share), only as and to the extent instructed by the Participant. With respect to shares of NCC Stock allocated to the Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company, or of any other Employer, except as otherwise required by law.
          (3) Each Participant who has been allocated NCC Stock in his Account and who is entitled to direct the Trustee whether or not to tender or exchange shares of NCC Stock allocated to his Accounts also shall direct the Trustee, as a Named Fiduciary, with respect to the tender or exchange of a portion of the shares of NCC Stock that are unallocated to the Account of any Participant and of the shares of NCC Stock allocated to Participants' Accounts for which no timely instructions are received. Such direction shall apply to such number of unallocated and non-directed shares multiplied by a fraction, the numerator of which is the number of shares of NCC Stock allocated to the Participant's Account and the denominator of which is the total number of shares of NCC Stock allocated to the Accounts of such Participants who have provided directions to the Trustee with respect to unallocated shares under this Subsection. Each Participant's directions shall be separately stated as to his allocated shares on the one hand and as a Named Fiduciary with respect to a portion of the unallocated and non-directed shares on the other hand. Fractional shares shall be rounded to the nearest 1/1000th of a share.
          (4) In the event, under the terms of a tender offer or otherwise, any shares of NCC Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants entitled under this Section to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.
          (5) In the event that an offer for fewer than all of the shares of NCC Stock held by the Trustee shall be received by the Trustee, each Participant who has been allocated any NCC Stock subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such



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

offer (as provided by Subsections (1)-(4) of this Section) with respect to the largest portion of such NCC Stock as may be possible given the total number or amount of shares of Stock the Plan may sell, exchange or transfer pursuant to the offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Section to sell, exchange or transfer such shares pursuant to such offer, each on a pro rata basis in accordance with the number or amount of such shares allocated to his Accounts.
          (6) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to Subsections (1)-
(4) of this Section regarding such offer, and prior to termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee:
          (a) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and
          (b) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer.
The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Subsections (1)-(4) of this Section. With respect to any further offer for any NCC Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.
          (7) A Participant's instructions to the Trustee to tender or exchange shares of NCC Stock shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares shall be credited to the Account of the Participant whose shares were tendered and shall be used by the Trustee to purchase NCC Stock, as soon as practicable. In the interim, the Trustee shall invest such funds in obligations or instruments which are appropriate investments for the Money Market Fund.
          (8) Subject to any provisions of this Plan to the contrary, in the



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event the Company initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Company not to tender or exchange any shares of NCC Stock in such offer, in which event, the foregoing provisions of this Section shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of NCC Stock (allocated or unallocated) in such offer.

                    ARTICLE XVI. - LEVERAGED ESOP PROVISIONS
          16.1 Definitions. For purposes of this Article, the following terms shall have the following meanings:
          (1) Allocated Dividends: Cash dividends which are paid during the Plan Year on NCC Stock held in a Participant's ESOP Sub-Account which was acquired with the proceeds of an outstanding ESOP Loan.
          (2) Disqualified Person: A disqualified person within the meaning of Code Section 4975(e)(2).
          (3) Dividend Replacement Allocations: The allocation to a Participant's ESOP Sub-Account of NCC Stock equivalent in market value to the amount of the Allocated Dividends paid on shares credited to such ESOP Sub-Account on the record date of such dividend (which dividend was used during the Valuation Period ending on such Valuation Date in making an ESOP Loan amortization payment).
          (4) ESOP Interim Account: The account in which Excess ESOP Allocations shall be held and the operation of which is described in Section 16.5(3).
          (5)  ESOP Payment Account:  The account described in Section
16.4(1).
          (6) ESOP Sub-Account: The separate portion of a Participant's Matching Allocation Sub-Account which is credited with the amounts described in Section 16.5(3).
          (7)  ESOP Suspense Account:  The account described in Section
16.3(4).
          (8) Excess ESOP Allocations: Shares of NCC Stock held in the ESOP Interim Account which are not allocated to the ESOP Sub-Accounts as of a Valuation Date because the fair market value of shares of NCC Stock available to be allocated to the ESOP Sub-Accounts from the ESOP Interim Account (including Excess ESOP Allocations from an earlier Valuation Date in such Plan Year) at such Valuation Date are in excess of the required Matching Allocations and Dividend Replacement Allocations for such Valuation Date.




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

          (9)  Merchants Plan:  The Merchants National Corporation Thrift
Plan, as amended and restated as of October 1, 1990 and as further amended and in effect on June 30, 1992.
          (10) Supplemental ESOP Contribution: The Employer contributions described in Section 16.5(2)(b).
          (11) Unallocated Dividends: The cash dividends paid on NCC Stock held in the ESOP Suspense Account or ESOP Interim Account.
          (12) Valuation Period: The period from the last day following a Valuation Date to and including the next succeeding Valuation Date.
          16.2 In General: Effective as of July 1, 1992, as described in Appendix M hereto, the Merchants Plan shall be merged into the Plan and the ESOP feature of the Merchants Plan shall continue as part of this Plan in the manner described in this Article. On and after July 1, 1992, the Plan shall consist of two components, the ESOP Feature and the Profit Sharing Feature.
The ESOP Feature is described in this Article. The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7). The ESOP Feature is designed to invest primarily in "qualifying employer securities," as defined in Code Sections 4975(e)(8) and 409(l) and ERISA Section 407(d)(5). On and after July 1, 1992, Matching Allocations under this Plan shall be funded through the ESOP Feature. Matching Allocations made before July 1, 1992 to this Plan and all of other Employer and Employee contributions have been and shall continue to be funded through the Profit Sharing Feature of the Plan. The assets of the employee stock ownership plan feature of the Merchants Plan and all amounts credited to Participant's Accounts pursuant to the provisions of this Article shall constitute the ESOP Feature of this Plan. For purposes of this Article, any reference to NCC Stock acquired with the proceeds of an ESOP Loan shall be deemed to include shares of common stock of Merchants National Corporation that were acquired with the proceeds of the ESOP Loan made to the Merchants Plan which shares of common stock were converted into NCC Stock upon the merger of Merchants National Corporation and the Company. The provisions of this Article XVI shall supercede any contrary provisions of the Plan.
          16.3  ESOP Loan.
          (1) Authority. The Company may direct the Trustee to obtain an ESOP Loan or Loans. The term "ESOP Loan" means a loan made to the Plan (including the loan made to the Merchants Plan to




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which this Plan has succeeded by virtue of the merger of the Merchants Plan into this Plan), including a direct loan of cash, a purchase money transaction and an assumption of an obligation by the Plan. An ESOP Loan may be made by a Disqualified Person or may be secured by a guarantee of a Disqualified Person. "Guarantee" includes an unsecured guarantee and the use of the assets of a Disqualified Person as collateral for an ESOP Loan.
          (2) Conditions of Loans. An ESOP Loan must be primarily for the benefit of the Participants and their Beneficiaries. The terms of an ESOP Loan, whether or not between independent parties, must, at the time the ESOP Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties. At the time the ESOP Loan is made, the interest rate for the ESOP Loan must not be in excess of a reasonable rate of interest, taking into account the amount and duration of the ESOP Loan, the security and guarantee (if any) involved, and the interest rate prevailing for comparable loans. The term of the ESOP Loan must be definitely ascertainable.
          (3) Use of Loan Proceeds. The proceeds of an ESOP Loan must be used within a reasonable time after their receipt by the Plan and may be used only for one or more of the following purposes:
          (a) to acquire NCC Stock,
          (b) to repay the ESOP Loan, or
          (c) to repay a prior ESOP Loan.
          (4) ESOP Suspense Account. All assets acquired by the Plan with the proceeds of an ESOP Loan shall be added to and maintained in the ESOP Suspense Account. The note or any security agreements executed by the Trustee in connection with an ESOP Loan shall provide that assets shall be released from the ESOP Suspense Account pursuant to the provisions of Section 16.5(1) as though all securities in the ESOP Suspense Account were encumbered.
          (5) Liability and Collateral for Loan. An ESOP Loan must be without recourse against the Plan. The only assets of the Plan which may be used as collateral on an ESOP Loan are NCC Stock acquired with the proceeds of the ESOP Loan and NCC Stock that was used as collateral on a prior ESOP Loan. Except as permitted pursuant to Code Section 404(k), no person entitled to payment under an ESOP Loan shall have any right to assets of the Plan other than --
          (a)  collateral given for the ESOP Loan,
          (b) Employer contributions that are made to the Plan to meet its obligations under the ESOP Loan, and
          (c) earnings attributable to such collateral and the investment of such Employer contributions.
          (6) Default. The note or any security agreements executed by the Trustee in connection with an ESOP Loan shall provide that in the event of



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default under the ESOP Loan, the value of assets of the Plan, if any, transferred in satisfaction of the Loan must not exceed the amount of such default and if the lender is a Disqualified Person, the ESOP Loan must provide for the transfer of such assets only upon and to the extent of the failure of the Trustee to meet the payment schedule of the ESOP Loan.
          (7) Limitation on Payments. Payments made by the Trustee with respect to an ESOP Loan during a Plan Year shall not exceed the sum of (a) ESOP Contributions made during the Plan Year and each prior Plan Year to meet its obligations under the ESOP Loan and the earnings attributable to the investment of such Contributions and (b) earnings attributable to allocated and unallocated NCC Stock acquired with the proceeds of any ESOP Loan, reduced by (c) payments made under the ESOP Loan in prior Plan Years, and increased by (d) the proceeds of any sale of NCC Stock held in the ESOP Suspense Account used to make payments on such ESOP Loans. Such ESOP Contributions and earnings shall be accounted for separately in the books of account of the ESOP Feature until the ESOP Loan is repaid.
          16.4 Repayment of Loan. (1) The Trustee shall cause the Plan to repay the ESOP Loan to the lender as payments on the ESOP Loan are required pursuant to the terms of the ESOP Loan agreement. If ESOP Contributions are made prior to the date on which a payment is required under an ESOP Loan agreement or in excess of the amount of a required payment, upon the direction of the Company pursuant to Section 16.8, the Trustee shall cause the Plan to apply such ESOP Contributions to the prepayment of the ESOP Loan. Payments shall be made from the ESOP Payment Account. Except as otherwise provided herein, the ESOP Payment Account shall hold:
          (a) proceeds (if any) arising from the sale of NCC Stock held in the ESOP Suspense Account;
          (b) Allocated Dividends and Unallocated Dividends (to the extent provided by Section 16.13(1);
          (c) Employer contributions (if any) made with respect to the ESOP Feature; and
          (d) proceeds (if any) of a subsequent ESOP Loan made to repay a prior ESOP Loan.
          (2) In the event of default upon an ESOP Loan for failure to meet the required payment schedule, the Trustee shall transfer shares of NCC Stock in the ESOP Suspense Account to the ESOP Payment Account that are sufficient,



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

when added to the other assets in the ESOP Payment Account, to make the required ESOP Loan payment.
          16.5  Contributions, Release from ESOP Suspense Account and
Allocation Among Participants' Accounts.
          (1) Release. Each Valuation Date that payment is made on an ESOP Loan (whether a regularly-scheduled payment or a prepayment, but not including any prepayment made with the proceeds of a new ESOP Loan incurred to refinance an existing ESOP Loan), the Trustee shall release shares of NCC Stock then held in the ESOP Suspense Account for allocation to Participants' Accounts. The number of shares of NCC Stock to be released for each Valuation Period shall equal the number of encumbered shares held in the ESOP Suspense Account immediately before the payment multiplied by a fraction the numerator of which is the amount of principal and interest paid at such time and the denominator of which is the sum of the numerator and the principal and interest to be paid under the ESOP Loan later in such Plan Year and in all future Plan Years without regard to any possible extension or renewal periods. The shares of NCC Stock released from the ESOP Suspense Account pursuant to this Subsection shall be transferred to the ESOP Interim Account, and such shares shall be allocated as specified in subsection (3) below.
          (2) Contributions. A Participant shall be entitled to an allocation to his ESOP Sub-Account for each Valuation Period equal to his Matching Allocations required under Section 3.6 and with respect to the last Valuation Period of a Plan Year, under Section 3.8, if any, payable in the form of NCC Stock. A Participant with an undistributed ESOP Sub-Account shall also be entitled to share in any Dividend Replacement Allocations during such Valuation Period. The required Matching Allocations and the Dividend Replacement Allocations shall be funded by shares of NCC Stock released from the ESOP Suspense Account (as provided in Subsection (1)) and as a result of the ESOP Contributions made by the Employer and Supplemental ESOP Contributions described below:
          (a) ESOP Contributions. For each Valuation Period during which an ESOP Loan is outstanding, the Employers may make ESOP Contributions to the Trustee in such amount or under such a formula as the Company may determine, provided that the aggregate ESOP Contributions made for a Plan Year are an amount sufficient (after taking into account the use of certain



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

     amounts lent to the Trustee, Allocated Dividends and Unallocated Dividends in accordance with Section 16.13(1)) to enable the Trustee to repay the amounts of principal and interest on any ESOP Loan which become due and payable. The share of each Employer in the aggregate ESOP Contributions for each Plan Year shall be equal to the total amount of ESOP Contributions attributable to the Participants who are Employees of such Employer, as determined by the Company.
          (b) Supplemental ESOP Contributions. (i) With respect to each Valuation Period, the Employers shall make Supplemental ESOP
     Contributions as of the Valuation Date in such Valuation Period if:
               (A) the fair market value (as determined as of such Valuation
          Date) of shares of NCC Stock released from the ESOP Suspense Account and allocated as of the Valuation Date in such Valuation Period is less than
               (B) the sum (during such Valuation Period) of the Dividend Replacement Allocations and required Matching Allocations for such Valuation Period reduced by:
                    (I) the amount of Excess ESOP Allocations from prior
               Valuation Periods in such Plan Year not previously applied to reduce required Matching Allocations and Dividend Replacement Allocations, and
                    (II) amounts from prior Plan Years in excess of limits
               prescribed in Section 4.9 and Section 4.10 which have not been applied in prior Valuation Periods.
          If (B) exceeds (A), the Employers shall make, as soon as practicable after such Valuation Date, Supplemental ESOP Contributions to the Trustee in the aggregate amount required to fund allocations of NCC Stock which are equal to the excess of (B) over (A) determined above as of such Valuation Date.
               (ii) The aggregate Supplemental ESOP Contributions, if any, for any Valuation Period shall be determined by the Company pursuant to the first sentence of this Subsection (b). The share of each Employer in the aggregate Supplemental ESOP Contributions (if any) for any such Period shall be equal to the total amount of Supplemental ESOP Contributions required to fund allocations to the ESOP Sub- Accounts of Participants who are Employees of such Employer, as determined by the Company. The Employers, as directed by the Company, may make all or a portion of the Supplemental ESOP Contributions by (A) contributing cash to the Trustee which the Trustee shall use to



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

           prepay part of the ESOP Loan(s) to release additional shares of NCC Stock as of the applicable Valuation Date, (B) contributing cash to the Trustee which the Trustee shall use to buy NCC Stock for allocation as of the applicable Valuation Date, (C) contributing NCC Stock for allocation as of the applicable Valuation Date, or (D) any combination of the foregoing.
          (3) Application and Allocation. Both Supplemental ESOP Contributions (whether in cash or in the form of NCC Stock) that are not applied to an ESOP Loan payment and shares of NCC Stock released from the ESOP Suspense Account by reason of ESOP Loan payments and held in the ESOP Interim Account shall be allocated to Participants' ESOP Sub-Accounts in accordance with the provisions of this Section 16.5(3). For each Valuation Period the amounts of allocations shall be determined in accordance with the following, and in the following order of priority:
          (a) Dividend Replacement Allocation. To the extent that Allocated Dividends are to be applied to repay an ESOP Loan as provided by Section 16.13(1), such dividends shall not be allocated to Participants' ESOP Sub-Accounts, but Dividend Replacement Allocations of released shares of NCC Stock (and, if applicable, shares of NCC Stock contributed as part of a Supplemental ESOP Contribution or purchased by the Trustee with cash contributed as part of a Supplemental ESOP Contribution) shall be made with respect thereto in accordance with the following provisions:
                (i) The aggregate amount of the Allocated Dividends shall be calculated as of the relevant record date for dividends paid on shares of NCC Stock, based on the aggregate number of shares of NCC Stock allocated to ESOP Sub-Accounts as of such record date. Dividend Replacement Allocations with respect thereto shall be made as of each Valuation Date, as soon as practicable following a release of shares from the ESOP Suspense Account which results from an ESOP Loan amortization payment made, partially or wholly, with Allocated Dividends. The Dividend Replacement Allocations shall be made with released shares of NCC Stock (and, if applicable, any NCC Stock contributed as part of a Supplemental ESOP Contribution or purchased by the Trustee with cash contributed as part of a Supplemental ESOP Contribution made to fund Dividend Replacement Allocations) having an aggregate fair market value (determined at the applicable Valuation

          Date) equal to the amount of Allocated Dividends, and shall be allocated to the ESOP Sub-Accounts of Participants to which shares were credited as of the relevant record date for such Allocated Dividends, such allocation to be made in proportion to the shares of NCC Stock so credited; provided, however, that the Dividend Replacement Allocation amounts for the Valuation Date which is the last day of the Plan Year shall first be satisfied with any unused amount of Excess ESOP Allocations held in the ESOP Interim Account from the preceding Valuation Date in such Plan Year (valued at fair market value as of such last day of the Plan Year).
          (b) Matching Allocations. After the completion of the Dividend Replacement Allocations, the Matching Allocations required under Sections
    3.6 and 3.8 for each Participant shall be made as of the Valuation Date for such Valuation Period. As soon as practicable following each such determination, released shares of NCC Stock (and, if applicable, NCC Stock contributed as a Supplemental ESOP Contribution or purchased by the Trustee with a cash Supplemental ESOP Contribution) having an aggregate fair market value (as of the applicable Valuation Date) equal to the Matching Allocations required under Sections 3.6 and 3.8 with respect to each Participant shall be allocated as of such Valuation Date to such Participant's ESOP Sub-Account. If after the allocation of shares released from the ESOP Suspense Account the required Matching Allocations for such Valuation Date are not met, the Committee shall apply any unused amount of Excess ESOP Allocations from the prior Valuation Date, if any, in such Plan Year (valued at fair market value as of the date of an allocation thereof) for purposes of meeting the required Matching Allocations for such Valuation Date. For purposes of determining the amount of shares of NCC Stock to be allocated as required Matching Allocations, shares of NCC Stock released from the ESOP Suspense Account shall be valued at their fair market value as of the applicable Valuation Date on which they are to be allocated.
          (c) Excess Shares. Subject to Sections 4.9 and 4.10, if at the end of a Plan Year after the completion of the foregoing allocations for the Plan Year there are still Excess ESOP Allocation shares of NCC Stock held in the ESOP Interim Account which have not been allocated, then such shares shall be allocated to each Participant who would be eligible in accordance with the provisions of Section 3.8 to share in a Matching Allocation made pursuant to Section 3.8 for the Plan Year (whether or not a Matching Allocation is in fact made pursuant to Section 3.8 for such Plan Year). The amount of such shares to be allocated to each such Participant shall be the amount that bears the same ratio to the total amount of Excess ESOP Allocation shares as the Credited Compensation of such Participant for the Plan Year bears to the aggregate Credited Compensation of all such Participants for such Plan Year. An allocation under this Subsection shall be allocated to the Participants' ESOP Sub-Accounts as part of the ESOP Feature.
          16.6 Investment of ESOP Feature. The Trust Fund assets held under the ESOP Feature of the Plan (other than the ESOP Suspense Account) shall be invested in the NCC Stock Fund. The proceeds of an ESOP Loan shall be invested in NCC Stock. Such NCC Stock shall be subject to the provisions of Section 16.10.
          16.7 Acquisition and Disposition of Employer Securities. (1) General. Any purchase of NCC Stock by the Trust Fund shall be made at a price which is not in excess of it fair market value. The Committee shall determine fair market value of any nonpublicly traded NCC Stock based upon the value determined by an independent appraiser having expertise in rendering such evaluations and meeting requirements similar to those contained in Treasury Regulations under Code
Section 170(a)(1). The Committee may direct the Trustee to buy NCC Stock from, or sell NCC Stock to, any person, subject to Subsection (2). All sales of NCC Stock shall be charged pro rata to the ESOP Sub-Accounts of the Participants.
          (2) Transactions with Disqualified Persons. In the case of any transaction involving NCC Stock between the Trust Fund and a Disqualified Person or any transaction involving NCC Stock which is subject to ERISA Section 406(b), no commission shall be charged with respect to the transaction and the transaction shall be for adequate consideration (as defined in ERISA Section 3(18)) or, in the case of an evidence of indebtedness of an Employer or an affiliate of an Employer, at a price not less favorable to the Plan than the price determined under ERISA Section 407(e)(1).
          16.8 Employer Contributions to Retire Debt. Contributions made to the Plan shall be designated by the Company so as to indicate which portion of the contribution may be used to retire ESOP Loans. If the Loan may be accelerated at the election of the borrower, the Company shall have sole discretion to direct the Trustee to accelerate repayment of the ESOP Loan.
          16.9  Stock Rights and Restrictions.
          (1) Company Stock Acquired by Loan. Except as provided in Section 16.10, no NCC Stock acquired with the proceeds of an ESOP Loan shall be subject to a put, call, or other option, or buy-sell or similar arrangement



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

while held by and when distributed from the Plan.
          (2) Nonterminable Restrictions. The protections and rights of Subsection (1) and Section 16.10 shall be non-terminable. If the ESOP Feature holds or has distributed NCC Stock acquired with the proceeds of an ESOP Loan, the foregoing protections and rights shall continue to apply to such NCC Stock after the ESOP Loan is repaid and whether or not the Plan's ESOP Feature continues.
          16.10  Put Option on Company Stock Acquired with a Loan.
          (1) When Put Required. If a Participant receives a distribution of NCC Stock which was acquired with the proceeds of an ESOP Loan, and either:
          (a) the NCC Stock is not publicly-traded stock, or
          (b) the NCC Stock is subject to a trading limitation under federal or state securities law, or regulations thereunder, or an agreement which would make the NCC Stock not as freely tradable as stock not subject to such limitation, then the NCC Stock distributed to the Participant (or his Beneficiary) must be subject to a put option as described in this Section.
          (2) Holder of Put. The put option shall be exercisable by the Participant or, if deceased, by the Participant's Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the NCC Stock passes by reason of the death of the Participant or the Beneficiary.
          (3) Responsibility for Put. The holder of the put option shall be entitled to put the NCC Stock to the Company. The Committee shall have the authority to have the Plan assume the rights and obligations of the Company at the time the put option is exercised by directing the Trustee to repurchase the NCC Stock; provided, however, that under no circumstances may the put option bind the Plan. If it is known at the time an ESOP Loan is made that federal or state law will be violated by the Company's honoring the put option, the put option must permit the NCC Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Company or a shareholder other than the Plan) that has substantial net worth at the time the ESOP Loan is made and whose net worth is reasonably expected to remain substantial.
          (4) Duration of Put. The holder of the put option shall be entitled to exercise the option at any time during two option periods. The first option period shall be the 60-day period commencing on the date of the distribution of the NCC Stock, and if the option is not exercised during that period, a




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

second 60-day period shall commence in the following Plan Year pursuant to applicable Treasury Regulations. The period during which a put option is exercisable does not include any time when a holder of the put option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.
          (5) Manner of Exercise. A put option is exercised by the holder notifying the Company in writing that the option is being exercised.
          (6) Price. The exercise price for a put option shall be the value of the NCC Stock (as determined pursuant to Treasury Regulation Section 54.4975-11(d)(5)) based on all relevant factors for determining the fair market value of the NCC Stock and shall be made in good faith. In the case of a transaction between the Plan and a Disqualified Person, value shall be determined as of the date of the transaction. For all other purposes, value shall be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a Disqualified Person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to a transaction involving a right of first refusal or a put option with respect to NCC Stock distributed under this Plan will be deemed to be a good faith determination of value.
          (7) Payment Terms and Restrictions. The terms of payment for the sale of NCC Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments as provided by the Committee. An agreement to pay through installments shall be permissible only if --
          (a) the agreement is adequately secured, as determined by the Committee,
          (b) a reasonable rate of interest is charged, as determined by the Committee,
          (c)  annual payments are equal,
          (d) installment payments must begin not later than 30 days after the date the put option is exercised,
          (e)  the term of payment does not extend beyond the greater of --
               (i) five years from the date the put option is exercised, or
               (ii) the earlier of --
                    (A) ten years from the date the put option is exercised, or
                    (B) the date the ESOP Loan used by the Plan to acquire NCC
               Stock subject to the put option has been entirely repaid, and




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

          (f) in all other respects the requirements of Treasury Regulations Section #54.4975-7(b)(12)(iv) are satisfied.
          16.11 Diversification of Investment. Participants may diversify the investment of amounts held in their ESOP Sub-Accounts by transferring amounts held in their ESOP Sub-Accounts from the NCC Stock Fund to one of the other Investment Funds maintained under the Profit Sharing Feature in accordance with the provisions of Section 5.6. Any transfer of such amounts from the NCC Stock Fund to another Investment Fund shall be deemed to be a transfer from the ESOP Feature to the Profit Sharing Feature.
          16.12 Stock Disposition Ordering Rule. In any case where the Trustee is required to distribute or dispose of NCC Stock, shares of NCC Stock acquired with the proceeds of an ESOP Loan shall not be distributed or disposed of prior to any other shares of NCC Stock held under the ESOP Feature.
          16.13  Miscellaneous ESOP Feature Provisions.
          (1) Application of Dividends. All cash dividends on NCC Stock allocated to Participants' ESOP Sub-Accounts may, as determined by the Company, be used, in whole or in part, consistent with Code Section 404(k) to make principal or interest payments on an ESOP Loan, or may be retained in the Participant's ESOP Sub-Accounts or paid out to the Participant. The Company may determine how such dividends may be applied for any Valuation Period up to the time when such dividends are finally allocated to the ESOP Sub-Accounts of Participants as of the last day of such Valuation Period. Such dividends may not be used for payment of an ESOP Loan unless the Dividend Replacement Allocations described in Section 16.5(3)(a) are made. Except as otherwise directed by the Company, all cash dividends on unallocated shares of NCC Stock held in the ESOP Suspense and Interim Accounts shall be used to repay an ESOP Loan related to such shares of NCC Stock.
          (2) Independent Appraiser. NCC Stock held in Participants' ESOP Sub-Accounts shall be valued as of each Valuation Date, or at the discretion of the Committee, more frequently. All valuations of NCC Stock held in Participants' ESOP Sub-Accounts which is not readily tradeable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1).
          (3) Termination of ESOP Component. Upon a complete termination of



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

the Plan or of the ESOP Feature but only to the extent permitted by the Code and ERISA, any unallocated NCC Stock shall be sold either to the Company (at a price no less than fair market value) or on the open market. To the extent permitted by the Code and ERISA, the proceeds of such sale shall be used to satisfy any outstanding ESOP Loan and the balance of any funds remaining shall be allocated as income to each Participant's ESOP Sub-Account based on the proportion that the Participant's ESOP Sub-Account balance as of the immediately preceding Valuation Date bears to the aggregate ESOP Sub-Account balances of all Participants as of the immediately preceding Valuation Date, provided, however, that former Participants, if any, who transferred from this Plan to a Comparable Savings Plan during the thirty (30) days immediately prior to such termination shall share in such allocation on the basis of the balance(s) in their ESOP Sub-Account(s) immediately prior to any such transfer(s).

                           ARTICLE XVII. - APPENDICES
          17.1 Rules Governing Construction of Appendices. Each Appendix attached hereto contains terms and conditions governing the application of the Plan to the group of Employees described therein. In the event of an inconsistency between the other provisions of the Plan and such terms and conditions set forth in an Appendix, the latter shall control as to the Employees (or former Employees) covered by such Appendix; provided, however, that if such inconsistency results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control as to the Employees (or former Employees) covered by such Appendix. The terms and provisions of the Appendices that were adopted before the effective date of this amendment and restatement of the Plan shall remain in effect until changed or superceded. Any reference in any Appendix to provisions of the Plan as in effect at the time such Appendix became effective shall be deemed to refer to the comparable provisions of the Plan as later amended or restated.
          17.2 Appendix A -- National City Bank Deferred Profit Sharing Plan and Trust -- Merger into this Plan and Trust. Attached hereto and made a part of the Plan and Trust is Appendix A, relating to and providing for the merger of the National City Bank Deferred Profit Sharing Plan and Trust, as amended, into this Plan and Trust as of June 30, 1987 (or such later date as may be required by applicable law).

          17.3 Appendix B -- BancOhio Corporation 1982 Qualified Employee Stock Purchase Plan and Trust -- Merger into this Plan and Trust. Attached hereto and made a part of the Plan and Trust is Appendix B, relating to and providing for the merger of the BancOhio Corporation 1982 Qualified Employee Stock Purchase Plan and Trust, as amended, into this Plan and Trust as of December 31, 1987 (or such later date as may be required by applicable law).
          17.4 Appendix C -- First Kentucky National Corporation Thrift Plan - -- Merger into this Plan and Trust. Attached hereto and made a part of the Plan and Trust is Appendix C, relating to and providing for the merger of the First Kentucky National Corporation Thrift Plan, as amended, into this Plan and Trust as of January 1, 1989.
          17.5 Appendix D -- First Kentucky National Corporation Retirement Plan -- Merger into this Plan and Trust. Attached hereto and made a part of the Plan and Trust is Appendix D, relating to and providing for the merger of the First Kentucky National Corporation Retirement Plan, as amended, into this Plan and Trust as of January 1, 1989.
          17.6 Appendix E -- Farmers-Citizens Bank Amended and Restated Profit-Sharing Retirement Plan -- Merger into this Plan and Trust. Attached hereto and made a part of the Plan and Trust is Appendix E, relating to and providing for the merger of the Farmers-Citizens Bank Amended and Restated Profit-Sharing Retirement Plan, as amended, into this Plan and Trust as of January 1, 1989.
          17.7 Appendix F -- Adoption by NCC Services, Inc. Attached hereto and made a part of the Plan and Trust is Appendix F relating to the adoption of the Plan by NCC Services, Inc.
          17.8 Appendix G -- Crestwood State Bank Savings Plan -- Merger into this Plan and Trust. Attached hereto and made a part of the Plan and Trust is Appendix G, relating to and providing for the merger of the Crestwood State Bank Savings Plan into this Plan and Trust as of January 1, 1990.
          17.9 Appendix H -- Gem Savings Retirement Savings Plan -- Merger into this Plan and Trust. Attached hereto and made a part of this Plan and Trust is Appendix H relating to and providing for the merger of the Gem Savings Retirement Savings Plan into this Plan and Trust as of February 1, 1990.
          17.10 Appendix I -- Gem Savings Retirement Security Plan -- Merger into this Plan and Trust. Attached hereto and made a part of this Plan and Trust is Appendix I relating to and providing for the merger of the Gem



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

Savings Retirement Security Plan into this Plan and Trust as of February 1,
1990.
          17.11 Appendix J -- Buckeye Financial Corporation Employee Stock Ownership Plan -- Merger into this Plan and Trust. Attached hereto and made a part of this Plan and Trust is Appendix J relating to and providing for the merger of the Buckeye Financial Corporation Employee Stock Ownership Plan into this Plan and Trust as of January 24, 1991.
          17.12 Appendix K -- Buckeye Financial Corporation Section 401(k) Plan -- Merger into this Plan and Trust. Attached hereto and made a part of this Plan and Trust is Appendix K relating to and providing for the merger of the Buckeye Financial Corporation Section 401(k) Plan into this Plan and Trust as of March 1, 1991.
          17.13 Appendix L -- Ohio Citizens Bank Profit-Sharing Retirement Plan and Declaration of Trust -- Merger into this Plan and Trust. Attached hereto and made a part of this Plan and Trust is Appendix L relating to and providing for the merger of the Ohio Citizens Bank Profit-Sharing Retirement Plan and Declaration of Trust into this Plan and Trust as of April 30, 1992 immediately after the spin off and transfer of certain assets of the Ohio Citizens Bank Profit-Sharing Retirement Plan and Declaration of Trust to The National City Savings and Investment Plan No. 2 and Trust.
          17.14 Appendix M -- Merchants National Corporation Thrift Plan -- Merger into this Plan. Attached hereto and made a part of this Plan is Appendix M relating to and providing for the merger of the Merchants National Corporation Thrift Plan into this Plan as of July 1, 1992.
          17.15 Appendix N -- Conversion to Daily Access System. Attached hereto and made a part of this Plan is Appendix N relating to and providing for the conversion of the Plan and Trust to a daily access system (originally identified as "Appendix M" and added by "Amendment No. 16 to the National City Savings and Investment Plan and Trust," executed October 12, 1993).
          17.16 Appendix O -- Ohio Bancorp Profit Sharing and 401(k) Savings Plan -- Merger into this Plan and Trust. Attached hereto and made a part of this Plan and Trust is Appendix O relating to and providing for the merger of the Ohio Bancorp Profit Sharing and 401(k) Savings Plan into this Plan and Trust as of the Consolidation Date defined therein.
          17.17 Appendix P -- Military Banking Division Savings and Investment Plan -- Merger into this Plan and Trust. Attached hereto and made



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

a part of this Plan and Trust is Appendix P relating to and providing for the merger of the Military Banking Division Savings and Investment Plan and Trust into this Plan and Trust as of January 1, 1995 (or such later date as may be required by applicable law).
          This amendment and restatement of the National City Savings and Investment Plan is hereby executed at Cleveland, Ohio, this 30th day of December, 1994 but effective as otherwise herein set forth.

NATIONAL CITY BANK, TRUSTEE                      NATIONAL CITY CORPORATION


By:  R. KENT LUDWIG                              By:  DAVID A. DABERKO
     ----------------------                           --------------------
     Title: Vice President                            Title:


And: J.M. BUCHAGEN                               And: SHELLEY J. SEIFERT
     ----------------------                           --------------------
     Title: Vice President                            Title:


                                    EXHIBIT A

                             Participating Employers
                               as of July 1, 1992

National City Bank, Akron
First National Bank of Ashland
National City Bank
National City Bank, Northeast
BancOhio National Bank
First National Bank, Dayton
National City Bank, Norwalk
Third National Bank of Sandusky
Ohio Citizens Bank



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

National City Trust Company
BancOhio Leasing Company
BancOhio Mortgage Company
W. Lyman Case & Company
First Kentucky National Corporation
First National Bank of Louisville
First Kentucky Trust Company
First National Bank, Louisville
First Kentucky Company
National Processing Company, Inc.
The American National Bank & Trust Company
Central Bank and Trust Company
CommerceNational Bank
First National Bank of Indiana
The Third National Bank of Ashland
Farmers-Citizens Bank
Crestwood State Bank
Gem Savings Association
NCC Services, Inc.
Merchants National Corporation
Madison Bank and Trust Company
Merchants National Bank & Trust Company of Indianapolis
Anderson Banking Company
Batesville State Bank
Central National Bank of Greencastle
Citizens National Bank of Tipton
Elston Bank & Trust Company
Farmers National Bank of Shelbyville
Fayette Bank and Trust Company
First National Bank of East Chicago
First National Bank of Indiana, Logansport
First National Bank of Indiana, New Albany
Hancock Bank & Trust Company
Mid State Bank
Mid State Bank of Hendricks County
The National Bank of Greenwood
The Seymour National Bank
Union State Bank
National Asset Management Corporation
Merchants Capital Management, Inc.
Mortgage Company of Indiana
National City Mortgage Corporation
Merchants Mortgage Company
North Madison Insurance Agency, Inc.



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

                               AMENDMENT NO. 1 TO
                                THE NATIONAL CITY
                      SAVINGS AND INVESTMENT PLAN AND TRUST
                      (As Restated Effective July l, l992)


         National City Corporation (a Delaware corporation), and National City Bank (a national banking association), Trustee, hereby adopts this Amendment No. 1 to the National City Savings and Investment Plan and Trust (As Restated Effective July l, l992) (the "Plan") effective as of January 1, 1989.

                                    Section 1
                                    ---------

         Subsection (12) of Section l.l of the Plan is hereby amended to read as follows:

                  "(12) Controlled Group: The Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of an Employer, are required by Code Sections 414(b),(c),(m) or (o) to be treated as if they were employed by a single employer."

                                    Section 2
                                    ---------

         Paragraph (a) of Subsection (15) of Section l.l of the Plan is hereby amended by deletion of the reference to "Section 1.1(19)" therein and the substitution in lieu thereof of a reference to "Section 1.1(21)".

                                    Section 3
                                    ---------

         Section l.l of the Plan is hereby further amended by the addition of a new Subsection 55A thereto to read as follows:

                  "(55A) Special Project Employee: An Employee hired for the performance of duties relating to a specific, non-recurring project, and who is advised at or prior to the commencement of his or her employment that such employment will automatically terminate upon the completion of such project."

                                    Section 4
                                    ---------

         Subsection (3) of Section 3.4 of the Plan is hereby amended to read as follows:

                  "(3) Contributions made to the Trust Fund pursuant to Sections
         (1) and (2) hereof shall be referred to herein as "Transfer Contributions". Solely with respect to Subsection (1) above, whether or not Transfer Contributions may be made by an Employee or group of Employees shall be determined by the Committee in its sole and absolute discretion. Transfer Contributions will be permitted only in amounts in excess of $1,000 and shall be in cash unless the Committee approves a Transfer Contribution of other property. Such Transfer Contribution shall be allocated to such existing or new Sub-Account(s) and the Trustee shall determine and shall be invested as specified in Section
         5.5. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section."

                                    Section 5
                                    ---------

         Section 7.6 of the Plan is hereby amended by deletion of the second sentence therein and the addition new second sentence therein to read as follows:

         "The Trustee shall be entitled to receive such reasonable compensation for its services as may be agreed upon by it and the Company; provided, however, that no Employee shall receive compensation from the Trust Fund for duties performed as a Trustee."

         EXECUTED at Cleveland, Ohio this 2nd day of May, l997 but effective as otherwise herein set forth.

NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By:                                         By: /s/ Shelley J. Seifert
   ----------------------------                --------------------------------
Title                                       Title: Sr. Vice President


And:                                        And: /s/ ???
     ----------------------------                ------------------------------
Title:                                      Title: Executive V.P.

                                 AMENDMENT NO. 2
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992)

--------------------------------------------------------------------------------

        National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 2 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan")

                                    SECTION I

         Effective as of October 31, 1996, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof.

                "17.18 APPENDIX Q -- INTEGRA FINANCIAL CORPORATION PROFIT SHARING-- MERGER INTO THIS PLAN. Attached hereto and made a part of this Plan is Appendix Q relating to and providing for the merger of the Integra Financial Corporation Profit Sharing Plan into this Plan as of October 31, 1996 (or such later date as may be required by applicable law).

                17.19 APPENDIX R -- LINCOLN SAVINGS BANK 401(K) PROFIT SHARING PLAN - MERGER INTO THIS PLAN. Attached hereto and made a part of this Plan is Appendix R relating to and providing for the merger of the Lincoln Savings Bank 401(k) Profit Sharing Plan into this Plan as of October 31, 1996 (or such later date as may be required by applicable law).

                17.20 APPENDIX S -- EQUIMARK EMPLOYEE RETIREMENT SAYING AND INVESTMENT PLAN -- MERGER INTO THIS PLAN. Attached hereto and made a part of this Plan is Appendix S relating to and providing -for the merger of the Equimark Employee Retirement Savings and Investment Plan into this Plan as of October 31, 1996 (or such later date as may be required by applicable law)."

                                    SECTION 2

         Effective as of March 15, 1996, Article XVII of the Plan is hereby amended by adding, the following new Section at the end thereof:

                    "17.21 APPENDIX T -- RELATING TO THE ACQUISITION OF FIRST DATA CORPORATION BV NATIONAL PROCESSING COMPANY, INC. Attached hereto and made a part of this Plan is Appendix T which relates to the acquisition of First Data Corporation by National Processing Company, Inc. and is effective as of March 15, 1996 (or such later date as may be required by applicable law)."

                                    SECTION 3

         Effective as of October 31, 1996, the Appendix to the Plan is hereby amended by adding, Appendices Q, R and S in the form attached hereto, at the end thereof.

                                    SECTION 4

         Effective as of March 15, 1996, the Appendix to the Plan is hereby amended by adding Appendix T in the form attached hereto, at the end thereof.

                                    SECTION 5

Effective as of October 31, 1996, Subsection (3) of Section 5.6 of the Plan is hereby deleted in its entirety.

         Effective as of October 31, 1996, Subsection (4) of Section 5.6 of the Plan is hereby amended as follows:

                (3) Any non-Participant, including, without limitation, a Beneficiary of a deceased Participant or an alternate payee under a qualified domestic relations order, shall have the same rights a Participant has under Subsections (1) and (2) of this Section.

                                    SECTION 7

         Effective as of December 1, 1996, Section. 6.10 of the Plan is hereby amended in its entirety to read as follows:

                "6.10 WITHDRAWAL OF AFTER-TAX, TRANSFER AND CERTAIN SUB-ACCOUNT CONTRIBUTIONS. (1) A Participant, whether or not he is an Employee, may elect to withdraw all or any portion of his After-Tax Contributions Sub-Account. A Participant shall be permitted to make only 2 such withdrawals during each Plan Year.

                  (2) A Participant, whether or not he is an Employee, may elect to withdraw all or any portion of his Transfer Contributions Sub-Account which is attributable to Transfer Contributions described in Section 3.4(2).

                  (3) A Participant, whether or not he is an Employee, may elect to withdraw all or any portion of his Sub-Account which was required to be established by any Appendix to the Plan; provided, however, that this Subsection
(3) shall not apply to any portion of any Sub-Account which is maintained irrespective of such Appendix. A Participant shall be permitted to make only 2 such withdrawals during each Plan Year.

                  (4) Withdrawals pursuant to this Section shall be paid to the participant as soon as practicable after, and shall be valued as of, the next Valuation Date, which is at least 30 days after the date on which the Participant files an application for a withdrawal with the Committee."

                Executed at Cleveland, Ohio this ___________ day of __________________________ , 1996.


NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION

By:                                        By:
   --------------------------------           -----------------------------
Title:                                     Title:
      -----------------------------             ---------------------------
                                           By:
                                              -----------------------------
                                           Title:
                                                 --------------------------


                                   APPENDIX Q
                          TO THE NATIONAL CITY SAVINGS
                               AND INVESTMENT PLAN
                               -------------------


                         (relating to the merger of the
               Integra Financial Corporation Profit Sharing Plan)



This Appendix Q, relates to the merger, effective as of October 31, 1996 of the Integra Financial Corporation Profit Sharing Plan into the Plan.

         1. APPENDIX Q CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix Q shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITION. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix Q shall have the same meaning as in the Plan. For purposes of this Appendix Q, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely October 31, 1996, of the merger of the Integra Plan into the Plan.

                  (b) INTEGRA PLAN: The Integra Financial Corporation Profit Sharing Plan, as amended through the day before the Effective Date and as in effect on the Effective Date.

                  (c) INTEGRA PLAN ACCOUNT: An account established and maintained by the Trustee for each Integra Plan Participant to reflect the amount credited to the Participant's accounts under the Integra Plan as of October 30, 1996.

                  (d) INTEGRA PLAN PARTICIPANT: Each individual who was a participant in the Integra Plan on October 30, l996.

                  (e) INTEGRA TRUST. The trust held pursuant to the Trust for the Integra Financial Corporation Profit Sharing Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Pursuant to the Instrument Merging Plans executed by National City Corporation, National City Bank, Trustee and National City Bank of Pennsylvania, Trustee upon the Effective Date the Integra Plan will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

         (a) Each person who is a Participant (as defined in the Integra Plan) in the Integra Plan immediately preceding the Effective Date shall become a Participant in the Plan as of the, Effective Date (unless such person is already a Participant in the Plan), provided such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said
Section 2.1 in order to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan. Each person who would have been eligible to participate in the Integra Plan immediately prior to the Effective Date but for the a-e, service and entry date requirements of such Plan and who is not already a Participant in the Plan shall become a Participant in the Plan on the earlier of (i) the first Eligibility Date on or after the Effective Date on which he or she would have been eligible to become a Participant under the provisions of the Integra Plan if the Integra Plan had remained in effect and by which Eligibility Date he or she has elected to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan provided he or she is then an Eligible Employee, or (ii) the first Eligibility Date on or after the Effective Date on which he or she fulfills the eligibility requirements of Section 2.1 of the Plan, provided that such person shall be deemed to have met the age requirement of sub-section (2) of said Section

2.1 and his or her service with Integra Financial Corporation, or any of -its subsidiaries, shall be counted in determining when he or she fufills the service requirements of sub-section (3) of said Section 2.1. All other persons shall become Participants in the Plan in accordance with the general provisions of the Plan.

         With respect to persons who become Participants in the Plan pursuant to this subsection (a), the vesting provisions of the Plan shall govern the nonforfeitability of all amounts transferred or contributed on his or her behalf to the Plan, provided that a Participant's vested interest in amounts transferred from the Integra Plan on his or her behalf shall not be less than it would have been under the provisions of the Integra Plan. Notwithstanding any provision of this Appendix Q, the Integra Plan or the Plan, the preceding sentence shall not apply to a Participant who is not credited with one Hour of Service under the Plan on or after the Effective Date and the provisions of the Integra Plan shall continue to apply in determining the nonforfeitable percentage of such Participant's accrued benefit derived from employer contributions under the Integra Plan.

         (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the Integra Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each Integra Plan Participant shall be accounted for in accordance with the following rules:

         (a) Amounts held in a Participant's accounts under the Integra Plan as of October 30, 1996 shall be credited to his Account under this Plan.
         (b) Sub-accounts shall be maintained for each Participant's Integra Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the Integra Plan.

         (c) A Participant's ESOP Sub-Account shall be established each Integra Plan Participant under this Plan and shall be subject to the provisions of this Plan applicable to ESOP Sub-Accounts.

         6. VESTING. Amounts credited to a Participant's Integra Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. Integra Plan benefits which were in the process of being distributed under the Integra Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the Integra Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 41 l(d)(6)) available under the Integra Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIAL DESIGNATIONS. Any persons or persons designated by a Integra Plan Participant as a beneficiary, or by the terms of the Integra Plan deemed to be a beneficiary, to receive any death benefit under the Integra Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix Q or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the Integra Plan assets merged into this Plan and to the Integra Plan Participants, and supersede the provisions of the Integra Plan.

         10. BENEFITS. Nothing contained in this Appendix Q shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the Integra Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the Integra Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the Integra Plan,

notwithstanding any other provision of the Plan as amended, or the Integra Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit' shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                   APPENDIX R
                          TO THE NATIONAL CITY SAVINGS
                               AND INVESTMENT PLAN
                               -------------------

                         (relating to the merger of the
                Lincoln Savings Bank 401(k) Profit Sharing Plan)

        This Appendix R relates to the merger, effective as of October 31, 1996 of the Lincoln Savings Bank 401 (k) Profit Sharing Plan into the Plan.

         1. APPENDIX R CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix R shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITIONS. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix R shall have the same meaning as in the Plan. For purposes of this Appendix R, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE Date: The effective date, namely October 31, 1996, of the merger of the Lincoln Plan into the Plan.

                  (b) LINCOLN PLAN: The Lincoln Savings Bank 401(k) Profit Sharing Plan, as amended through the day before the Effective Date and as in effect on the Effective Date.

                  (c) LINCOLN PLAN ACCOUNT: An account established and maintained by the Trustee for each Lincoln Plan Participant to reflect the amount credited to the Participant's accounts under the Lincoln Plan as of October 30, 1996.

                  (d) LINCOLN PLAN PARTICIPANT: Each individual who was a participant in the Lincoln Plan on October 30, 1996.

                  (e) LINCOLN TRUST. The trust held pursuant to the Trust for the Lincoln savings Bank 401(k) Profit Sharing Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Pursuant to the Instrument Merging Plans executed by National City Corporation, National City Bank, Trustee and National City Bank of Pennsylvania, Trustee upon the Effective Date the Lincoln Plan will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

         (a) Each person who is a Participant (as defined in the Lincoln Plan) in the Lincoln Plan immediately preceding the Effective Date shall become a Participant in the Plan as of the Effective Date (unless such person is already a Participant in the Plan), provided such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said
Section 2.1 in order to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan. Each person who would have been eligible to participate in the Lincoln Plan immediately prior to the Effective Date but for the age, service and entry date requirements of such Plan and who is not already a Participant in the Plan shall become a Participant in the Plan on the earlier of (i) the first Eligibility Date on or after the Effective Date on which he or she would have been eligible to become a Participant under the provisions of the Lincoln Plan if the Lincoln Plan had remained in effect and by which Eligibility Date he or she has elected to have

Before-Tax Contributions made on his or her behalf to the Trust under the Plan provided he or she is then an Eligible Employee, or (ii) the first Eligibility Date on or after the Effective Date on which he or she fulfills the eligibility requirements of Section 2.1 of the Plan, provided that. such person shall be deemed to have met the age requirement of sub-section (2) of said Section 2.1 and his or her service with Lincoln Financial Corporation, or any of its subsidiaries, shall be counted in determining when he or she fulfills the service requirements of sub-section (3) of said Section 2.1. All other persons shall become Participants in the Plan in accordance with the general provisions of the Plan.

         With respect to persons who become Participants in the Plan pursuant to this subsection (a) the vesting provisions of the Plan shall govern the nonforfeitability of all amounts transferred or contributed on his or her behalf to the Plan, provided that a Participant's vested interest in amounts transferred from the Lincoln Plan on his or her behalf shall not be less than it would have been under the provisions of the Lincoln Plan. Notwithstanding any provision of this Appendix R, the Lincoln Plan or the Plan, the preceding sentence shall not apply to a Participant who is not credited with one Hour of Service under the Plan on or after the Effective Date and the provisions of the Lincoln Plan shall continue to apply in determining the nonforfeitable percentage of such Participant's accrued benefit derived from employer contributions under the Lincoln Plan.

         (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the Lincoln Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, chanced or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each Lincoln Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's accounts under the Lincoln Plan as of October 30, 1996 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's Lincoln Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the Lincoln Plan.

                  (c) A Participant's ESOP Sub-Account shall be established for each Lincoln Plan Participant under this Plan and shall be subject to the provisions of this Plan applicable to ESOP Sub-Accounts.

         6. VESTING. Amounts credited to a Participant's Lincoln Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. Lincoln Plan benefits which were in the process of being distributed under the Lincoln Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the Lincoln Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 41 l(d)(6)) available under the Lincoln Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any persons or persons designated by a Lincoln Plan Participant as a beneficiary, or by the terms of the Lincoln Plan deemed to be a beneficiary, to receive any death benefit under the Lincoln Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix R or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the Lincoln Plan assets merged into this Plan and to the Lincoln Plan Participants, and supersede the provisions of the Lincoln Plan.

         10. BENEFITS. Nothing contained in this Appendix R shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the Lincoln Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the Lincoln Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the Lincoln Plan,

notwithstanding any other provision 'of the Plan as amended, or the Lincoln Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", 44 retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 41 1 of the Code and Treasury Regulations issued thereunder.

                                   APPENDIX S
                          TO THE NATIONAL CITY SAVINGS
                               AND INVESTMENT PLAN
                               -------------------

                         (relating to the merger of the
                   Equimark Employee Retirement Savings Plan)



         This Appendix S relates to the merger, effective as of March 15, 1996 the Equimark Employee Retirement Savings Plan into the Plan.

         1. APPENDIX S CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix S shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITION. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix S shall have the same meaning as in the Plan. For purposes of this Appendix S, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely October 31, 1996, of the merger of the Equimark Plan into the Plan.

                  (b) EQUIMARK PLAN: The Equimark Employee Retirement Savings Plan, as amended through the day before the Effective Date and as in effect on the Effective Date.

                  (c) EQUIMARK PLAN ACCOUNT: An account established and maintained by the Trustee for each Equimark Plan Participant to reflect the amount credited to the Participant's accounts under the Equimark Plan as of October 30, 1996.

                  (d) EQUIMARK PLAN PARTICIPANT: Each individual who was a participant in the Equimark Plan on October 3 0, 1996.

                  (e) EQUIMARK TRUST. The trust held pursuant to the Trust for the Equimark Employee Retirement Savings Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Pursuant to the Instrument Merging Plans executed by National City Corporation, National City Bank, Trustee and National City Bank of Pennsylvania, Trustee upon the Effective Date the Equimark Plan will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

         (a) Each person who is a Participant (as defined in the Equimark Plan) in the Equimark Plan immediately preceding the Effective Date shall become a Participant in the Plan as of the Effective Date (unless such person is already a Participant in the Plan), provided such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said
Section 2.1 in order to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan. Each person who would have been eligible to participate in the Equimark Plan immediately prior to the Effective Date but for the age, service and entry date requirements of such Plan and who is not already a Participant in the Plan shall become a Participant in the Plan on the earlier of (i) the first Eligibility Date on or after the Effective Date on which he or she would have been eligible to become a Participant under the provisions of the Equimark Plan if the Equimark Plan had remained in effect and by which Eligibility Date he or she has elected to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan provided he or she is then an Eligible Employee, or
(ii) the first Eligibility Date on or after the Effective Date on which he or she fulfills the eligibility requirements of Section 2.1 of the Plan, provided that such person shall be deemed to have met the age requirement of sub-section
(2) of s aid Section 2.1 and his or her service with Equimark Financial Corporation, or any of its subsidiaries, shall be counted in determining when he or she fulfills the service requirements of sub-section (3) of said Section 2.1. All other persons shall become Participants in the Plan in accordance with the general provisions of the Plan.

         With respect to persons who become Participants in the Plan pursuant to this subsection (a), the vesting provisions of the Plan shall govern the nonforfeitability of all amounts transferred or contributed on his or her behalf to the Plan, provided that a Participant's vested interest in amounts transferred from the Equimark Plan on his or her behalf shall not be less than it would have been under the provisions of the Equimark Plan. Notwithstanding any provision of this Appendix S, the Equimark Plan or the Plan, the preceding sentence shall not apply to a Participant who is not credited with one Hour of Service under the Plan on or after the Effective Date and the provisions of the Equimark Plan shall continue to apply in determining the nonforfeitable percentage of such Participant's accrued benefit derived from employer contributions under the Equimark Plan.

         (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the Equimark Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each Equimark Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's accounts under the Equimark Plan as of October 30, 1996 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's Equimark Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the Equimark Plan.

                  (c) A Participant's ESOP Sub-Account shall be established for each Equimark Plan Participant under this Plan and shall be subject to the provisions of this Plan applicable to ESOP Sub-Accounts.

         6. VESTING. Amounts credited to a Participant's Equimark Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. Equimark Plan benefits which were in the process of being distributed under the Equimark Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the Equimark Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 411(d)(6)) available under the Equimark Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any persons or persons designated by a Equimark Plan Participant as a beneficiary, or by the terms of the Equimark Plan deemed to be a beneficiary, to receive any death benefit under the Equimark Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix S or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the Equimark Plan assets merged into this Plan and to the Equimark Plan Participants, and supersede the provisions of the Equimark Plan.

         10. BENEFITS. Nothing contained in this Appendix S shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the Equimark Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the Equimark Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the Equimark Plan,

notwithstanding any other provision of the Plan as amended, or the Equimark Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                   APPENDIX T
                                       TO
                  THE NATIONAL CITY SAVINGS AND IVESTMENT PLAN

                         (relating to the acquisition of
          First Data Corporation by National Processing Company, Inc.)
          ------------------------------------------------------------


                This Appendix T relates to the acquisition of First Data Corporation by National Processing Company, Inc. and is effective as of March 15, 1996 (the "Effective Date").

                1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from First Data Corporation to National Processing Company, Inc. or another Controlled Group Member pursuant to the acquisition of a division of First Data Corporation by National Processing Company, Inc. effective February 1, 1996.

                2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with First Data Corporation. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                 AMENDMENT NO. 3
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992)
--------------------------------------------------------------------------------

         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 3 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan").

                                    Section 1
                                    ---------

         Effective as of January 1, 1997, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (16)(a) thereunder and the substitution of a new paragraph (16)(a) to read as follows:

         "(a) Regular salary and regular straight-time hourly wages paid by an Employer to an Employee. Unless otherwise provided in the Plan, an Employee's Credited Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement under Code Section 125. Except as otherwise provided in the following sentence, "Credited Compensation" shall not include overtime pay, bonuses, suggestion awards, commissions, incentive compensation payments or other forms of special compensation. Notwithstanding the foregoing sentence, with respect to periods while an Employee is classified by an Employer as being in one of the employment classifications listed below, effective for the times specified below applicable to each such classification, "Credited Compensation" shall include commissions paid by the Employer for work performed in that employment classification, provided that the total Credited Compensation taken into account under the Plan for any Year for such an Employee shall be limited to the dollar amount set forth below opposite the employment classification applicable to the Employee.


                                                                                 Maximum Amount of Credited
      Effective                         Employment                                Compensation Taken into
        times                          Classification                                   Account Per Year
    ------------                       --------------                          -----------------------------
1/1/90 - 12/31/93       Residential Mortgage Loan Originator                            $ 40,000
1/1/94 - 12/31/97       Residential Mortgage Loan Originator                            $ 50,000
                                      019130
1/1/90 - 12/31/93       Residential Mortgage Loan Originator
                                      Branch Manager                                    $  50,000
1/1/94 - 12/31/97       Branch Mgr I - Originations  019050                             $  70,000
1/1/94 - 12/31/94       Branch Mgr II - Originations  019060                            $  70,000
1/1/94 - 12/31/94       Branch Mgr III - Originations  019070                           $  70,000
1/1/94 - 12/31/97       Sales Manager/NCMC  019140                                      $  70,000
1/1/92 - 12/31/93       NC Investments Investment Broker                                $  40,000
3/1/92 - 12/31/93       Investment Sales Representative                                 $  40,000
1/1/94 - 12/31/97       Investment Sales Rep I  013320                                  $  50,000
3/1/92 - 12/31/93       Investment Sales Representative II                              $  40,000
1/1/94 - 12/31/97       Investment Sales Rep II  009280                                 $  50,000
3/1/92 - 12/31/93       Investment Sales Representative III                             $  40,000
1/1/94 - 12/31/94       Investment Sales Rep III  005880                                $  50,000
1/1/95 - 12/31/97       Investment Sales Rep III  005880                                $ 100,000
1/1/95 - 12/31/97       Investment Sales Rep IV  004440                                 $ 100,000
1/1/92 - 12/31/93       NC Investments Investment Sales Manager                         $  50,000
1/1/94 - 12/31/97       Sales Manager I /NC Investments  006660                         $  50,000
1/1/94 - 12/31/97       Investment Consultant   019100                                  $  50,000
1/1/95 - 12/31/97       Investment Consultant-Sr  019105                                $ 100,000
1/1/94 - 12/31/94       Investment Trader III  005885                                   $  50,000
1/1/95 - 12/31/95       NCI Trader  005885                                              $  50,000
1/1/95 - 12/31/97       NCI Trader-Sr  005884                                           $ 100,000
11/1/94 - 12/31/96      CS Collector                                                    $  50,000
1/1/96 - 12/31/97       Fixed Income & Instit. Mgr. Dir.  001265                        $ 150,000
1/1/96 - 12/31/97       Institutional Sales Manager  002100                             $ 150,000
1/1/96 - 12/31/97       Corporate Finance Rep I   008735                                $  50,000
1/1/96 - 12/31/97       Corporate Finance Rep II  005495                                $ 100,000
1/1/96 - 12/31/97       Corporate Finance Rep III 002897                                $ 150,000
1/1/97 - 12/31/97       Public Finance Rep I  009940                                    $  50,000
1/1/96 - 12/31/97       Public Finance Rep II 006520                                    $ 100,000


1/1/96 - 12/31/97       Public Finance Rep III  020130                                  $ 150,000
1/1/96 - 12/31/97       Financial Consultant I  013187                                  $  50,000
1/1/96 - 12/31/97       Financial Consultant II  013188                                 $ 100,000
1/1/96 - 12/31/97       Financial Consultant III  013189                                $ 150,000
1/1/96 - 12/31/97       Financial Consult Sales Manager I  013182                       $  50,000
1/1/96 - 12/31/97       Financial Consult Sales Manager II  013184                      $ 100,000
1/1/96 - 12/31/97       Financial Consult Sales Manager III  013186                     $ 150,000
1/1/96 - 12/31/97       Investment Trader I  020103                                     $  50,000
1/1/96 - 12/31/97       Investment Trader II  020104                                    $ 100,000
1/1/96 - 12/31/97       Investment Trader III  020105                                   $ 150,000
1/1/96 - 12/31/97       Institutional Financial Consultant I  020107                    $  50,000
1/1/96 - 12/31/97       Institutional Financial Consultant II  020108                   $ 100,000
1/1/96 - 12/31/97       Institutional Financial Consultant III  020109                  $ 150,000
1/1/96 - 12/31/97       Commodity Rep I  020111                                         $  50,000
1/1/96 - 12/31/97       Commodity Rep II  020112                                        $ 100,000
1/1/96 - 12/31/97       Commodity Rep III  020113                                       $ 150,000
1/1/96 - 12/31/97       Market Credit Analyst  020117                                   $ 150,000
1/1/96 - 12/31/97       Equity Trading and Sales Mng Dir  020122                        $ 150,000
1/1/96 - 12/31/97       Equity Investment Trader I  020123                              $  50,000
1/1/96 - 12/31/97       Equity Investment Trader II  020124                             $ 100,000
1/1/96 - 12/31/97       Equity  Investment Trader III  020125                           $ 150,000
1/1/96 - 12/31/97       Institutional Equity Rep I  020126                              $  50,000
1/1/96 - 12/31/97       Institutional Equity Rep II  020127                             $ 100,000
1/1/96 - 12/31/97       Institutional Equity Rep III  020128                            $ 150,000
1/1/97 - 12/31/97       Vice Chairman/Syndicate Mgr  020131                             $ 150,000
1/1/97 - 12/31/97       Mortgage Origination Supervisor  020193                         $  50,000"

                                    Section 2
                                    ---------

         Effective as set forth below, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:

                  "17.21 Appendix U -- Relating to the Acquisition of certain assets of Bank United, a federal savings bank, by National City Mortgage Co.. Attached hereto and made a part of this Plan is Appendix U which relates to the acquisition of certain assets of Bank United, a federal savings bank, by National City Mortgage Co. and is effective as of March 1, 1997 (or such later date as may be required by applicable law).

                  17.22 APPENDIX V -- RELATING TO THE ACQUISITION OF CERTAIN ASSETS OF INTRACON, INC. by National Processing Company, Inc. Attached hereto and made a part of this Plan is Appendix V which relates to the acquisition of certain assets of InTraCon, Inc. by National Processing Company, Inc. and is effective as of August 1, 1997 (or such later date as may be required by applicable law).

                  17.23 APPENDIX W -- RELATING TO THE ACQUISITION OF CERTAIN ASSETS OF MRS JAMAICA, INC. BY NATIONAL PROCESSING COMPANY, INC. Attached hereto and made a part of this Plan is Appendix W which relates to the acquisition of certain assets of MRS Jamaica, Inc. by National Processing Company, Inc. and is effective as of August 1, 1997 (or such later date as may be required by applicable law).

                  17.24 APPENDIX X -- RELATING TO THE ACQUISITION OF CARIBBEAN DATA SERVICES, LTD. D/B/A DATA MANAGEMENT SERVICES BY NATIONAL PROCESSING COMPANY, INC. Attached hereto and made a part of this Plan is Appendix X which relates to the acquisition of Caribbean Data Services, Ltd. d/b/a/ Data Management Services by National Processing Company, Inc. and is effective as of November 1, 1997 (or such later date as may be required by applicable law)."

                                   Section 3
                                   ---------

         Effective as of October 30, 1997, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:

                  "17.25 APPENDIX Y -- JBS ASSOCIATES, INC. SAVINGS AND PROFIT SHARING PLAN -- MERGER INTO THIS PLAN. Attached hereto and made a part of this Plan is Appendix Y relating to and providing for the merger of the JBS Associates, Inc. Savings and Profit

         Sharing Plan into this Plan as of October 30, 1997 (or such later date as may be required by applicable law)."

                                    Section 4
                                    ---------

         Effective as of dates set forth in Section 2 above, the Appendix to the Plan is hereby amended by adding Appendices U, V, W and X in the form attached hereto, at the end thereof.

                                    Section 5
                                    ---------

         Effective as of October 30, 1997, the Appendix to the Plan is hereby amended by adding Appendix Y in the form attached hereto, at the end thereof.

                                    Section 6
                                    ---------

         Effective as of January 1, 1998, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (16)(a) thereunder and the substitution of a new paragraph (16)(a) to read as follows:

         "(a) Regular salary and regular straight-time hourly wages paid by an Employer to an Employee. Unless otherwise provided in the Plan, an Employee's Credited Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement under Code Section 125. In addition, "Credited Compensation" shall include Variable Pay paid by an Employer to an Employee; provided, however, that except as provided in the following sentence, the amount of Variable Pay included in an Employee's Credited Compensation shall be limited to $75,000. Notwithstanding the foregoing sentence, with respect to periods while an Employee is classified by an Employer as being in one of the employment classifications listed below, effective for the times specified below applicable to each such classification, "Credited Compensation" shall include all Variable Pay paid by the Employer for work performed in that employment classification, provided that the total Credited Compensation taken into account under the Plan for any Plan Year for such an Employee shall be limited to the dollar amount set forth below opposite the employment classification applicable to the Employee.


                                                                                Maximum Amount of Credited
     Effective                         Employment                                Compensation Taken into
        times                          Classification                                   Account Per Year    ___
    ------------                       --------------                          -----------------------------
1/1/98 & after             Institutional Financial Consultant I                         $150,000
                                    (020107)

1/1/98 & after             Institutional Financial Consultant II                        $150,000
                                    (020108)

1/1/98 & after             Institutional Financial Consultant III                       $150,000
                                    (020109)

1/1/98 & after             Financial Consultant  Sales Manager I                        $150,000
                                    (013182)

1/1/98 & after             Financial Consultant  Sales Manager II                       $150,000
                                    (013184)

1/1/98 & after             Financial Consultant  Sales Manager III                      $150,000
                                    (013186)

1/1/98 & after             Financial Consultant I (013187)                              $150,000

1/1/98 & after             Financial Consultant II (013188)                             $150,000

1/1/98 & after             Financial Consultant III (013189)                            $150,000

1/1/98 & after             Institutional Equity Rep I (020126)                          $150,000

1/1/98 & after             Institutional Equity Rep II (020127)                         $150,000

1/1/98 & after             Institutional Equity Rep III (020128)                        $150,000

1/1/98 & after             Syndicate Manager/Vice Chairman                              $150,000
                                    (020131)"

                                    Section 7
                                    ---------

         Effective as of January 1, 1998, Section 1.1 of Article I of the Plan is hereby amended by the addition of a new paragraph (16)(d) to read as follows:

         "(d) Notwithstanding the forgoing provision of this Subsection, effective as of January 1, 1998, Credited Compensation shall not include any amounts paid to an Employee prior to his commencement of participation in accordance with Section 2.2 of the Plan."

                                    Section 8
                                    ---------

         Effective as of January 1, 1998, Section 1.1 of Article I of the Plan is hereby amended by the addition of a new subsection (a)(19A) therein to read as follows:

                  "(19A) EARNINGS PER SHARE GROWTH RATE: For a particular Plan Year, the "Earnings Per Share Growth Rate" means the percentage determined by dividing the increase in Earnings Per Share for the fiscal year ending with or in the Plan Year over the Earnings Per Share for the immediately preceding fiscal year by the Earnings Per Share for that immediately preceding fiscal year. For purposes of this calculation, "Earnings Per Share" shall be calculated with respect to the common stock of the Company in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission regulations as determined by the principal accounting officer of the Company for the purpose of reporting such figures to stockholders of the Company and others."

                                    Section 9
                                    ---------

         Effective as of January 1, 1998, Section 1.1 of Article I of the Plan is hereby amended by the deletion of subsection (a)(54) therein in its entirety.

                                   Section 10
                                   ----------

         Effective as of January 1, 1998, Section 1.1 of Article I of the Plan is hereby amended by the addition of a new subsection (62A) to read as follows:

         "(62A) VARIABLE PAY: Except as provided in the following sentence, the term "Variable Pay" shall mean any overtime pay, bonuses, commissions, incentive compensation payments or other forms of special compensation paid in cash by an Employer to an Employee. Automobile allowances, parking allowances, relocation expense payments, tuition reimbursements, signing bonuses, business expense reimbursements, the value of flex-vacation sold, Employer-paid club dues, cash payments upon the exercise of stock appreciation rights, cash payments upon the exercise of or disposition of stock options, dividends paid upon restricted stock, cash payments under any long-term incentive plan, deferred cash payments, Mexican tax refunds, medical supplement adjustment payments and amounts not taxable to an Employee shall not be included in Variable Pay."

                                   Section 11
                                   ----------

         Effective as of January 1, 1998, Section 3.7 of Article III of the Plan is hereby amended by deletion of subsection (2) therein, and the addition of a new subsection (2) to read as follows:

         "(2) If the Company's Earnings Per Share Growth Rate equals or exceeds 8 % for the Plan Year, the Employers shall contribute to the Trust Fund on account of such Year Profit Sharing Matching Contributions in an amount equal to that determined by applying the table below to the Before-Tax Contributions made for such Year for each Eligible Participant as described in Section 3.8:

                                                  Profit Sharing Matching
                                                  Contribution (per $1.00
         Earning Per Share Growth for Year      of Before -Tax Contributions
         ---------------------------------      -----------------------------
         8% or below                                         -0-
         8.01% to 9.0%                                       $0.10
         9.01% to 10.0%                                      $0.15
         10.01% to 11.0%                                     $0.20
         11.01% to 12.0%                                     $0.25
         12.01% to 12.5%                                     $0.30
         12.51% to 13.0%                                     $0.35
         13.01% to 13.5%                                     $0.40
         13.51% to 14.0                                      $0.45
         14.01% or more                                      $0.50

         Notwithstanding anything in the preceding sentence to the contrary, at the discretion of the Company, the Employers may contribute to the Trust Fund on account of such Year Profit Sharing Matching Contributions in an amount in excess of that amount determined by the application of the provisions of the preceding sentence."

                                   Section 12
                                   ----------

         Effective as of January 1, 1998, Section 5.5 of Article V of the Plan is hereby amended by the deletion of subsection (3) therein, and the addition of a new subsection (3) to read as follows:

                  "(3) A participant may change his investment direction with respect to all subsequent Before-Tax and Transfer Contributions made by or for him either (A) by filing with the Committee or his Employer, on a form supplied or approved by the Committee or his Employer, a signed investment direction revision, or (B) if available to the Participant, by effecting such change by means of a voice response telephonic system established by and established by the Committee, with confirmation by means of a writing mailed to the Participant within five days. Only one such investment direction revision may be made by a Participant for any calendar day. Such investment direction revision shall affect only amounts contributed after the direction and prior to a subsequent direction."

                                   Section 13
                                   ----------
         Effective as of January 1, 1998, Section 5.6 of Article V of the Plan is hereby amended by the deletion of subsection (2) therein, and the addition of a new subsection (2) to read as follows:

                  "(2) An investment-mix adjustment described in this Section may only be made on either (A) a form supplied or approved by the Committee or an Employer, signed by the Participant and filed with the Committee or his Employer or (B) if available to the Participant, by effecting such adjustment by means of a voice response telephonic system, established by and supervised by the Committee, with written confirmation sent to the Participant within five days. Only one such adjustment may be made by a Participant for any calendar day."

                                   Section 14
                                   ----------

         Effective as of January 1, 1998, Article VI of the Plan is hereby amended by the deletion of Section 6.5 therein, and the addition of a new
Section 6.5 to read as follows:

                  "6.5 PAYMENT OF SMALL BENEFITS. Notwithstanding the foregoing provisions of this Article, if the value of the Vested Interest of a Participant following his termination of employment (whether by death or otherwise) does not exceed $5,000 of the first Valuation Date next following such termination of employment (and never exceeded $5,000 at the time of any previous withdrawal or distribution), such Vested Interest shall be paid to the Participant (or, if applicable, to his Beneficiary) in a lump sum within 90 days after such Valuation Date."

         Executed at Cleveland, Ohio this 30th day of December, 1997


NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By: /s/ R. Kent Ludwig                      By: /s/ Shelley J. Seifert
   -----------------------------               ---------------------------------
Title: Vice President                       Title: Sr. Vice President
      ---------------------------                 ------------------------------
                                            By: /s/ Vincent A. ???
                                               ---------------------------------
                                            Title: Vice Chairman
                                                  ------------------------------

                                   APPENDIX U
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                 (relating to the acquisition certain assets of
       Bank United, a federal savings bank, by National City Mortgage Co.)
       -------------------------------------------------------------------

                  This Appendix U relates to the acquisition of certain assets of Bank United by National City Mortgage Co. and is effective as of March 1, 1997 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from Bank United to National City Mortgage Co. or another Controlled Group Member pursuant to the acquisition of certain assets of Bank United by National City Mortgage Co.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with Bank United.. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX V
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                 (relating to the acquisition certain assets of
              InTraCon, Inc. by National Processing Company, Inc.)
              ----------------------------------------------------

                  This Appendix V relates to the acquisition of certain assets of InTraCon, Inc. by National Processing Company, Inc. and is effective as of August 1, 1997 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from InTraCon, Inc. to National Processing Company, Inc. or another Controlled Group Member pursuant to the acquisition of certain assets of InTraCon, Inc. by National Processing Company.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with InTraCon, Inc.. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX W
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                 (relating to the acquisition certain assets of
             MRS Jamaica Inc. by National Processing Company, Inc.)
             ------------------------------------------------------

                  This Appendix W relates to the acquisition of certain assets of MRS Jamaica, Inc. by National Processing Company, Inc. and is effective as of August 1, 1997 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from MRS Jamaica, Inc. to National Processing Company, Inc. or another Controlled Group Member pursuant to the acquisition of certain assets of MRS Jamaica, Inc. by National Processing Company.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with MRS Jamaica, Inc. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX X
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

          (relating to the acquisition of Caribbean Data Services, Ltd. d/b/a Data Management Services by National Processing Company, Inc.)
      --------------------------------------------------------------------


                  This Appendix X relates to the acquisition of Caribbean Data Services, Ltd. d/b/a Data Management Services by National Processing Company, Inc. and is effective as of November 1, 1997 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from Caribbean Data Services, Ltd. d/b/a Data Management Services to National Processing Company, Inc. or another Controlled Group Member pursuant to the acquisition of Caribbean Data Services, Ltd. d/b/a Data Management Services by National Processing Company.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with First Data Corporation. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX Y

                 TO THE NATIONAL CITY SAVINGSAND INVESTMENT PLAN

                         (relating to the merger of the
              JBS Associates, Inc. Savings and Profit Sharing Plan)
              -----------------------------------------------------


         This Appendix Y relates to the merger, effective as of October 30, 1997, of the JBS Associates, Inc. Savings and Profit Sharing Plan into the Plan.

         1. APPENDIX Y CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix Y shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITIONS. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix Y shall have the same meaning as in the Plan. For purposes of this Appendix Y, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely October 30, 1997, of the merger of the JBS Plan into the Plan.

                  (b) JBS PLAN: The JBS Associates, Inc. Savings and Profit Sharing Plan, as amended through the Effective Date.

                  (c) JBS PLAN ACCOUNT: An account established and maintained by the Trustee for each JBS Plan Participant to reflect the amount credited to the Participant's accounts under the JBS Plan as of October 30, 1997.

                  (d) JBS PLAN PARTICIPANT: Each individual who was a participant in the JBS Plan on October 30, 1997.

                  (e) JBS Trust. The trust held pursuant to the Trust Agreement for the JBS Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Pursuant to the Instrument Merging Plans executed by National City Corporation, National City Bank, Trustee and National Processing Company, upon the Effective Date that portion of the JBS Plan indentified in the Instrument Merging Plans will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

         (a) Each person who is (1) a Participant under and as defined in the JBS Plan immediately preceding the Effective Date and (2) a Covered Employee (or, in the case of a terminated employee, would have been a Covered Employee immediately prior to his termination of employment) under and as defined in the Plan shall become a Participant under and as defined in the Plan as of the Effective Date (unless such person is already a Participant under and as defined in the Plan), provided that such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said Section 2.1 in order to have Before-Tax Contributions (as defined in the Plan) made on his or her behalf to the Trust under the Plan.

         (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the JBS Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each JBS Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's accounts under the JBS Plan as of October 30, 1997 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's JBS Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the JBS Plan.

         6. VESTING. Amounts credited to a Participant's JBS Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. JBS Plan benefits which were in the process of being distributed under the JBS Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the JBS Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 411(d)(6)) available under the JBS Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any persons or persons designated by a JBS Plan Participant as a beneficiary, or by the terms of the JBS Plan deemed to be a beneficiary, to receive any death benefit under the JBS Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix Y or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the JBS Plan assets merged into this Plan and to the JBS Plan Participants, and supersede the provisions of the JBS Plan.

         10. BENEFITS. Nothing contained in this Appendix Y shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the JBS Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the JBS Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the JBS Plan,

notwithstanding any other provision of the Plan as amended, or the JBS Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                 AMENDMENT NO. 4
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992)
--------------------------------------------------------------------------------

         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 4 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan").

                                    Section 1
                                    ---------

         Effective as of January 1, 1999, Section 3.4 of Article III of the Plan is hereby amended by the deletion of Subsection (3) thereunder and the addition of new Subsections (3) and (4) to read as follows:

                  "(3) A Participant who has ceased to be an Employee and who is eligible for a lump sum distribution from the National City Non-Contributory Retirement Plan may elect to transfer such lump sum distribution from the National City Non-Contributory Retirement Plan to the Plan in a direct rollover. The Trustee shall receive and thereafter hold and administer as part of the Trust Fund for a Participant all cash transferred pursuant to this Subsection (3).

                  (4) Contributions made to the Trust Fund pursuant to Subsections (1), (2) and (3) hereof shall be referred to as "Transfer Contributions." Transfer Contributions will be permitted only in amounts in excess of $200 and shall be in cash unless the Committee approves a Transfer Contribution of other property. Such Transfer Contributions shall be allocated to such existing or new Sub-Account(s) as the Trustee shall determine and shall be invested as specified in
         Section 5.5. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section."

                                    Section 2
                                    ---------

         Effective as of January 1, 1998, Section 5.1 is hereby amended by the deletion of Subsection (2)(a) thereunder and the substitution in lieu thereof of a new Subsection (2)(a) to read as follows:

                  "(a) All or any part of the Equity Fund, the Fixed Income Fund, the Capital Preservation Fund, the Money Market Fund or any other Investment Funds which the Committee shall in its discretion have selected or established may, in the discretion of the Trustee, be invested in the NCB Investment Trust Fund or in shares of mutual funds, including any such mutual fund which may be advised by the Trustee or an affiliate of the Trustee. Funds in the Fixed Income Fund, the Equity Fund and the Capital Preservation Fund shall not be invested in the NCB Investment Trust Fund or a mutual fund unless such NCB Investment Trust Fund or mutual fund consists of the same general types of investments as are permitted under such Funds. Funds in the Money market Fund may not be invested in an NCB Investment Trust Fund or a mutual fund unless such NCB Investment Trust Fund or mutual fund consists generally of investments principally in bonds, notes or other evidences of indebtedness which are payable on demand (including variable amount notes) or which have a maturity date not exceeding 91 days after the date of purchase."

                                    Section 3
                                    ---------

         Effective as of January 1, 1998, Section 5.7 of Article V of the Plan is hereby amended by the deletion of the phrase "in terms of a percentage (in even multiples of 5%) of the amount to be invested" in Subsection (1) and the substitution in lieu thereof of the phrase "in terms of a whole percentage of the amount to be invested".

                                    Section 4
                                    ---------

         Effective as of January 1, 1998, Section 6.2 of Article VI of the Plan is hereby amended by the deletion of Subsection (3) thereunder and the addition of new Subsections (3) and (4) to read as follows:

                  "(3) If a Participant dies after the commencement of payments of his Vested Interest to him in the form described in Section 6.3(1)(b), but before all of such payments have been made, the undistributed portion of this Vested Interest shall continue to be paid to his Death Beneficiary in the same manner as originally elected by the Participant.

                  (4) A Death Beneficiary who is currently receiving payments pursuant to Subsection (2)(b) or (3) above may elect to withdraw all or any portion of the deceased Participant's account payable to him under this Section 6.2 in the form of a single sum payment or a distribution of NCC Stock. A Death Beneficiary shall be limited to two such withdrawals in the same calendar year."

                                    Section 5
                                    ---------

         Effective as of January 1, 1998, Section 6.3 of Article VI of the Plan is hereby amended by the addition of a new Subsection (3) thereunder to read as follows and by the redesignation of the current Subsection (3) as Subsection
(4):

                  "(3) Notwithstanding anything in Subsections (1) or (2) above, a Participant described in Subsection (1) of this Section may elect to withdraw all or any portion of his Vested Interest in his Account in the form of a single sum payment or a distribution of NCC Stock. A Participant shall be limited to two such withdrawals in the same calendar year."

                                    Section 6
                                    ---------

         Effective as of January 1, 1998, Article VI of the Plan is hereby amended by deletion of Section 6.9 thereunder and the substitution in lieu thereof of a new Section 6.9 to read as follows:

                  "6.9 WITHDRAWAL OF CONTRIBUTIONS UPON ATTAINMENT OF AGE 59-1/2. A Participant who is an Employee and who is at least age 59-1/2 may elect to withdraw all or any portion of his Vested Interest in his Account in the form of a single sum payment or a distribution of NCC Stock. A Participant shall be limited to two such withdrawals in the same calendar year. A Participant who makes two such withdrawals in the same calendar year while he is an Employee shall not be permitted to have any further Before-Tax Contributions made for him for the remainder of such calendar year. Withdrawals pursuant to this Section will be paid to the Participant as soon as practicable after, and shall be valued as of, the next Valuation Date which is at least 30 days after the date on which the Participant files an application for withdrawal with the Committee."

                                    Section 7
                                    ---------

         Effective as set forth below, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:

                  "17.26 APPENDIX Z -- RELATING TO THE ACQUISITION OF FA HOLDINGS, INC. Attached hereto and made a part of this Plan is Appendix Z which relates to the acquisition of FA Holdings, Inc. by National Processing Company and is effective as of February 1, 1998 (or such later date as may be required by applicable law).

                  17.27 APPENDIX AA -- RELATING TO THE ACQUISITION OF AMERICAN MORTGAGE SOURCE, INC. Attached hereto and made a part of this Plan is Appendix AA which relates to the acquisition of American Mortgage Source, Inc. by National City Corporation and is effective as of April 1, 1998 (or such later date as may be required by applicable law).

                  17.28 APPENDIX AB -- RELATING TO THE ACQUISITION OF CERTAIN ASSETS OF EASTERN MORTGAGE SERVICES, INC. AND FIRST NATIONAL MORTGAGE CORPORATION. Attached hereto and made a part of this Plan is Appendix AB which relates to the acquisition of certain assets of Eastern Mortgage Services, Inc. and First National Mortgage Corporation by National City Mortgage Co. and is effective as of March 16, 1998 (or such later date as may be required by applicable law).

                  17.29 APPENDIX AC -- RELATING TO THE ACQUISITION OF STERLING LTD. INC,. Attached hereto and made a part of this Plan is Appendix AC which relates to the acquisition of Sterling Ltd. Inc. by National City Corporation and is effective as of April 16, 1998 (or such later date as may be required by applicable law).

                  17.30 APPENDIX AD -- RELATING TO THE ACQUISITION OF JBH TRAVEL AUDIT INC. Attached hereto and made a part of this Plan is Appendix AD which relates to the acquisition of JBH Travel Audit Inc. by National Processing Company and is effective as of May 1, 1998 (or such later date as may be required by applicable law).

                  17.31 APPENDIX AE - FORT WAYNE NATIONAL CORPORATION SAVINGS AND PROFIT SHARING PLAN AND TRUST - MERGER INTO THIS PLAN Attached hereto and made a part of this Plan is Appendix AE which relates to the acquisition Fort Wayne National Corporation by National City Corporation and the merger of the Fort Wayne National Corporation Savings and Profit Sharing Plan into this plan and is effective as of January 1, 1999 (or such later date as may be required by applicable law).

                  17.32 APPENDIX AF - FIRST OF AMERICA BANK CORPORATION RESERVE PLUS RETIREMENT SAVINGS PLAN - MERGER INTO THIS PLAN Attached hereto and made a part of this Plan is Appendix AF which relates to the acquisition First of America Bank Corporation by National City Corporation and the merger of the First of America Bank Corporation Reserve Plus Retirement Savings Plan into this plan and is effective as of January 1, 1999 (or such later date as may be required by applicable law)."

                                    Section 8
                                    ---------

         Effective as of dates set forth in Section 7 above, the Appendix to the Plan is hereby amended by adding Appendices Z, AA, AB, AC, AD and AE in the form attached hereto, at the end thereof.

         Executed at Cleveland, Ohio this 23rd day of December, 1998.

NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By: /s/                                   By:/s/ Shelley J. Seifert
   -----------------------------             -----------------------------------
Title:Trust Officer                         Title:Sr. Vice President
      ---------------------------                 ------------------------------
                                            By:/s/ Robert G. Sufers
                                               ---------------------------------
                                            Title:Vice Ch/CFO
                                                  ------------------------------

                                   APPENDIX Z
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                (relating to the acquisition of FA Holdings, Inc.
                         by National Processing Company)
                         -------------------------------

                  This Appendix Z relates to the acquisition FA Holdings, Inc. by National Processing Company and is effective as of February 1, 1998 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from FA Holdings, Inc. or an affiliate thereof to National Processing Company or another Controlled Group Member pursuant to the acquisition of FA Holdings, Inc. by National Processing Company.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with FA Holdings, Inc. or an affiliate thereof. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX AA
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

         (relating to the acquisition of American Mortgage Source, Inc.
                          by National City Corporation)
                          -----------------------------

                  This Appendix AA relates to the acquisition of American Mortgage Source, Inc. by National City Corporation and is effective as of April 1, 1998 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from American Mortgage Source, Inc. to National City Corporation or another Controlled Group Member pursuant to the acquisition of American Mortgage Source, Inc. by National City Corporation.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with American Mortgage Source, Inc. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX AB
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                (relating to the acquisition of certain assets of
     Eastern Mortgage Services, Inc. and First National Mortgage Corporation
                         by National City Mortgage Co.)
                        -------------------------------


                  This Appendix AB relates to the acquisition of certain assets of Eastern Mortgage Services, Inc. and First National Mortgage Corporation by National City Mortgage Co. and is effective as of March 16, 1998 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from Eastern Mortgage Services, Inc. or First National Mortgage Corporation to National City Mortgage Co. or another Controlled Group Member pursuant to the acquisition of certain assets of Eastern Mortgage Services, Inc. and First National Mortgage Corporation by National City Mortgage Co.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with Eastern Mortgage Services, Inc. or First National Mortgage Corporation, as applicable. Each Transferring Employee shall be deemed to have met the eligibility requirements of sub-section (2) of Section 2.1 of the Plan but must actually meet the requirements of sub-sections (1) and (3) of
Section 2.1. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX AC
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

      (relating to the acquisition of Sterling Ltd., Inc. by National City
      --------------------------------------------------------------------
                                  Corporation)
                                  ------------


                  This Appendix AC relates to the acquisition of Sterling Ltd., Inc. by National City Corporation and is effective as of April 16, 1998 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from Sterling Ltd., Inc. to National City Bank pursuant to the acquisition of Sterling Ltd., Inc. by National City Corporation.

                  2. PARTICIPATION IN THIS PLAN. Each Transferring Employee shall become a Participant under and as defined in the Plan as of the Effective Date, provided that such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said Section 2.1. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX AD
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

              (relating to the acquisition of JBH Travel Audit Inc.
                         by National Processing Company)
                         -------------------------------

                  This Appendix AD relates to the acquisition of JBH Travel Audit Inc. by National Processing Company and is effective as of May 1, 1998 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from JBH Travel Audit Inc. to National Processing Company or another Controlled Group Member pursuant to the acquisition of Travel Audit Inc. by National Processing Company.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with JBH Travel Audit Inc. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX AE
                          TO THE NATIONAL CITY SAVINGS
                               AND INVESTMENT PLAN
                               -------------------

         (relating to the merger of the Fort Wayne National Corporation
                        Savings and Profit Sharing Plan)


         This Appendix AE relates to the merger, effective as of January 1, 1999 of the Fort Wayne National Corporation Savings and Profit Sharing Plan into the Plan.

         1. APPENDIX AE CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix AE shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITIONS. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix AE shall have the same meaning as in the Plan. For purposes of this Appendix AE, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely January 1, 1999, of the merger of the Fort Wayne Plan into the Plan.

                  (b) FORT WAYNE PLAN: The Fort Wayne National Corporation Savings and Profit Sharing Plan, as amended through the Effective Date and as in effect on the Effective Date.

                  (c) FORT WAYNE PLAN ACCOUNT: An account established and maintained by the Trustee for each Fort Wayne Plan Participant to reflect the amount credited to the Participant's account under the Fort Wayne Plan as of January 1, 1999.

                  (d) FORT WAYNE PLAN PARTICIPANT: Each individual who was a participant in the Fort Wayne Plan on January 1, 1999.

                  (e) FORT WAYNE TRUST. The trust held pursuant to the Trust for the Fort Wayne National Corporation Savings and Profit Sharing Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Pursuant to the Instrument Merging Plans executed by National City Corporation, National City Bank, Trustee and National City Bank of Indiana, Trustee upon the Effective Date the Fort Wayne Plan will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

         (a) Each person who is a Participant (as defined in the Fort Wayne
Plan) in the Fort Wayne Plan immediately preceding the Effective Date shall become a Participant in the Plan as of the Effective Date (unless such person is already a Participant in the Plan), provided such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said
Section 2.1 in order to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan. Each person who would have been eligible to participate in the Fort Wayne Plan immediately prior to the Effective Date but for the age, service and entry date requirements of such Plan and who is not already a Participant in the Plan shall become a Participant in the Plan on the first Eligibility Date on or after the Effective Date on which he or she fulfills the eligibility requirements of Section 2.1 of the Plan, provided that his or her service with Fort Wayne National Corporation, or any of its subsidiaries, shall be counted in determining when he or she fulfills the service requirements of sub-section (3) of said Section 2.1. All other persons shall become Participants in the Plan in accordance with the general provisions of the Plan.

         With respect to persons who become Participants in the Plan pursuant to this subsection (a), the vesting provisions of the Plan shall govern the nonforfeitability of all amounts transferred or contributed on his or her behalf to the Plan, provided that a Participant's vested interest in amounts transferred from the Fort Wayne Plan on his or her behalf shall not be less than it would have been under the provisions of the Fort Wayne Plan. Notwithstanding any provision of this Appendix AE, the Fort Wayne Plan or the Plan, the preceding sentence shall not apply to a Participant who is not credited with one Hour of Service under the Plan on or after the Effective Date and the provisions of the Fort Wayne Plan shall continue to apply in determining the nonforfeitable percentage of such Participant's accrued benefit derived from employer contributions under the Fort Wayne Plan.

         (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the Fort Wayne Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan. In accordance with the preceding sentence, any Before-Tax Contributions after the Effective Date by a person described in (a) above shall be subject to a new Salary Reduction Agreement in accordance with Section 3.1 of the Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each Fort Wayne Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's account under the Fort Wayne Plan as of Jauary 1, 1999 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's Fort Wayne Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the Fort Wayne Plan.

                  (c) A Participant's ESOP Sub-Account shall be established for each Fort Wayne Plan Participant under this Plan and shall be subject to the provisions of this Plan applicable to ESOP Sub-Accounts.

         6. VESTING. Amounts credited to a Participant's Fort Wayne Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. Fort Wayne Plan benefits which were in the process of being distributed under the Fort Wayne Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the Fort Wayne Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 411(d)(6)) available under the Fort Wayne Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any person or persons designated by a Fort Wayne Plan Participant as a beneficiary, or by the terms of the Fort Wayne Plan deemed to be a beneficiary, to receive any death benefit under the Fort Wayne Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix AE or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the Fort Wayne Plan assets merged into this Plan and to the Fort Wayne Plan Participants, and supersede the provisions of the Fort Wayne Plan.

         10. BENEFITS. Nothing contained in this Appendix AE shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the Fort Wayne Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the Fort Wayne Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the Fort Wayne Plan,

notwithstanding any other provision of the Plan as amended, or the Fort Wayne Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                   APPENDIX AF
                          TO THE NATIONAL CITY SAVINGS
                               AND INVESTMENT PLAN
                               -------------------

        (relating to the merger of the First of America Bank Corporation
                      Reserve Plus Retirement Savings Plan)


         This Appendix AF relates to the merger, effective as of January 1, 1999 of the First of America Bank Corporation Reserve Plus Retirement Savings Plan into the Plan.

         1. APPENDIX AF CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix AF shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITIONS. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix AF shall have the same meaning as in the Plan. For purposes of this Appendix AF, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely January 1, 1999, of the merger of the FOA Plan into the Plan.

                  (b) FOA PLAN: The First of America Bank Corporation Reserve Plus Retirement Savings Plan, as amended through the Effective Date and as in effect on the Effective Date.

                  (c) FOA PLAN ACCOUNT: An account established and maintained by the Trustee for each FOA Plan Participant to reflect the amount credited to the Participant's account under the FOA Plan as of January 1, 1999.

                  (d) FOA PLAN PARTICIPANT: Each individual who was a participant in the FOA Plan on January 1, 1999.

                  (e) FOA TRUST. The trust held pursuant to the Trust for the First of America Bank Corporation Reserve Plus Retirement Savings Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Pursuant to the Instrument Merging Plans executed by National City Corporation, National City Bank, Trustee and National City Bank of Michigan/Illinois, Trustee upon the Effective Date the FOA Plan will be merged into this Plan.

         4.       PARTICIPATION IN THIS PLAN.

         (a) Each person who is a Participant (as defined in the FOA Plan) in the FOA Plan immediately preceding the Effective Date shall become a Participant in the Plan as of the Effective Date (unless such person is already a Participant in the Plan), provided such Participant shall be deemed to have met the eligibility requirements of sub-sections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of sub-section (1) of said Section
2.1 in order to have Before-Tax Contributions made on his or her behalf to the Trust under the Plan. Each person who would have been eligible to participate in the FOA Plan immediately prior to the Effective Date but for the age, service and entry date requirements of such Plan and who is not already a Participant in the Plan shall become a Participant in the Plan on the first Eligibility Date on or after the Effective Date on which he or she fulfills the eligibility requirements of Section 2.1 of the Plan, provided that his or her service with First of America Bank Corporation, or any of its subsidiaries, shall be counted in determining when he or she fulfills the service requirements of sub-section
(3) of said Section 2.1. All other persons shall become Participants in the Plan in accordance with the general provisions of the Plan.

         With respect to persons who become Participants in the Plan pursuant to this subsection (a), the vesting provisions of the Plan shall govern the nonforfeitability of all amounts transferred or contributed on his or her behalf to the Plan, provided that a Participant's vested interest in amounts transferred from the FOA Plan on his or her behalf shall not be less than it would have been under the provisions of the FOA Plan. Notwithstanding any provision of this Appendix AF, the FOA Plan or the Plan, the preceding sentence shall not apply to a Participant who is not credited with one Hour of Service under the Plan on or after the Effective Date and the provisions of the FOA Plan shall continue to apply in determining the nonforfeitable percentage of such Participant's accrued benefit derived from employer contributions under the FOA Plan.

         (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the FOA Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan. In accordance with the preceding sentence, any Before-Tax Contributions after the Effective Date by a person described in (a) above shall be subject to a ne Salary Reduction Agreement in accordance with
Section 3.1 of the Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each FOA Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's account under the FOA Plan as of January 1, 1999 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's FOA Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the FOA Plan.

                  (c) A Participant's ESOP Sub-Account shall be established for each FOA Plan Participant under this Plan and shall be subject to the provisions of this Plan applicable to ESOP Sub-Accounts.

         6. VESTING. Amounts credited to a Participant's FOA Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. FOA Plan benefits which were in the process of being distributed under the FOA Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the FOA Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 411(d)(6)) available under the FOA Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any person or persons designated by a FOA Plan Participant as a beneficiary, or by the terms of the FOA Plan deemed to be a beneficiary, to receive any death benefit under the FOA Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix AF or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the FOA Plan assets merged into this Plan and to the FOA Plan Participants, and supersede the provisions of the FOA Plan.

         10. BENEFITS. Nothing contained in this Appendix AF shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the FOA Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the FOA Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the FOA Plan,

notwithstanding any other provision of the Plan as amended, or the FOA Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                 AMENDMENT NO. 5
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992)

--------------------------------------------------------------------------------

         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 5 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan").

                                    Section 1
                                    ---------

         Effective as of September 1, 1999, Section 1.1 of Article I of the Plan is hereby amended by the addition of a new paragraph (17A) therein to read as follows:

                  "(17A) Deferral-Only Participant: An Employee who has become and continues to be a Deferral-Only Participant of the Plan in accordance with the provisions of Section 2.6. A Deferral-Only Participant shall cease to be a Deferral-Only Participant at the time he becomes a Participant in accordance with the provisions of the Plan."

                                    Section 2
                                    ---------

         Effective as of September 1, 1999, Section 2.1 of Article II of the Plan is hereby amended by the deletion of Subsection (3) thereunder and the substitution in lieu thereof of a new Subsection (3) to read as follows:

                  "(3) he has completed a period of at least one Employment
         Year."

                                    Section 3
                                    ---------

         Effective as of September 1, 1999, Article II of the Plan is hereby amended by the deletion of Section 2.4 thereunder and the substitution in lieu thereof of a new Section 2.4 to read as follows:

                  "2.4 ELIGIBILITY AFTER REEMPLOYMENT. If an Employee whose employment with the Controlled Group was terminated is later remployed, such earlier period of employment shall be taken into account in computing eligibility to participate. If such Employee satisfies the eligibility requirements of Section 2.1 (or, with respect to the Deferral-Only Participation, the eligibility requirements of Section 2.6) as of date of his rehire, such Employee shall become a Participant (or Deferral-Only Participant, as applicable) on the Enrollment Date after he enrolls as a Participant pursuant to Section 2.2 (or, as a Deferral-Only Participant, pursuant to Section 2.6)."

                                    Section 4
                                    ---------

          Effective as of September 1, 1999, Article II is hereby amended by the addition of a new Section 2.6 to read as follows:

                  "2.6 DEFERRAL-ONLY PARTICIPATION. Notwithstanding the provisions of Section 2.2 above, an Employee who would be an Eligible Employee as described in Section 2.1 but for his failure to satisfy the requirement under Subsection (3) thereof, may enroll as a Deferral-Only Participant in the Plan on the first Enrollment Date following the thirtieth (30th) day after he first performs an Hour of Service for a Control Group Member or on any subsequent Enrollment Date (other than any such Enrollment Date on which the Employee could enroll as a Participant under Section 2.2 above) by either filing the forms described in Section 2.2(A) or by enrolling by means of the voice response telephonic system described in Section 2.2(B). A Deferral-Only Participant shall be entitled to have Before-Tax Contributions made on his behalf in accordance with the provisions of 3.1, 3.2 and 3.3 of the Plan. A Deferral-Only Participant shall not be entitled to any Matching Employer Contributions or Profit Sharing Matching Contributions under Sections 3.6 and 3.8 of the Plan respectively (and no Before-Tax Contributions by a Deferral-Only Participant shall be taken into account for purposes of calculating the amount of any Matching Employer Contributions or Profit Sharing Contributions under Sections 3.5 and
         3.7 of the Plan respectively). A Deferral-Only Participant shall become a Participant for purposes of Matching Employer Contributions and Profit Sharing Matching Contributions as of the first Enrollment Date following his completion of one Employment Year. For all other purposes, a Deferral-Only Participant shall be treated as a Participant under the Plan."

         Executed at Cleveland, Ohio this 9th day of August 1999.

NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By: /s/  ???                                By: /s/ Shelley J. Seifert
   -----------------------------               ---------------------------------
Title: Vice President                       Title: Senior Vice President
      ---------------------------                 ------------------------------
                                            By: /s/ Robert G. Sufers
                                               ---------------------------------
                                            Title: Vice Chairman and CFO
                                                  ------------------------------

                                AMENDMENT NO. 6
                              TO THE NATIONAL CITY
                          SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992

--------------------------------------------------------------------------------

         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 6 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan").

                                   Section 1
                                   ---------

         Effective as of January 1, 2000, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (16)(a) thereunder and the substitution of a new paragraph (16)(a) to read as follows:

         "(a) Regular salary and regular straight-time hourly wages paid by an Employer to an Employee. Unless otherwise provided in the Plan, an Employee's Credited Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement under Code Section 125. In addition, "Credited Compensation" shall include Variable Pay paid by an Employer to an Employee; provided, however, that except as provided in the following sentence, the amount of Variable Pay included in an Employee's Credited Compensation shall be limited to $75,000. Notwithstanding the foregoing sentence, with respect to periods while an Employee is classified by an Employer as being in one of the employment classifications listed below, effective for the times specified below applicable to each such classification, "Credited Compensation" shall include all Variable Pay paid by the Employer for work performed in that employment classification, provided that the total Credited Compensation taken into account under the Plan for any Plan Year for such an Employee shall be limited to the dollar amount set forth below opposite the employment classification applicable to the Employee.

                                                                                 Maximum Amount of Credited
Effective                           Employment                                    Compensation Taken into
times                               Classification                                     Account Per Year
---------                           --------------                               --------------------------
1/1/2000 & after            Institutional Financial Consultant I                           $150,000
                                          (020107)
1/1/2000 & after            Institutional Financial Consultant II                          $150,000
                                          (020108)
1/1/2000 & after            Institutional Financial Consultant III                         $150,000
                                          (020109)
1/1/2000 & after            Financial Consultant Sales Manager I                           $150,000
                                          (013182)
1/1/2000 & after            Financial Consultant Sales Manager II                          $150,000
                                          (013184)
1/1/2000 & after            Financial Consultant Sales Manager III                         $150,000
                                          (013186)
1/1/2000 & after            Financial Consultant I (013187)                                $150,000

1/1/2000 & after            Financial Consultant II (013188)                               $150,000

1/1/2000 & after            Financial Consultant III (013189)                              $150,000

1/1/2000 & after            Institutional Equity Rep III (020128)                          $150,000

1/1/2000 & after            Financial Consultant/Syndicate Manager                         $150,000
                                          (020131)"



                                   Section 2
                                   ---------

         Effective as set forth below, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:

                  "17.33 APPENDIX AG -- RELATING TO THE ACQUISITION OF CERTAIN ASSETS OF ACCUBANC MORTGAGE CORPORATION. Attached hereto and made a part of this Plan is Appendix AG which relates to the acquisition of certain assets of AccuBanc Mortgage Corporation by National City Mortgage Corporation and is effective as of December 1, 1999 (or such later date as may be required by applicable law).

                  17.34 APPENDIX AH -- RELATING TO THE ACQUISITION OF FIRST FRANKLIN FINANCIAL COMPANIES, INC. Attached hereto and made a part of this Plan is Appendix AH which relates to the acquisition of First Franklin Financial Companies, Inc. by National City Corporation and is effective as of January 1, 2000 (or such later date as may be required by applicable law).

                                   Section 3
                                   ---------

         Effective as of dates set forth in Section 2 above, the Appendix to the Plan is hereby amended by adding Appendices AG and AH in the form attached hereto, at the end thereof.

         Executed at Cleveland, Ohio this 23rd day of December, 1999.


NATIONAL CITY BANK, TRUSTEE                     NATIONAL CITY CORPORATION

By: /s/ ????                                    By: /s/ Shelley Seifert
   --------------------------------                -----------------------------

Title: Vice President                           Title: Sr. Vice President
      -----------------------------                   --------------------------


                                                By: /s/ Robert G. Sufers
                                                   -----------------------------

                                                Title: Vice Chairman
                                                      --------------------------

                                   APPENDIX AG
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                 (relating to the acquisition of certain assets of AccuBanc Mortgage Corporation by National City Mortgage Co.)
          ------------------------------------------------------------

                  This Appendix AG relates to the acquisition of certain assets of AccuBanc Mortgage Corporation and is effective as of December 1, 1999 (the "Effective Date").

                  1. TRANSFERRING EMPLOYEE. The term "Transferring Employee" means each individual who is a Covered Employee on or after the Effective Date and who became such a Covered Employee as a result of a direct transfer of employment from AccuBanc Mortgage Corporation to National City Mortgage Co. or another Controlled Group Member pursuant to the acquisition of certain assets of AccuBanc Mortgage Corporation by National City Mortgage Co.

                  2. SERVICE. Each Transferring Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such Transferring Employee's date of hire with AccuBanc Mortgage Corporation. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                                   APPENDIX AH
                                       TO
                  THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

    (relating to the acquisition of First Franklin Financial Companies, Inc.
                          by National City Corporation)
                          -----------------------------

                  This Appendix AH relates to the acquisition of First Franklin Financial Companies, Inc. and its subsidiaries ("First Franklin") by National City Corporation, Inc. and is effective as of January 1, 2000 (the "Effective Date").

                  1. COVERED EMPLOYEES. Each First Franklin Employee who otherwise satisfies the requirements of Section 1.1(15) of the Plan shall become a Covered Employee as of the later of the Effective Date or his actual date of hire.

                  2. SERVICE. Each First Franklin Employee shall be credited with service under the Plan with respect to vesting and eligibility to participate in the Plan, and with respect to eligibility for benefits, from such First Franklin Employee's date of hire with First Franklin. Notwithstanding the foregoing, no highly compensated employee (as such term is defined in section 414(q) of the Code) shall be credited with service pursuant to this paragraph 2 to the extent that such service would cause the Plan to fail to satisfy final Treasury Regulations issued under Section 401(a)(4) of the Code.

                  3. ELIGIBILITY FOR MATCHING CONTRIBUTIONS. With respect to any First Franklin Employee whose employment with First Franklin commenced between January 1, 1999 and April 1, 1999, and who was eligible to participate in the First Franklin Financial Corporation 401(k) Plan, the requirement of Subsection
(3) of Section 2.1 shall not apply. Such First Franklin Employee shall be eligible to commence participation in the Plan pursuant to Section 2.2 upon the Effective Date, provided that such First Franklin Employee has otherwise satisfied the requirements of Subsections (1) and (2) of Section 2.1 of the Plan.

                                 AMENDMENT NO. 7
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992)

--------------------------------------------------------------------------------


         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 7 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan").

                                    Section 1
                                    ---------

         Effective as of January 1, 2000, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (a) of subsection (15) therein, and the addition of paragraph (a) to read as follows:

                  "(a) An Employee of an Employer, including a salaried executive officer but not a director, as such, but excluding: (i) any person employed as a student intern, (ii) any person who is a law enforcement officer employed by a local, county or state government and who is hired by an Employer to perform off-duty security services,
         (iii) any person who is an Employee of an Employer who is included in its Special Project Employee Employment classification, (iv) any person employed by National Processing Incorporated or a subsidiary thereof who is treated as a non-exempt employee under the Fair Labor Standards Act, (v) any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Controlled Group which constitutes income from sources within the United States (within the meaning of

         Code section 861(a)(3), or (vi) any person who is a leased employee (within the meaning of Section 1.1(19))."

                                    Section 2
                                    ---------

         Effective as of January 1, 2000, Section 3.7 of Article III of the Plan is hereby amended by the deletion of subsections (2) and (3) therein, and the addition of new subsections (2) and (3) to read as follows:

                  "(2) The Employers shall contribute to the Trust Fund on account of such Year, Profit Sharing Matching Contributions in an amount equal that determined by applying the applicable amount, determined below, to the Before-Tax Contributions made for such Year for each eligible Participant as described in Section 3.8. Such applicable amount shall be between $0 and $.50 per $1.00 of Before-Tax Matching Contribution based upon a targeted range of Earnings Per Share, Earnings Per Share Growth Rate, Return on Equity or such other financial criteria as the Company shall deem appropriate. The criteria for the calculation of the Profit Sharing Matching Contribution of a particular Year shall be determined by the Company and communicated during the first calendar-year quarter of that Year.

                  (3) The Company shall determine the amount of the Employer Profit Sharing Matching Contribution, if any, to be made hereunder for each Plan Year, based upon the financial criteria established and communicated pursuant to subsection (2) hereof. Such determination shall be effected in accordance with generally accepted accounting principles and applicable Securities and Exchange

         Commission regulations in the same manner as for the Company's reports to stockholders, by the principal accounting officer of the Company, and, upon approval by the Auditor of the Company, shall be final and conclusive as to all interested persons for all purposes of the Plan."

                                    Section 3
                                    ---------

                  Effective as of January 1, 2001, Article III of the Plan is hereby amended by the deletion of Sections 3.7 and 3.8, and the addition of new Sections 3.7 and 3.8 to read as follows:

                  "3.7 AMOUNT OF PROFIT SHARING MATCHING CONTRIBUTIONS. Effective for Plan Years beginning on and after January 1, 2001, no Profit Sharing Matching Contribution shall be made by any Employer under this Plan.

                  3.8 ALLOCATION OF PROFIT SHARING CONTRIBUTIONS. Effective for Plan Years beginning on and after January 1, 2001, no Profit Sharing Matching Contribution shall be made by any Employer under this Plan."

                                    Section 4
                                    ---------

         Effective as of January 1, 2001, Section 3.1 of Article III of the Plan is hereby amended by the deletion of the reference to "10%" therein and the substitution in lieu thereof the percentage "12%".

                                    Section 5
                                    ---------

         Effective as of January 1, 2001, Article III of the Plan is hereby amended by the deletion of Section 3.5 thereunder and the addition of a new
Section 3.5 to read as follows:

                  "3.5 AMOUNT OF MATCHING EMPLOYER CONTRIBUTIONS. Subject to the provisions of the Plan and Trust Agreement, each Employer shall, as and to the extent it lawfully may, contribute to the Trust Fund on account of each month, Matching Employer Contributions in an amount equal to 115% of the Before-Tax Contributions for each such month for each Participant with respect to the first 6% of each such Participant's Credited Compensation. The Employer shall deliver its Matching Employer Contribution to the Trust Fund at the same time as the Before-Tax Contributions to which the Matching Employer Contributions relate are delivered. Notwithstanding the foregoing provisions of this Section, for any month during which an ESOP Loan is outstanding, ESOP Contributions and Supplemental ESOP Contributions shall be used to fund the Employers' obligation to make Matching Employer Contributions pursuant to this Section and shall be applied as provided in Section 16.5."

                                    Section 6
                                    ---------

         Effective as of January 1, 2001, Section 4.2 of Article IV of the Plan is hereby amended by the addition of a new subsection (6) thereunder to read as follows:

                  "(6) Effective for Plan Years beginning on or after January 1, 2001, the limitations set forth in subsections (1), (2), (3), (4) and
         (5) above shall not apply to any Participant to the extent that the Plan satisfies the alternative method for meeting the actual deferral percentage test as set forth in Code Section 401(k)(12). At least 30 days, but not more than 90 days before the beginning of each Plan Year, the Company will provide each Eligible Employee a comprehensive notice of the employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible."

                                    Section 7
                                    ---------

         Effective as of January 1, 2001, Section 4.3 of Article IV of the Plan is hereby amended by the addition of a new subsection (5) thereunder to read as follows:

                  "(5) Effective for Plan Years beginning on or after January 1, 2001, the limitations set forth in subsections (1), (2), (3) and (4) above shall not apply to any Participant to the extent that the Plan satisfies one of the alternative methods for meeting the contribution percentage test as set forth in Code Sections 401(m)(10) and 401(m)(11)."

                                    Section 8
                                    ---------

         Effective as of January 1, 2001, Section 4.4 of Article IV of the Plan is hereby amended by the addition of a new subsection (3) thereunder to read as follows:

                  "(3) Effective for Plan Years beginning on or after January 1, 2001, the limitations set forth in subsections (1) and (2) above shall not apply to any Participant to the extent that the Plan satisfies the alternative method for meeting the actual deferral percentage test as set forth in Code Section 401(k)(12) or one of the alternative methods for meeting the contribution percentage test as set forth in Code Sections 401(m)(10) and 401(m)(11)."

                                    Section 9
                                    ---------

         Effective as of January 1, 2000, Section 4.10 of Article IV of the Plan is hereby amended by the addition of a new subsection (3) thereunder to read as follows:

                  "(3) The limitations set forth in subsections (1) and (2) above shall not apply to any Participant who performs one Hour of Service on or after January 1, 2000."

                                   Section 10
                                   ----------

         Effective as of April 1, 2000, Article VI of the Plan is hereby amended by the deletion of Section 6.5 thereunder and the addition of a new Section 6.5 to read as follows:

                  "6.5 PAYMENT OF SMALL BENEFITS. Notwithstanding the foregoing provisions of this Article, if the value of the Vested Interest of a participant following his termination of employment (whether by death or otherwise) does not exceed $5,000 on the first Valuation Date next following such termination of employment, such Vested Interest shall be paid to the Participant (or, if applicable, his Beneficiary) in a lump sum within 90 days after such Valuation Date."

                                   Section 11
                                   ----------

         Effective as of January 1, 2000, the Plan is hereby amended by the deletion of the phrase "a voice response telephonic system established and supervised by the Committee" wherever it appears in the Plan and the substitution in lieu thereof of the phrase "electronic medium including, but not limited to, a voice response telephonic system or personal computer access to an internet website maintained on behalf of the Plan".

                                   Section 12
                                   ----------

         Effective as of the dates set forth herein below, Article XVII of the Plan is hereby amended by adding the following new Sections at the end thereof:

                  "17.35 APPENDIX AI - MUIRFIELD MORTGAGE 401(K) SAVINGS PLAN -- MERGER INTO THIS PLAN. Attached hereto and made a part of this Plan is Appendix AI relating to and providing for the merger of the Muirfield Mortgage 401(k) Savings Plan into this Plan as of September 1, 2000 (or such later date as may be required by applicable law).

                  17.36 APPENDIX AJ - FIRST FRANKLIN FINANCIAL CORPORATION 401(K) PLAN -- MERGER INTO THIS PLAN. Attached hereto and made a part of this Plan is Appendix AI relating to and providing for the merger of the First Franklin Financial Corporation 401(k) Plan into this Plan as of December 4, 2000 (or such later date as may be required by applicable law)."

                                   Section 13
                                   ----------

         Effective as of dates set forth in Section 12 above, the Appendix to the Plan is hereby amended by adding Appendices AI and AI in the form attached hereto, at the end thereof.

         Executed at Cleveland, Ohio this 19th day of December, 2000.

NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By: /s/ ??? W. Rice                         By: /s/ Shelley J. Seifert
   -----------------------------               ---------------------------------

Title: Vice President                       Title: Executive Vice President
      ---------------------------                 ------------------------------

                                            By: /s/ Robert G. Sufers
                                               ---------------------------------

                                            Title: Vice Chairman
                                                  ------------------------------

                                   APPENDIX AI
                TO THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                         (relating to the merger of the
                     Muirfield Mortgage 401(K) Savings Plan)
                     ---------------------------------------

         This Appendix AI relates to the merger, effective as of September 1, 2000, of the Muirfield Mortgage 401(k) Savings Plan into the Plan.

         1. APPENDIX AI CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix AI shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITIONS. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix AI shall have the same meaning as in the Plan. For purposes of this Appendix AI, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely September 1, 2000, of the merger of the Muirfield Plan into the Plan.

                  (b) MUIRFIELD PLAN: The Muirfield Mortgage 401(k) Savings Plan, as amended through the Effective Date.

                  (c) MUIRFIELD PLAN ACCOUNT: An account established and maintained by the Trustee for each Muirfield Plan Participant to reflect the amount credited to the Participant's accounts under the Muirfield Plan as of September 1, 2000.

                  (d) MUIRFIELD PLAN PARTICIPANT: Each individual who was a participant in the Muirfield Plan on September 1, 2000.

                  (e) MUIRFIELD TRUST. The trust held pursuant to the Trust Agreement for the Muirfield Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Upon the Effective Date the Muirfield Plan will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

                  (a) Each person who is (1) a Participant under and as defined in the Muirfield Plan immediately preceding the Effective Date and (2) a Covered Employee (or, in the case of a terminated employee, would have been a Covered Employee immediately prior to his termination of employment) under and as defined in the Plan shall become a Participant under and as defined in the Plan as of the Effective Date (unless such person is already a Participant under and as defined in the Plan), provided that such Participant shall be deemed to have met the eligibility requirements of subsections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of subsection (1) of said Section 2.1 in order to have Before-Tax Contributions (as defined in the Plan) made on his or her behalf to the Trust under the Plan.

                  (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the Muirfield Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each Muirfield Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's accounts under the Muirfield Plan as of September 1, 2000 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's Muirfield Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the Muirfield Plan.

         6. VESTING. Amounts credited to a Participant's Muirfield Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. Muirfield Plan benefits which were in the process of being distributed under the Muirfield Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the Muirfield Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 411(d)(6)) available under the Muirfield Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any person or persons designated by a Muirfield Plan Participant as a beneficiary, or by the terms of the Muirfield Plan deemed to be a beneficiary, to receive any death benefit under the Muirfield Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix AI or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the Muirfield Plan assets merged into this Plan and to the Muirfield Plan Participants, and supersede the provisions of the Muirfield Plan.

         10. BENEFITS. Nothing contained in this Appendix AI shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the Muirfield Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the Muirfield Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the Muirfield Plan,

notwithstanding any other provision of the Plan as amended, or the Muirfield Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                   APPENDIX AJ
                TO THE NATIONAL CITY SAVINGS AND INVESTMENT PLAN

                         (relating to the merger of the
                First Franklin Financial Corporation 401(K) Plan)
                -------------------------------------------------

         This Appendix AJ relates to the merger, effective as of December 4, 2000, of the First Franklin Financial Corporation 401(k) Plan into the Plan.

         1. APPENDIX AJ CONTROLLING. With respect to the matters covered herein, the provisions of this Appendix AJ shall be controlling, notwithstanding any other provision of the Plan.

         2. DEFINITIONS. Unless specifically stated otherwise, terms used with initial capital letters in this Appendix AJ shall have the same meaning as in the Plan. For purposes of this Appendix AJ, the following terms shall have the following respective meanings:

                  (a) EFFECTIVE DATE: The effective date, namely December 4, 2000, of the merger of the First Franklin Plan into the Plan.

                  (b) FIRST FRANKLIN PLAN: The First Franklin Financial Corporation 401(k) Plan, as amended through the Effective Date.

                  (c) FIRST FRANKLIN PLAN ACCOUNT: An account established and maintained by the Trustee for each First Franklin Plan Participant to reflect the amount credited to the Participant's accounts under the First Franklin Plan as of December 4, 2000.

                  (d) FIRST FRANKLIN PLAN PARTICIPANT: Each individual who was a participant in the First Franklin Plan on December 4, 2000.

                  (e) FIRST FRANKLIN TRUST. The trust held pursuant to the Trust Agreement for the First Franklin Plan.

         3. MERGER OF ASSETS AND LIABILITIES. Upon the Effective Date the First Franklin Plan will be merged into this Plan.

         4. PARTICIPATION IN THIS PLAN.

                  (a) Each person who is (1) a Participant under and as defined in the First Franklin Plan immediately preceding the Effective Date and
         (2) a Covered Employee (or, in the case of a terminated employee, would have been a Covered Employee immediately prior to his termination of employment) under and as defined in the Plan shall become a Participant under and as defined in the Plan as of the Effective Date (unless such person is already a Participant under and as defined in the Plan), provided that such Participant shall be deemed to have met the eligibility requirements of subsections (2) and (3) of Section 2.1 of the Plan, but must actually meet the requirements of subsection (1) of said Section 2.1 in order to have Before-Tax Contributions (as defined in the Plan) made on his or her behalf to the Trust under the Plan.

                  (b) The participation in the Plan after the Effective Date of each person described in (a) above shall have the same attributes as such person's participation in the First Franklin Plan had with respect to deferrals, investments, distributions and loans and such participation shall continue until revised, changed or revoked by such person as a Participant in this Plan, or otherwise, provided, however, that deferrals, investments, distributions and loans after the Effective Date shall be fully subject to the provisions and limitations of this Plan.

         5. PARTICIPANT ACCOUNTING. As soon as practicable after the Effective Date but effective as of the Effective Date, the assets and liabilities attributable to each First Franklin Plan Participant shall be accounted for in accordance with the following rules:

                  (a) Amounts held in a Participant's accounts under the First Franklin Plan as of December 4, 2000 shall be credited to his Account under this Plan.

                  (b) Sub-accounts shall be maintained for each Participant's First Franklin Plan Account to reflect amounts attributable to the separate accounts maintained for the Participant under the First Franklin Plan.

         6. VESTING. Amounts credited to a Participant's First Franklin Plan Account shall be 100% nonforfeitable.

         7. DISTRIBUTION OF BENEFITS. First Franklin Plan benefits which were in the process of being distributed under the First Franklin Plan on the Effective Date shall continue to be so distributed under this Plan in accordance with the terms of the First Franklin Plan in effect on the date the distribution commenced until distributed in full. To the extent required by applicable law, the optional forms of benefit (within the meaning of Code Section 411(d)(6)) available under the First Franklin Plan shall continue to be available with respect to amounts held in Participants' Accounts under this Plan and shall be in addition to any other optional forms of benefit available under this Plan.

         8. BENEFICIARY DESIGNATIONS. Any person or persons designated by a First Franklin Plan Participant as a beneficiary, or by the terms of the First Franklin Plan deemed to be a beneficiary, to receive any death benefit under the First Franklin Plan prior to the Effective Date shall, subject to applicable law, continue as the Participant's Beneficiary under this Plan until the Participant designates a Death Beneficiary in accordance with the provisions of this Plan.

         9. APPLICABILITY OF PLAN PROVISIONS. Except as otherwise specifically provided in this Appendix AJ or in this Plan, the provisions of this Plan shall, effective as of the Effective Date, apply to the First Franklin Plan assets merged into this Plan and to the First Franklin Plan Participants, and supersede the provisions of the First Franklin Plan.

         10. BENEFITS. Nothing contained in this Appendix AJ shall be applied, interpreted or have the effect of

                  (a) reducing any participant's accrued benefit under this Plan or the First Franklin Plan, or

                  (b) eliminating or reducing any early retirement benefit or retirement-type subsidy otherwise supplied by the Plan or the First Franklin Plan, or

                  (c) eliminating an optional form of benefit otherwise provided by the Plan or the First Franklin Plan,

notwithstanding any other provision of the Plan as amended, or the First Franklin Plan, as amended. For purposes of this paragraph, the terms "accrued benefit", "early retirement benefit", "retirement-type subsidy" and "optional form of benefit" shall have the meaning given such terms in section 411 of the Code and Treasury Regulations issued thereunder.

                                 AMENDMENT NO. 8
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
                (as amended and restated effective July 1, 1992)

--------------------------------------------------------------------------------


         National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 8 to the National City Savings and Investment Plan, as amended and restated effective July 1, 1992 (the "Plan").

                                    Section 1
                                    ---------

         Effective as of April 16, 2001, Section 1.1 of Article I of the Plan is hereby amended by the addition of subsections 46A and 46B to read as follows:

                  "(46A) NPI STOCK: Common Stock of National Processing, Inc., an Ohio Corporation.

                  (46B) NPI STOCK FUND: One of the Investment Funds provided under the Plan. The majority of the assets of the NPI Stock Fund will normally be invested in shares of NPI Stock. However, the NPI Stock Fund will also hold cash for fund liquidity purposes. Pending the purchase of NPI Stock, the fund may also invest in obligations or instruments which are appropriate investments for the Money Market Fund. Depending on the frequency and volume with which NPI Stock is publicly traded, the percentage of NPI Stock Fund assets held in cash or money market instruments may be significant."

                                    Section 2
                                    ---------

         Effective as of April 16, 2001, Section 5.1 of Article V of the Plan is hereby amended by the deletion of the first sentence of subsection (1) therein, and the addition of new sentence to read as follows:

         "The Trust Fund (other than the portion of the Trust Fund consisting of the Loan Accounts) shall be divided into the following Investment
         Funds: the Equity Fund, the Fixed Income Fund, the Money Market Fund, the NCC Stock Fund, the Capital Preservation Fund, and the NPI Stock Fund and such other Investment Funds as the Committee may in its discretion select or establish."

                                    Section 3
                                    ---------

         Effective as of April 16, 2001, Section 5.5 of Article V of the Plan is hereby amended by the addition of the following sentence at the end of subsection (1) thereunder:

         "Notwithstanding the foregoing provisions of this subsection (1) to the contrary, a Participant may not direct the investment of Transfer Contributions into the NPI Stock Fund."

                                    Section 4
                                    ---------

         Effective as of April 16, 2001, Section 5.6 of Article V of the Plan is hereby amended by the deletion of subsection (1) thereunder and the substitution in lieu thereof a new subsection (1) to read as follows:

                  "(1) Each Participant shall have the right from time to time to elect that all or a part of his interest in one or more of the Investment Funds (including amounts attributable to Employer Contributions) be liquidated and the proceeds thereof reinvested in any of the other Investment Funds other than the NPI Stock Fund. Such an investment-mix adjustment shall not affect investment of amounts received in the Trust as contributions, which shall continue to be invested pursuant to Section 5.5. Notwithstanding the foregoing provisions of this Section, a Participant may not elect that any part of his interest in the Capital Preservation Fund be liquidated and that the proceeds thereof reinvested in the Money Market Fund or the Fixed Income Fund. Further, notwithstanding the foregoing provisions of this Section, a Participant may not elect that more than 20% of his interest in the NPI Stock Fund (or, if greater, 2 full units in the NPI Fund) be liquidated on any Business Day."

                                    Section 5
                                    ---------

         Effective as of April 16, 2001, Section 6.12 of Article VI of the Plan is hereby amended by the addition of the following sentence at the end of subsection (2) thereof:

         "In addition, a Participant or Beneficiary may elect to receive a distribution or withdrawal (but not a loan) of that portion of his Account which is invested in the NPI Stock Fund in the form of full shares of NPI Stock (subject to the Participant or Beneficiary having at least 200 units of the NPI Stock Fund in his Account), based on the fair market value of such NPI Stock (as determined by the Trustee in accordance with the provisions of the Trust Agreement) on the Valuation Date as of which such distribution is made."

                                    Section 6
                                    ---------

         Effective as of April 16, 2001, Article VIII of the Plan is hereby amended by the deletion of the phrase "NCC Stock Fund" wherever it appears in
Article VIII and the substitution in lieu thereof of the phrase "NCC Stock Fund and/or NPI Stock Fund."

         Executed at Cleveland, Ohio this 4th day of April, 2001.

NATIONAL CITY BANK, TRUSTEE                 NATIONAL CITY CORPORATION


By: /s/ ??? W. Rice                         By: /s/ Shelley J. Seifert
   -----------------------------               ---------------------------------

Title: Vice President                       Title: Executive Vice President
      ---------------------------                 ------------------------------

                                            By: /s/ Robert G. Sufers
                                               ---------------------------------

                                            Title: Vice Chairman
                                                  ------------------------------